SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement	[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

The Chubb Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

                         THE CHUBB CORPORATION

15 Mountain View Road, P.O. Box 1615, Warren, New Jersey 07061-1615

March 25, 2004

Dear Shareholder:

      You are cordially invited to attend the 2004 Annual Meeting of Shareholders of The Chubb Corporation, which will be held on April 27, 2004 at 10:00 a.m., local time, in the Amphitheater of our corporate headquarters located at 15 Mountain View Road, Warren, New Jersey 07059.

      Details regarding admission to the meeting and the business to be presented at the meeting can be found in the accompanying Notice of 2004 Annual Meeting of Shareholders and Proxy Statement.

      Your vote is important. Regardless of whether you are able to attend, it is important that your shares be represented at the meeting. You may vote over the Internet, as well as by telephone or by mailing your proxy card. Directions for using these voting options are provided in the enclosed materials.

      On behalf of the Board of Directors and the management of Chubb, I extend our appreciation for your continued support.

Yours sincerely,

John D. Finnegan
Chairman, President and Chief
Executive Officer

THE CHUBB CORPORATION

NOTICE OF 2004 ANNUAL MEETING OF SHAREHOLDERS

DATE AND TIME	Tuesday, April 27, 2004 at 10:00 a.m., local time
PLACE	Amphitheater The Chubb Corporation 15 Mountain View Road Warren, New Jersey 07059
ITEMS OF BUSINESS	(1) To elect 15 directors to serve until the next annual meeting of shareholders and until their respective successors are elected and qualified.
(2) To approve the adoption of The Chubb Corporation Long-Term Stock Incentive Plan (2004).
(3) To approve the adoption of The Chubb Corporation Long-Term Stock Incentive Plan for Non-Employee Directors (2004).
(4) To ratify the appointment of Ernst & Young LLP as independent auditor for 2004.
(5) To consider a shareholder proposal, if properly presented at the meeting.
(6) To transact such other business as may be properly brought before the meeting or at any adjournment or postponement thereof.
RECORD DATE	You are entitled to vote at the annual meeting and at any adjournment or postponement thereof if you were a shareholder of record at the close of business on March 8, 2004.
ADJOURNMENTS AND POSTPONEMENTS	Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.
VOTING BY PROXY	To assure your representation at the annual meeting, please fill in, sign, date and return the accompanying proxy card in the enclosed addressed envelope, or follow the instructions attached to the proxy card to vote using a touch-tone telephone or by accessing the Internet. The giving of a proxy will not affect your right to revoke the proxy by appropriate written notice or to vote in person should you later decide to attend the annual meeting.
ADMISSION TO THE MEETING	You are entitled to attend the annual meeting if you were a shareholder as of the close of business on March 8, 2004. For admittance to the meeting, please be prepared to present a valid, government-issued photo identification (federal, state or local), such as a driver’s license or passport, and proof of beneficial ownership if you hold your shares through a broker, bank or other nominee. The annual meeting will begin promptly at 10:00 a.m., local time. Please allow yourself ample time for the check-in procedures. Video and audio recording devices and other electronic devices will not be permitted at the meeting, and attendees may be subject to security inspections.

By order of the Board of Directors
HENRY G. GULICK Vice President and Secretary
March 25, 2004

2004 ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT

ii

iii

THE CHUBB CORPORATION

15 Mountain View Road, P.O. Box 1615, Warren, New Jersey 07061-1615

PROXY STATEMENT

PROXY AND VOTING INFORMATION

      Our board of directors has provided you with these proxy materials in connection with its solicitation of proxies to be voted at the annual meeting of shareholders. We will hold the annual meeting on Tuesday, April 27, 2004 in the Amphitheater at The Chubb Corporation, 15 Mountain View Road, Warren, New Jersey, beginning at 10:00 a.m., local time. Please note that throughout these proxy materials we may refer to The Chubb Corporation as “Chubb,” “we,” “us,” or “our.” We first began mailing this proxy statement and accompanying proxy card on or about March 25, 2004.

Who Can Vote

      Our board has set March 8, 2004 as the record date for the annual meeting. Shareholders of record of our common stock at the close of business on March 8, 2004 may vote at the annual meeting.

How Many Shares Can Be Voted

      Each shareholder has one vote for each share of common stock owned at the close of business on the record date. On the record date, 189,190,459 shares of our common stock were outstanding.

How You Can Vote

      Record Holders. If your shares are registered in your name with EquiServe Trust Company, N.A., our dividend agent, transfer agent and registrar, you are considered a shareholder of record, and these proxy materials are being sent directly to you by us. Shareholders of record can vote in person at the annual meeting or give their proxy to be voted at the meeting in any one of the following ways:

•	over the Internet;

•	by telephone; or

•	by completing and mailing the enclosed proxy card.

      The Internet and telephone voting procedures have been set up for your convenience. These procedures are designed to authenticate your identity, to allow you to give voting instructions and to confirm that those instructions have been recorded properly. If you are a shareholder of record and you would like to vote by using the Internet or by telephone, please refer to the voting instructions attached to your proxy card. If you wish to vote using the enclosed proxy card, please sign, date and return your proxy card before the annual meeting, and we will vote your shares as you direct.

      Chubb Plan Participants. If you are a participant in our Employee Stock Ownership Plan or our Capital Accumulation Plan (our 401(k) plan), your proxy will incorporate all shares allocated to you in the plans (“Plan Shares”), which you may vote over the Internet, by telephone, by completing and mailing the enclosed proxy card or by voting in person at the meeting. Your proxy will serve as a voting instruction for the trustees of those plans. If your voting instructions are not received by April 22, 2004, any Plan Shares you hold will be voted in proportion to the way the other plan participants vote their shares.

      Brokerage and Other Account Holders. You are considered to be the beneficial owner of shares held for you in an account by a broker, bank or other nominee. These proxy materials are being forwarded to you with respect to those shares by your broker, bank or nominee who is the shareholder of record. You have the right to direct your broker, bank or nominee on how to vote, and you may also attend the annual meeting. Your broker, bank or nominee has enclosed a voting instruction card. Beneficial owners of shares who wish to vote at the meeting must obtain a legal proxy from their broker, bank or nominee and present it at the meeting. The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of the broker, bank or nominee. Please refer to the voting instructions of your broker, bank or nominee for directions as to how to vote shares that you beneficially own.

      Voting. Whether you vote over the Internet, by telephone or by mail, you can specify whether you wish to vote your shares for or have your vote withheld from all, some, or none of the nominees for election as director (Proposal 1 on the proxy card). You can also specify whether you vote for or against, or abstain from, Proposals 2, 3, 4 and 5. If you abstain, your vote will not count for or against Proposals 2, 3, 4 or 5.

      If you duly execute the proxy card but do not specify how you want to vote, your shares will be voted as our board recommends, which is “FOR” the election of each of the nominees for director as set forth under Proposal 1 below, “FOR” the adoption of The Chubb Corporation Long-Term Stock Incentive Plan (2004) as described in Proposal 2 below, “FOR” the adoption of The Chubb Corporation Long-Term Stock Incentive Plan for Non-Employee Directors (2004) as described in Proposal 3 below, “FOR” the ratification of the appointment of Ernst & Young LLP as independent auditor as described in Proposal 4 below, and “AGAINST” the approval of the proposal relating to our political contributions described in Proposal 5 below.

Revocation of Proxies

      If you are a shareholder of record or a holder of Plan Shares, you may revoke your proxy at any time before it is exercised in any of four ways:

• by notifying our Corporate Secretary of the revocation in writing;

• by delivering a duly executed proxy card bearing a later date;

•	by properly submitting a new timely and valid proxy via the Internet or by telephone after the date of the revoked proxy; or

• by voting in person at the annual meeting.

      You will not revoke a proxy merely by attending the annual meeting. To revoke a proxy, you must take one of the actions described above.

      If you hold your shares in a brokerage or other account, you may submit new voting instructions by contacting your broker, bank or nominee.

Required Votes

      The presence, in person or by proxy, of the holders of a majority of all outstanding shares of our common stock entitled to vote at the annual meeting is necessary to constitute a quorum. For Proposal 1, the election of directors, directors are elected by a plurality of the votes cast at the annual meeting. This means that the 15 nominees receiving the greatest number of votes will be elected as directors. Approval of Proposals 2 and 3, relating to adoption of The Chubb Corporation Long-Term Stock Incentive Plan (2004) and The Chubb Corporation Long-Term Stock Incentive Plan for Non-Employee Directors (2004), respectively, each requires the affirmative vote of a majority of the votes cast on that proposal at the meeting, provided that the total votes cast on the proposal represent a majority of the outstanding shares entitled to vote on the proposal. Approval of Proposal 4, ratification of the appointment of Ernst & Young LLP as independent auditor, requires the affirmative vote of a majority of the votes cast on the proposal at the meeting. Approval of Proposal 5, a shareholder proposal relating to our political contributions, also requires the affirmative vote of a majority of the votes cast on the proposal at the meeting. Abstentions are counted as shares present at the meeting for purposes of determining a quorum. Similarly, shares which brokers do not have the authority to vote in the absence of timely instructions from beneficial owners (“broker non-votes”) also are counted as shares present at the meeting for purposes of determining a quorum. Abstentions and broker non-votes are not considered votes cast and will not be counted either “for” or “against” these proposals and, accordingly, will have no effect on the outcome of the vote for Proposals 1, 4 or 5, nor will abstentions and broker non-votes affect the outcome of the vote for Proposals 2 or 3 so long as at least a majority of the outstanding shares entitled to vote are voted on the proposal.

Other Matters to be Acted upon at the Meeting

      Our board presently is not aware of any matters other than those specifically stated in the Notice of Annual Meeting, which are to be presented for action at the annual meeting. If any matter other than those described in this proxy statement is presented at the annual meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.

Adjournments and Postponements

      Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Combined Annual Report and Form 10-K

      We have prepared a combined Form 10-K and 2003 Annual Report to Shareholders in accordance with the rules of the Securities and Exchange Commission (“SEC”). A copy of this combined report, which is not a part of the proxy soliciting materials, accompanies this proxy statement and proxy card. This report is available on our Internet website at www.chubb.com/investors by clicking on “Annual Shareholder Reports.” It also is available without charge by sending a written request to The Chubb Corporation, attention of the Corporate Secretary at 15 Mountain View Road, P.O. Box 1615, Warren, New Jersey 07061-1615.

Important Notice about Security

      All meeting attendees may be asked to present a valid, government-issued photo identification (federal, state or local), such as a driver’s license or passport, and proof of beneficial ownership if you hold your shares through a broker, bank or other nominee before entering the meeting. Attendees may be subject to security inspections. Video and audio recording devices and other electronic devices will not be permitted at the meeting.

CORPORATE GOVERNANCE

Commitment to Corporate Governance

      Our board and management have a strong commitment to effective corporate governance. We have in place a comprehensive corporate governance framework for our operations which, among other things, takes into account the requirements of the Sarbanes-Oxley Act of 2002, the SEC and the New York Stock Exchange (“NYSE”). The key components of this framework are set forth in the following documents:

•	our Restated Certificate of Incorporation;

•	our By-Laws;

•	our Audit Committee Charter;

•	our Corporate Governance & Nominating Committee Charter;

•	our Organization & Compensation Committee Charter;

•	our Corporate Governance Guidelines;

•	our Code of Business Conduct; and

•	our Code of Ethics for CEO and Senior Financial Officers.

      Copies of each of these documents are available on our Internet website at www.chubb.com/investors by clicking on “Corporate Governance.” Copies also are available without charge by sending a written request to The Chubb Corporation, attention of the Corporate Secretary, 15 Mountain View Road, P.O. Box 1615, Warren, New Jersey 07061-1615.

Corporate Governance Guidelines

      Our Corporate Governance Guidelines address a number of policies and principles employed in the operation of our board and our business generally, including our policies with respect to:

•	the size of our board;

•	director independence and minimum qualifications;

•	factors to be considered in selecting candidates to serve on our board;

•	director nominating procedures, including the procedures by which shareholders may propose director candidates;

•	term limits, director retirement, director resignations upon job change and board vacancies;

•	directors’ outside directorships and outside audit committee service;

•	role and responsibilities of the independent Lead Director;

•	director responsibilities;

•	director attendance at board meetings, committee meetings and the annual shareholders meeting;

•	executive sessions of our independent directors;

•	director access to management and our board’s ability to retain outside consultants;

•	director compensation;

•	stock ownership guidelines for directors and certain employees;

•	charitable contributions and related party transactions;

•	director orientation and continuing education;

•	management succession and evaluation of the Chief Executive Officer;

•	annual self-assessments of the board and each of the Audit, the Corporate Governance & Nominating and the Organization & Compensation Committees; and

•	shareholder access to our board and Audit Committee.

Director Qualifications and Candidate Considerations

      Our board has established the Corporate Governance & Nominating Committee which is comprised solely of directors satisfying the independence requirements of the NYSE. A copy of the charter of the Corporate Governance & Nominating Committee is available on our Internet website at www.chubb.com/investors by clicking on “Corporate Governance.” Copies also are available by writing to our Corporate Secretary. The Corporate Governance & Nominating Committee is responsible, among other things, for:

•	recruiting qualified independent directors, consisting of persons with diverse backgrounds and skills who have the time and ability to exercise independent judgment and perform our board’s function effectively and who meet the needs of our board; and

•	identifying the respective qualifications needed for directors serving on the committees of the board and serving as chairmen of such committees, recommending to the board the nomination of persons meeting such respective qualifications to the appropriate committees of the board and as chairmen of such committees, and taking a leadership role in shaping our corporate governance policies.

      We require that our board have a majority of directors who meet the criteria for independence under applicable law and the rules of the NYSE. We believe that variety in the lengths of service among the directors benefits us. Accordingly, we do not have term limits for service on our board. As an alternative to term limits, all director nominations are considered annually by the Corporate Governance & Nominating Committee. Individuals who would be age 72 or older at the time of election are ineligible for nomination to serve on our board. While our board does not require that in every instance directors who retire or change from the position they held when they were elected to the board resign, it does require that the Corporate Governance & Nominating Committee consider the desirability of continued board membership under the circumstances.

      The Corporate Governance & Nominating Committee considers a number of factors in selecting director candidates, including:

•	the personal and professional ethics, integrity and values of the candidate;

•	the independence of the candidate under legal, regulatory and other applicable standards, including the ability of the candidate to represent all of our shareholders without any conflicting relationship with any particular constituency;

•	the diversity of the existing board, so that we maintain a diverse body of directors, with diversity reflecting gender, ethnic background, geographic and professional experience;

•	whether the professional experience and industry expertise of the candidate will complement that of the existing board;

•	the compatibility of the candidate with the existing board;

•	the length of tenure of the members of the existing board;

•	the number of other public company boards of directors on which the candidate serves or intends to serve, with the expectation that the candidate would not serve on the boards of directors of more than four other public companies;

•	the number of public company audit committees on which the candidate serves or intends to serve, with the expectation that, if the candidate is to be considered for service on our Audit Committee, the candidate would not serve on the audit committees of more than two other public companies;

•	the candidate’s service on the boards of directors of other for profit, not-for-profit, trade associations or industry associations;

•	the ability and willingness of the candidate to devote sufficient time to carrying out his or her board duties and responsibilities effectively;

•	the commitment of the candidate to serve on our board for an extended period of time; and

•	such other attributes of the candidate and external factors as the Corporate Governance & Nominating Committee deems appropriate.

      The Corporate Governance & Nominating Committee has the discretion to weight these factors as it deems appropriate. The importance of these factors may vary from candidate to candidate.

Director Independence

      Our Corporate Governance & Nominating Committee reviews each director’s independence annually in accordance with the standards set forth in our Corporate Governance Guidelines and the requirements of the NYSE. No member of our board will be considered independent unless the Corporate Governance & Nominating Committee determines that the director has no material relationship with us that would affect the director’s independence and the director satisfies the independence requirements of all applicable laws, rules and regulations. To facilitate the analysis of whether a director has a relationship with us that could affect his or her independence, in our Corporate Governance Guidelines, we have identified the following categories of relationships which should not affect a director’s independence and therefore are deemed immaterial:

•	Charitable contributions made by us to any organization:

—	pursuant to our Matching Gifts Program on terms applicable to employees and directors;

—	in amounts that do not exceed $25,000 per year; or

—	that have been approved by the Corporate Governance & Nominating Committee.

•	Commercial relationships with any entity or organization where the annual sales to, or purchases from, us are less than two percent of our annual revenue and less than two percent of the annual revenue of the other entity or organization.

•	Insurance, reinsurance and other risk transfer arrangements entered into in the ordinary course of business on an arm’s length basis.

      Because we act primarily as a holding company, our board believes that it is in our best interests and the best interests of our shareholders for our principal operating subsidiary, Federal Insurance Company, to have a majority of its directors meet the criteria for independence applicable to our directors, although not required by law or the NYSE. As a result, for 2003, as the sole shareholder of Federal Insurance Company, we elected to its board of directors the members of our board, and persons who serve as members of our board’s committees were appointed by the board of directors of Federal Insurance Company to serve on the same committees of the board of directors of Federal Insurance Company. Our board believes that such board and committee responsibilities are consistent with the independence requirements applicable to service on our board and its committees and that simultaneous service on our board and on the board of directors of Federal Insurance Company and their respective committees enhances the effectiveness of such service.

      Our board reviewed director independence in 2003 based on the assessment of the Corporate Governance & Nominating Committee. During this review, our board considered relationships and transactions during the year between each director, or any member of the director’s immediate family, and us. As a result of its review, our board determined that none of our directors had any relationships with us other than relationships that were within the categorical standards described above, with the exception of Mr. Finnegan, who is an employee, and the following:

•	A contribution of $60,000 was made to the Institute for Civil Justice, a part of RAND Corporation. We have been a long time supporter of the Institute. During 2003, Ambassador Seitz served as an advisor to RAND Europe, which is also a subsidiary of RAND.

•	The fourth annual installment, in the amount of $80,000, of an $800,000 pledge we made in February 2000 to the Friends of the National Zoo (which pledge is to be paid in ten equal annual installments commencing in 2000). The National Zoo is part of the Smithsonian Institution. Mr. Small is Secretary of the Smithsonian Institution and Ms. Burke is its Deputy Secretary and Chief Operating Officer. Ms. Williams’ husband is a Regent of the Smithsonian Institution.

      Our board determined that none of these relationships impaired the independence of any director and that all of the directors, other than Mr. Finnegan, are independent.

Nominating Procedures

      The primary purpose of our nominating procedures is to identify and recruit outstanding individuals to serve on our board. Our board has delegated responsibility for identifying directors to the Corporate Governance & Nominating Committee, which meets periodically to consider the slate of nominees for election at our next annual meeting. If appropriate, the Corporate Governance & Nominating Committee schedules follow-up meetings and interviews with potential candidates. The Corporate Governance & Nominating Committee submits its recommended nominee slate to our entire board for approval.

      The Corporate Governance & Nominating Committee will consider candidates recommended by directors, members of management and our shareholders. In addition, the Corporate Governance & Nominating Committee may, in its discretion, engage one or more search firms to assist in the recruitment of director candidates.

      The procedures for shareholders to propose director candidates are set forth in Article I, Section 10 of our By-Laws. For a shareholder proposed candidate to be considered, in addition to complying with the notice period described in our By-Laws, the shareholder must provide:

•	all information relating to each person whom the shareholder proposes to nominate for election as a director as would be required to be disclosed in a solicitation of proxies for the election of such person as a director pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (“Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if so elected;

•	the name and address of the shareholder giving the notice, as they appear on our books, and of the beneficial owner of those shares; and

•	the class and number of shares which are owned beneficially and of record by the shareholder and the beneficial owner.

      The Corporate Governance & Nominating Committee may make such additional inquiries of the candidate or the proposing shareholder as the Corporate Governance & Nominating Committee deems appropriate. This information is necessary to allow the Corporate Governance & Nominating Committee to evaluate the shareholder’s proposed candidate on the same basis as those candidates referred through directors, members of management or by consultants the committee retains. The Corporate Governance &

Nominating Committee will not consider any candidate who it concludes does not meet its minimum director qualifications described above.

      Shareholders wishing to propose a candidate for consideration should refer to Article I, Section 10 of our By-Laws, the section of this proxy statement entitled “2005 Shareholder Proposals and Nominations” and the SEC rules relating to shareholder proposal submission procedures.

Lead Director

      Our board annually elects an independent director to serve as Lead Director to ensure our board’s independence and proper functioning when, as is presently the case, the offices of Chief Executive Officer and Chairman of the Board are combined. The Lead Director has the following authority:

•	to call special meetings of the board;

•	to call special meetings of any committee of the board;

•	with the consent of a majority of the members of our board’s Executive Committee, to call special meetings of the shareholders;

•	in the absence of the Chairman of the Board, to preside at meetings of the board;

•	to preside at all executive sessions of the non-management directors and the independent directors;

•	in the absence of the Chairman of the Board, to preside at shareholder meetings;

•	to provide direction regarding the meeting schedule, information to be sent to the board and the agenda for the board meetings to assure that there is sufficient time for discussion of all agenda items;

•	at the Lead Director’s election, to attend committee meetings of any committee on which he or she is not otherwise a member;

•	to hire independent legal, financial or other advisors as he or she deems desirable or appropriate, without consulting or obtaining the approval of any officer of Chubb in advance; and

•	to exercise such additional powers as may be conferred upon the office of Lead Director by resolution of the board or the Corporate Governance & Nominating Committee from time to time.

      The Lead Director serves on our board’s Executive Committee and is eligible to serve on any or all other committees of the board. The office of Lead Director is not subject to term limits. Joel J. Cohen has served as our Lead Director since December 2003 when our Chief Executive Officer, John D. Finnegan, succeeded Mr. Cohen as Chairman of the Board.

Contacting our Board of Directors and Audit Committee

Director Communications

      Shareholders interested in contacting our board, the Chairman of the Board, the Lead Director or any individual director are invited to do so by writing to:

Board of Directors of The Chubb Corporation
c/o Corporate Secretary
The Chubb Corporation
15 Mountain View Road
P.O. Box 1615
Warren, New Jersey 07061-1615

      Complaints and concerns relating to our accounting, internal accounting controls or auditing matters should be communicated to the Audit Committee of our board using the procedures described below. All other shareholder communications addressed to our board will be referred to our Lead Director and tracked by the Corporate Secretary. Shareholder communications addressed to a particular director will be referred to that director.

Audit Committee Communications

      Complaints and concerns relating to our accounting, internal accounting controls, or auditing matters should be communicated to the Audit Committee of our board, which consists solely of non-employee directors. Any such communication may be anonymous and may be reported to the Audit Committee through our General Counsel by writing to:

Senior Vice President and General Counsel
The Chubb Corporation
15 Mountain View Road
P.O. Box 1615
Warren, New Jersey 07061-1615
GeneralCounsel@chubb.com

      All such concerns will be reviewed under Audit Committee direction and oversight by the General Counsel, Internal Audit, or such other persons as the Audit Committee determines to be appropriate. Confidentiality will be maintained to the fullest extent possible, consistent with the need to conduct an adequate review. Prompt and appropriate corrective action will be taken when and as warranted in the judgment of the Audit Committee. The General Counsel will prepare a periodic summary report of all such communications for the Audit Committee.

      Our Code of Business Conduct provides that we will not discharge, demote, suspend, threaten, harass or in any manner discriminate against any employee in the terms and conditions of employment based upon any lawful actions of such employee with respect to good faith reporting of complaints regarding accounting matters or otherwise as specified in Section 806 of the Sarbanes-Oxley Act of 2002.

Required Certifications

      As of the mailing date of this proxy statement, our Chief Executive Officer and Chief Financial Officer have timely delivered the certifications required under applicable rules of the SEC and the NYSE.

Meeting Attendance and Related Matters

      Our directors are expected to attend all board meetings, meetings of committees on which they serve and the annual meeting of shareholders. Directors also are expected to spend the time needed and to meet as frequently as necessary to properly discharge their responsibilities. The Chairman of the Board generally presides at all board meetings. In December 2003, our board decided to re-combine the offices of Chairman of the Board and Chief Executive Officer, which the board had separated in December 2002 when John D. Finnegan was hired from outside Chubb to serve as our President and Chief Executive Officer. At that time, our board also elected Joel J. Cohen, who had served as non-executive Chairman, to serve as Lead Director. The Lead Director presides at all executive sessions of our non-management and independent directors.

      All of our directors also are directors of our principal insurance company subsidiary, Federal Insurance Company. It is the practice of our board to hold concurrent meetings with the board of directors of Federal Insurance Company. In 2003, our board met seven times. All of our incumbent directors attended at least 75% of the meetings of our board and the committees on which they serve, except for Dr. Mangold. In connection with its decision to recommend that Dr. Mangold be nominated for election to our board at the 2004 annual meeting, the Corporate Governance & Nominating Committee considered the fact that, effective Decem-

ber 2003, Dr. Mangold’s principal occupation changed and that, as a result of that change, Dr. Mangold expects to be able to participate fully in meetings of our board and any committees on which he may serve in the future.

Audit Committee

      The Audit Committee is directly responsible for the appointment, compensation and retention (or termination) of the independent auditor. The Audit Committee also is responsible for the oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the independence and qualifications of our independent auditor, the performance of our internal audit function and independent auditor and other significant financial matters. Our board has designated James M. Cornelius, an independent director, as our “audit committee financial expert” (as defined by SEC rules). The Audit Committee Report for 2003 is set forth in this proxy statement. In 2003, the committee met nine times.

Corporate Governance & Nominating Committee

      The Corporate Governance & Nominating Committee assists our board in identifying individuals qualified to become members of the board and oversees the annual evaluation of the board and each committee. As provided in its charter, the committee also makes recommendations to the board on a variety of corporate governance and nominating matters, including recommending standards of independence, director nominees, appointments to committees of the board, designees for chairmen of the committees, non- employee director compensation and corporate governance guidelines. In 2003, the committee met six times.

Organization & Compensation Committee

      The Organization & Compensation Committee discharges the board’s responsibilities relating to compensation of our executives. The committee’s primary responsibilities include establishing general compensation policies and overseeing the development and implementation of compensation and benefit programs. The committee also evaluates the performance and sets the compensation of our Chief Executive Officer. In addition, the committee recommends the form and amount of compensation for the non-management directors of our board, subject to review by the Corporate Governance & Nominating Committee and approval by the board. The committee’s duties also include administering several of our incentive compensation and equity plans. The Organization & Compensation Committee Report for 2003 is set forth in this proxy statement. In 2003, the committee met four times.

Compensation Committee Interlocks and Insider Participation

      No member of the Organization & Compensation Committee is a current or former officer or employee of Chubb or any of our subsidiaries. There were no committee interlocks, within the meaning of the SEC’s proxy rules, with other companies during 2003.

Directors’ Compensation

Cash Compensation

      In 2003, non-employee directors received the following cash compensation:

	2003	2002

Annual Director Stipend	$35,000	$35,000
Annual Non-Executive Chairman’s Stipend	$200,000	N/A
Fee Per Board and Committee Meeting	$1,500	$1,500
Annual Committee Stipend	$7,500	$7,500
Audit Committee and Organization & Compensation Committee Chairman’s Stipend (in lieu of regular committee stipend)	$15,000	$15,000
Corporate Governance & Nominating Committee Chairman’s Stipend (in lieu of regular committee stipend)	$10,000	$7,500

      Under our Deferred Compensation Plan for Directors, directors who are not officers or employees of Chubb or any of our subsidiaries may defer receipt of all or a portion of their cash compensation. The amounts are payable at the option of the director either upon the director’s termination of service or at a specified date chosen by the director. This plan provides that amounts deferred may be invested in:

•	a cash account which earns interest at the prime rate;

•	a market value account with units based on the market value of our common stock; or

•	a shareholder’s equity account with units based on the book value of our common stock.

      Our board has adopted guidelines suggesting that eligible non-employee directors voluntarily defer 50% of all stipends into a market value account. A participant may elect to receive the compensation deferred in either a lump sum or in annual installments. All amounts are paid in cash except for the market value account which is paid in shares of our common stock. At March 8, 2004, deferred compensation accounts were maintained for ten directors, of which nine directors are currently deferring compensation pursuant to this plan. For 2003, directors deferred an aggregate of $413,500 of compensation.

      At December 31, 2003, the aggregate account values reflecting directors’ deferrals and earnings on such deferrals were as follows:

Cash Account	$56,100
Market Value Account	$4,085,834
Shareholder’s Equity Account	$274,745

      During 2003, Messrs. Hoag, Seitz and Small recognized imputed income of $515, $1,694 and $170, respectively, in connection with life insurance policies purchased prior to 2002 under our Estate Enhancement Program. The cost of the life insurance policies to us will not exceed the after-tax cost we expect to incur in connection with the payment of previously deferred amounts under the Deferred Compensation Plan for Directors. No policies have been purchased since the enactment of the Sarbanes-Oxley Act of 2002.

Equity Compensation

      The Chubb Corporation Stock Option Plan for Non-Employee Directors was originally adopted by the board and approved by shareholders in 1988. The most recent version of the plan was approved by shareholders in 2001.

      The plan is administered by our board. Only eligible directors, as defined in the plan, may receive options under the plan. Annually, on the day following the annual meeting, eligible directors are each granted an option to purchase 4,000 shares of our common stock. There are currently 16 directors participating in the plan. If, within seven years of grant, a participant exercises his or her options using shares of previously owned common stock, the participant will, subject to certain specified conditions (including the requirement that the fair market value of each share be at least 125% of the exercise price of the original option), be granted new options to purchase shares of common stock in an amount equal to the number of shares delivered upon exercise. These replacement options are subject to the same terms and conditions as other options granted under the plan. The exercise price per share of common stock subject to a replacement option is equal to the fair market value per share of common stock on the day the option is granted.

      Options granted under the plan are non-statutory options. The options are exercisable in whole or in part at all times beginning on the date of grant until terminated and, with the approval of the board, may be transferred to certain members of the optionee’s immediate family. All outstanding options held by an optionee are automatically canceled upon termination of the optionee’s service as an eligible director, except for terminations due to retirement or under certain other specified circumstances. In the case of certain mergers, consolidations or combinations of Chubb with or into other corporations, or the sale of all or substantially all of our assets, or in the event of a change of control, as defined in the plan, the holder of each option will have, unless the board determines otherwise, the right to receive on the date or effective date of such event a cash payment in exchange for their outstanding options.

      We intend to replace the existing plan with The Chubb Corporation Long-Term Stock Incentive Plan for Non-Employee Directors (2004) if our shareholders approve its adoption. For more information on The Chubb Corporation Long-Term Stock Incentive Plan for Non-Employee Directors (2004), please refer to the information discussed below in Proposal 3. If our shareholders do not approve the adoption of the new plan, the 2001 plan will remain in effect.

Director Stock Ownership Guidelines

      Our board has adopted a stock ownership guideline which provides that within five years of first being elected, a director should achieve an ownership level in our common stock or common stock equivalents, such as market value equivalents, which has a value equal to five times the annual stipend paid to non-employee directors for board service.

Director’s Charitable Award Program

      Effective January 1, 1992, we established the Director’s Charitable Award Program. Under the program, which is administered by the Organization & Compensation Committee, each non-employee director following his or her first election to the board by shareholders may recommend that we direct one or more charitable contributions totaling up to $500,000 to eligible tax exempt organizations. The program may be funded by us through, among other things, the purchase of life insurance policies on the lives of the directors. Generally, eligible directors are paired for purposes of buying second-to-die life insurance policies. The proceeds of this policy are used to fund the contributions to the organizations selected by the directors upon the death of the second paired director. At March 8, 2004, 14 directors were participating in the program. We may amend or terminate the program at our election at any time. In addition, the director is entitled to change his or her designated charities at any time.

OUR BOARD OF DIRECTORS

      Our board oversees our business operations, assets, affairs and performance. In accordance with our long-standing practice, each of our directors other than our Chief Executive Officer is independent. Our Corporate Governance Guidelines provide that no director may be nominated to a new term if the director would be age 72 or older at the time of election. Messrs. Beck and Rudman, each of whom will be at least 72 on April 27, 2004, will be retiring from our board effective as of the conclusion of the annual meeting. We thank Messrs. Beck and Rudman for their hard work, dedication and invaluable contributions to Chubb. Following their retirement, our board does not intend to fill the board seats of Messrs. Beck and Rudman. Accordingly, at the conclusion of the annual meeting, the size of our board will be reduced to 15 directors.

      The name, age, principal occupation and length of service of each incumbent director, together with certain other biographical information, are set forth below. Our shareholders elected each of this year’s nominees to serve as directors during 2003. Unless otherwise indicated, each nominee has served for at least five years in the business position currently or most recently held. The age of each director is as of April 27, 2004, the date of the annual meeting.

ZOË BAIRD (Age 51)
Director since 1998

President of the Markle Foundation, a private philanthropy that focuses on using information and communications technologies to address critical public needs, since January 1998. Ms. Baird previously had been Senior Vice President and General Counsel of Aetna, Inc., an international insurance company, from 1990 to 1996. She was Staff Executive of General Electric Co. from 1986 to 1990 and was a partner in the international law firm of O’Melveny and Myers from 1981 to 1986. Ms. Baird founded and chairs Lawyers for Children America, which is concerned with the impact of violence on children. Ms. Baird is a member of the Council on Foreign Relations and the American Law Institute, and serves on the boards of Convergys Corporation, Save the Children, the James A. Baker III Institute for Public Policy, The Brookings Institution, and the Institute for State Studies at Western Governors University.

SHEILA P. BURKE (Age 53)
Director since 1997

Deputy Secretary and Chief Operating Officer, Smithsonian Institution, since December 2003. Ms. Burke previously was Under Secretary for American Museums and National Programs, Smithsonian Institution, from June 2000 to December 2003 and Executive Dean and Lecturer in Public Policy of the John F. Kennedy School of Government, Harvard University, from November 1996 until June 2000. Ms. Burke is also a Trustee of the American Board of Internal Medicine Foundation, Marymount University and the University of San Francisco and is a member of the Medicare Payment Advisory Commission. Ms. Burke also serves on the boards of Wellpoint Health Networks, the Kaiser Family Foundation, the Center for Health Care Strategies Inc., the Kaiser Commission on the Future of Medicaid and Uninsured and The National Advisory Council at the Center for State Health Policy.

JAMES I. CASH, JR. (Age 56)
Director since 1996

Retired from The James E. Robison Professor of Business Administration, Harvard University. Dr. Cash was a member of the Harvard Business School faculty from July 1976 to October 2003. He also serves on the boards of General Electric Company, Microsoft Corporation and Scientific Atlanta, Inc. Dr. Cash also serves on the boards of Harlem Children’s Zone, Babson College, Massachusetts General Hospital and Partners Healthcare, Newton Wellesley Hospital and is an overseer of the Boston Museum of Science.

JOEL J. COHEN (Age 66)
Director since 1984

Chairman and Co-Chief Executive Officer of Sagent Advisors Inc., a financial advisory firm, since September 2003. Mr. Cohen is Lead Director of Chubb’s board of directors since December 2003 and was Chairman of the Board (non-executive) from December 2002 to December 2003. Mr. Cohen previously was Managing Director and co-head of Global Mergers and Acquisitions at Donaldson, Lufkin & Jenrette Securities Corporation (“DLJ”), a leading investment and merchant bank that in 2000 was acquired by Credit Suisse First Boston, until his retirement in November 2000. He had been associated with DLJ since October 1989. He had previously served as General Counsel to the Presidential Task Force on Market Mechanisms and as a partner of Davis Polk & Wardwell, attorneys. Mr. Cohen also serves on the boards of Borders Group, Inc. and Maersk, Inc.

JAMES M. CORNELIUS (Age 60)
Director since 1998

Chairman of the Board (non-executive) of Guidant Corporation, which designs and develops cardiovascular medical products. Mr. Cornelius previously had served as executive Chairman of Guidant from 1995 until his retirement as an employee in August 2000. Mr. Cornelius serves on the boards of Guidant Corporation, Hughes Electronics Corporation, Given Imaging, Ltd. and The National Bank of Indianapolis Corporation. Mr. Cornelius also serves as Treasurer of the Board of Governors of the Indianapolis Museum of Art.

JOHN D. FINNEGAN (Age 55)
Director since 2002

President and Chief Executive Officer of The Chubb Corporation since December 2002 and Chairman since December 2003. Mr. Finnegan previously had been Executive Vice President of General Motors Corporation, which is primarily engaged in the development, manufacture and sale of automotive vehicles, and Chairman and President of General Motors Acceptance Corporation, a finance company and subsidiary of General Motors Corporation, from May 1999 to December 2002. He was Vice President and Group Executive of General Motors and also President of General Motors Acceptance Corporation from November 1997 to April 1999. Mr. Finnegan was associated with General Motors from 1976 to December 2002. Mr. Finnegan also serves on the board of the United Negro College Fund.

DAVID H. HOAG (Age 64)
Director since 1994

Former Chairman, The LTV Corporation, a manufacturer of steel products, from January 1991 until his retirement in February 1999. On December 29, 2000, The LTV Corporation and 48 of its direct and indirect subsidiaries filed voluntary petitions under Chapter 11 of the United States Code in the United States Bankruptcy Court for the Northern District of Ohio, Eastern Division. Mr. Hoag also serves on the boards of Brush Engineered Products, The Lubrizol Corporation, NACCO Industries, Inc. and PolyOne Corporation. Mr. Hoag is also a Trustee of Allegheny College and University Hospitals — Cleveland.

KLAUS J. MANGOLD (Age 60)
Director since 2001

Executive Advisor to the Chairman of DaimlerChrysler AG for Central and Eastern Europe and Central Asia since December 2003. Dr. Mangold previously served as Chairman and a Member of the Board of Management, DaimlerChrysler Services AG, a provider of financial services and a subsidiary of DaimlerChrysler AG, until December 2003. DaimlerChrysler AG is primarily engaged in the development, manufacture, distribution and sale of a wide range of automotive products. Dr. Mangold also serves on the boards of Metro AG, Magna International Inc., Jenoptik AG and Rhodia S.A. He is also a member of the European Advisory Council of Rothschild & Cie.

SIR DAVID G. SCHOLEY, CBE (Age 68)
Director since 1991

Senior Advisor, UBS Investment Bank, a global, integrated investment services firm and bank, since 1995. He is Chairman of the Trustees of the National Portrait Gallery, London, and of the Governors of Wellington College. He is also Chairman of Close Brothers Group plc and serves on the boards of Anglo American plc and Vodafone Group plc.

RAYMOND G.H. SEITZ (Age 63)
Director since 1994

Vice Chairman, Lehman International (Europe), a global investment bank, from April 1995 to April 2003, following his retirement as Ambassador of the United States of America to the Court of St. James’s. Ambassador Seitz serves on the board of PCCW. He also was appointed to the Special Committee of the board of Hollinger International Inc. in July 2003.

LAWRENCE M. SMALL (Age 62)
Director since 1989

Secretary of the Smithsonian Institution since January 2000. The Smithsonian Institution is the world’s largest museum and research complex, with 17 museums and galleries, the National Zoo, and several research facilities around the world. Mr. Small previously had been President and Chief Operating Officer of Fannie Mae, a shareholder-owned New York Stock Exchange listed company and the nation’s largest source of financing for home mortgages, from 1991 to 2000. Mr. Small also serves on the boards of Marriott International, Inc., New York City’s Spanish Repertory Theatre, the National Gallery of Art, the John F. Kennedy Center for the Performing Arts and the Woodrow Wilson International Center for Scholars.

DANIEL E. SOMERS (Age 56)
Director since 2003
Vice Chairman of Blaylock and Partners LP, an investment banking firm, since January 2002. Mr. Somers previously had been President and Chief Executive Officer of AT&T Broadband, a provider of cable and broadband services, from December 1999 to October 2001 and Senior Executive Vice President and Chief Financial Officer at AT&T Corp., a telecommunications company, from May 1997 to December 1999. Mr. Somers serves on the boards of The Lubrizol Corporation and Boston Communications Group, Inc. He is also Vice Chairman of the Board of Trustees of Stonehill College and serves on the board of The Newark Boys Chorus School.

KAREN HASTIE WILLIAMS (Age 59)
Director since 2000

Partner, Crowell & Moring LLP, attorneys, since 1982. Ms. Williams also serves on the boards of Continental Airlines Inc., Gannett Company, Inc., SunTrust Banks, Inc. and Washington Gas Light Holdings, Inc. She is also Trustee, Amherst College, Black Student Fund and NAACP Legal Defense and Education Fund.

JAMES M. ZIMMERMAN (Age 60)
Director since 1998

Retired Chairman and Chief Executive Officer of Federated Department Stores, Inc., operators of full-line department stores in the United States. Mr. Zimmerman previously had been Chairman of the Board from February 2003 until January 15, 2004, Chairman and Chief Executive Officer from May 1997 to February 2003, and President and Chief Operating Officer from March 1988 to May 1997 of Federated Department Stores, Inc. Mr. Zimmerman also serves on the board of H.J. Heinz Company, Goodyear Tire and Rubber Company and Convergys Corporation.

ALFRED W. ZOLLAR (Age 49)
Director since 2001

General Manager, eServer iSeries, IBM Corporation, which manufactures and sells computer services, hardware and software, since January 2003. Mr. Zollar previously had been General Manager, Lotus Software, which designs and develops business software and is a subsidiary of IBM Corporation, from 2000 to January 2003; General Manager, Network Computing Software Division, IBM Corporation from 1998 to 2000; and General Manager, Network Software, IBM Corporation, from 1996 to 1998. Mr. Zollar also serves on the board of the Executive Leadership Council.

COMMITTEE ASSIGNMENTS

      Our board has, among other committees, an Audit Committee, an Organization & Compensation Committee and a Corporate Governance & Nominating Committee. The charter for each of these committees, each of which is available on our Internet website at www.chubb.com/investors by clicking on “Corporate Governance,” requires that all members satisfy the independence requirements of the NYSE. The Corporate Governance & Nominating Committee annually considers committee assignments, with appointments being effective as of the date of the annual meeting. Current members of our Audit, Corporate Governance & Nominating and Organization & Compensation Committees are identified below:

Audit Committee

James M. Cornelius (Chair) Zoë Baird Sheila P. Burke	Daniel E. Somers Alfred W. Zollar

Corporate Governance & Nominating Committee

James I. Cash, Jr. (Chair) Zoë Baird David H. Hoag	Warren B. Rudman Karen Hastie Williams

Organization & Compensation Committee

Lawrence M. Small (Chair) David H. Hoag Warren B. Rudman	Karen Hastie Williams James M. Zimmerman

AUDIT COMMITTEE REPORT

Purpose

      The board has formed the Audit Committee to assist the board in monitoring:

•	the integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the independence and qualifications of our independent auditor; and

•	the performance of our internal auditors and independent auditor.

Composition and Meetings

      The Audit Committee is composed of five directors, each of whom our board has determined to be independent and each of whom satisfies the applicable legal and regulatory independence requirements. James M. Cornelius serves as the chairman of the Audit Committee and our board also has designated him as the audit committee financial expert.

      The Corporate Governance & Nominating Committee considers Audit Committee membership annually. Committee appointments are effective as of the date of the annual meeting. As of May 1, 2003, Zoë Baird and Daniel E. Somers replaced James I. Cash, Jr. and Karen Hastie Williams on the Audit Committee. In addition to Ms. Baird and Mr. Somers, Ms. Burke and Messrs. Cornelius and Zollar presently serve on the Audit Committee.

      The Audit Committee met nine times during 2003.

Charter and Self-Assessment

      The Audit Committee operates pursuant to its written charter, which has been approved by the Audit Committee, the Corporate Governance & Nominating Committee and our entire board. The Audit Committee Charter is subject to review at least annually. It was last revised in March 2004 to reflect the adoption of the NYSE’s revised corporate governance listing standards. A copy of the current Audit Committee Charter is attached to this proxy statement as Annex A.

      Pursuant to its charter, the Audit Committee performs an annual self-assessment. For 2003, the Audit Committee concluded that, in all material respects, it had fulfilled its responsibilities and satisfied the requirements of its charter and applicable laws and regulations.

Appointment of Independent Auditor

      Under its charter, the Audit Committee, among other things, is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for us. The Audit Committee has appointed Ernst & Young LLP to serve as our independent auditor for 2004. The Audit Committee has recommended to the board that Ernst & Young’s appointment as independent auditor be submitted for ratification by Chubb’s shareholders. This matter is described in this proxy statement under the heading “Proposal 4, Ratification of Appointment of Independent Auditor.”

Review of Financial Information

      Management is responsible for our internal controls over the financial reporting process and the independent auditor is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report on its audit. The Audit Committee is charged with overseeing and monitoring these activities on behalf of the board. During

2003 and the first quarter of 2004, the Audit Committee reviewed and discussed with management and the independent auditor our quarterly financial statements, audited consolidated financial statements for the year ended December 31, 2003 and the results of the independent auditor’s reviews of our 2003 quarterly financial statements. In particular, the Audit Committee discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications and SEC Final Rule Release Nos. 33-8183 and 33-8183a.

Critical Accounting Policies

      During its discussions with the independent auditor, the Audit Committee reviewed our critical accounting policies and practices and alternative treatments of financial information.

Independence

      The Audit Committee received the written disclosures and the letter from the independent auditor required by Independence Standards Board Standard No. 1 and discussed with the independent auditor the firm’s independence and objectivity. The Audit Committee has reviewed and approved all fees of the independent auditor for the years ended December 31, 2003 and 2002, and have determined that the provision of these services is compatible with maintaining the independence of the independent auditor.

Inclusion of Consolidated Financial Statements in Form 10-K

      Based on the foregoing, the Audit Committee has recommended to the board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2003 to be filed with the SEC during the first quarter of 2004.

      The foregoing report has been furnished by the following members of the board of directors of Chubb who comprise the Audit Committee:

James M. Cornelius (Chair) Zoë Baird Sheila P. Burke	Daniel E. Somers Alfred W. Zollar

      This Audit Committee Report shall not be deemed to be “soliciting material,” to be “filed” with the Commission, subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material, nor shall it be incorporated by reference into any document filed under the Securities Act of 1933, as amended (“Securities Act”), or the Exchange Act unless we specifically incorporate it by reference.

ORGANIZATION & COMPENSATION COMMITTEE REPORT

      The Organization & Compensation Committee (“Compensation Committee”) establishes and administers our executive compensation program. The Compensation Committee furnished the following report for the year 2003.

Executive Compensation Policies

      Our executive compensation program is designed to align shareholder interests with our business strategy, values and management initiatives based on the following principles:

•	a substantial portion of executive compensation should depend on our overall financial performance;

•	executives should be encouraged to own our stock;

•	we should attract and retain superior executives by providing them with the opportunity to earn total compensation packages that are among the most competitive in the industry;

•	we should reward individual results by recognizing performance through salary, annual cash incentives and long-term incentives; and

•	we should manage compensation based on the level of skill, knowledge, effort and responsibility needed to perform the job successfully.

Executive Compensation Strategy

      For 2003, the Compensation Committee maintained consistent principles and policies to guide the design, implementation and decisions relating to executive pay, as it has employed in the past:

•	To assess the competitiveness of total compensation opportunities for named executive officers and to validate the executive pay and performance relationship, the Compensation Committee uses a peer group of 12 companies in the insurance and financial services industries.

•	For compensation benchmarking for other executives, the Compensation Committee:

—	utilizes a variety of broader industry surveys, which include companies in the property and casualty insurance industry and the insurance and financial services peer group, and

—	assesses data for positions of similar scope and responsibility.

•	The total compensation program for executives emphasizes performance-based compensation as a significant portion of the total pay mix. The proportion of at-risk pay increases for higher levels of executives.

      In 2003, the Compensation Committee engaged a nationally recognized executive compensation consultant to provide a comprehensive update of our executive officer compensation strategy, competitive position and especially our equity grant practices. Based on this extensive review, the Compensation Committee concurred with management’s recommendation that our stock-based compensation program should undergo major revisions by agreeing that our board recommend that our shareholders approve The Chubb Corporation Long-Term Stock Incentive Plan (2004) at the annual meeting. These revisions are discussed in this proxy statement under the heading “Proposal 2, Adoption of The Chubb Corporation Long-Term Stock Incentive Plan (2004).”

Deductibility of Compensation in Excess of $1 Million

      The Compensation Committee’s general policy is that executive compensation should qualify to be tax deductible to us for federal income tax purposes. Under Section 162(m) of the Internal Revenue Code, compensation paid to senior executives in excess of $1 million per year is not deductible by the employer unless the compensation is “performance-based” as described in the regulations under Section 162(m). Compensation is generally “performance-based” if it is determined using pre-established objective formulas and criteria approved by shareholders. The Compensation Committee believes, however, that mathematical formulas cannot always anticipate and fairly address every situation that might arise. The Compensation Committee therefore retains the authority to adjust compensation in the case of unexpected, unusual or non-recurring events, even if this results in the payment of non-deductible compensation.

Components of Executive Compensation

      The primary components of the executive compensation program are:

•	base salary;

•	annual cash incentive awards;

•	long-term incentive awards; and

•	benefits.

      Other than base salary and benefits, all of these components of our executive compensation program vary with both corporate and individual performance.

Base Salary

      Amounts paid as base salary, including merit salary increases, are determined by:

•	the executive officer’s individual performance;

•	salary level within the established pay range for the executive officer’s position; and

•	salaries offered in the industry for comparable positions.

      The Compensation Committee monitors the factors described above and periodically approves changes in base salary for executive officers.

Cash Incentive Awards for 2003

      Cash incentive awards are ordinarily made under the Annual Incentive Compensation Plan (2001). The Compensation Committee sets and approves formulas to determine amounts available for annual cash incentive awards to executive officers. Each year, the Compensation Committee approves the funding formula to determine the amount available for annual incentive awards to executive officers. The Compensation Committee establishes annual performance goals based on selected corporate measures. The Compensation Committee also establishes target incentive opportunities by payband and a target award pool which is the sum of the target awards for all participants. The Compensation Committee has placed a greater emphasis on the use of annual incentive awards linked to individual performance and our overall results.

      For 2003, annual cash incentive awards for most executives were made under the Annual Incentive Compensation Plan (2001). The financial measures for the awards in 2003 were based on the combined ratio, operating income and operating income return on equity for the year.

      In addition, the Compensation Committee approved in March 2003 specific adjustments as part of the award formula in order to minimize the potential for considering adjustments based on one-time events and occurrences after year-end. Such adjustments, if made outside the scope of the formula, would cause payments made under the Annual Incentive Compensation Plan (2001) to be non-deductible under Section 162(m) of the Internal Revenue Code. Specifically, the formula now provides for the following adjustments:

•	exclusion of the results of Chubb Financial Solutions non-insurance operations;

•	exclusion of the gains or losses from the disposition of any operations;

•	exclusion of any asbestos reserve adjustments;

•	exclusion of any World Trade Center reinsurance recoverable asset adjustments; and

•	elimination of the effect of any stock offering not in connection with any existing employee, director or producer stock plans during the current plan year.

      The Compensation Committee determined the total annual incentive pool available for payments by weighting the measures, and then comparing our results, adjusted as noted above, with the pre-established combined ratio, operating income and return on equity goals and the combined ratio, operating income and return on equity results of seven property and casualty companies. This peer group is used each year to make relative performance assessments. The Compensation Committee then adjusted the incentive pool based on our performance measured against this peer group. The Compensation Committee determined the final award pool by applying a percentage to the target dollar award pool for each payband. This pool can range from 0% to 200% of the target dollar award for all participants covered by the plan.

      Our adjusted year-end performance surpassed our targets and the average results of the peer group for each of our performance metrics. Our actual combined ratio for 2003 of 98% outperformed the average combined ratio of our peer group of 109%. Our operating income and return on equity ranked at the 55.6 percentile against our peer group. Accordingly, the final award pool was funded at 151% of the target. Amounts actually paid to each executive officer were based on his or her individual performance. The Compensation Committee approved awards for executive officers after considering the recommendations made by management after the end of the year.

      Certain executive officers participated in other cash incentive plans, including the Investment Department Incentive Plan and the Profit Sharing Plan.

      The Investment Department Incentive Plan provides both annual and long-term cash awards to employees who work in the investment area intended to be competitive with those provided by other property and casualty insurance companies and financial institutions. Awards are generally based on results of our investment professionals measured against market indices by asset class used by investment analysts to gauge performance. The Compensation Committee approved cash awards for 2003 under this plan.

      The Profit Sharing Plan provides employees with cash awards on a scale of 0% to 4% of compensation based on the consolidated return on premiums earned by our property and casualty subsidiaries. No payments were made for 2003 under this plan.

Long-Term Incentive Awards

      Long-term incentive awards are made under The Chubb Corporation Long-Term Stock Incentive Plan (2000), which the Compensation Committee administers. This plan provides stock-based awards to eligible employees, including most levels of management and executive officers. Awards granted to executive officers can include:

•	stock options;

•	premium-priced stock options;

•	performance share awards; and

•	restricted stock and restricted stock units.

      These awards are based on guidelines that provide for competitive award opportunities commensurate with payband levels. For named executive officers, the award opportunities reflect competitive practices within our peer group of 12 insurance and financial services companies against which we benchmark pay opportunities. For executives other than named executive officers, the Compensation Committee generally uses a variety of broader industry surveys which include members of both peer groups noted above.

     Performance Share Awards

      Performance share awards are generally granted annually and are based on earnings per share targets or other corporate financial goals selected by the Compensation Committee for three-year performance periods. As with options, the number of performance shares granted is based on payband level, an assessment of the executive’s most recent level of performance and anticipated future contributions to our success. Payment values are dependent on our stock price after the end of the performance period, thus linking executives’ interests directly with shareholders, as well as the achievement of selected corporate financial goals. The number of performance shares actually earned and paid out for each three-year performance period can vary from 0% to 150% of the original target award based on the attainment of these corporate goals.

      In 2003, in lieu of its historic practice of granting annual performance shares based on a cumulative operating earnings target, the Compensation Committee awarded restricted stock grants using a 20% discount from the targeted monetized values that would have been awarded as performance shares to recognize the certainty of payment associated with restricted stock. The Compensation Committee felt this action was appropriate in anticipation of the conclusions reached as a result of our executive compensation consultant’s comprehensive review which was then underway.

      For the three-year performance cycle ended December 31, 2003, the Compensation Committee decided to make certain adjustments in calculating the achievement of goals for this period. As the Compensation Committee did last year in determining awards for the three-year performance cycle ended December 31, 2002, the Compensation Committee decided to exclude the impact of the September 11, 2001 terrorist attack and the impact of the increase in asbestos reserves in the third and fourth quarters of 2002. Similarly, the Compensation Committee also excluded the impact of the asbestos reserve strengthening in 2003. In doing so, the Compensation Committee reaffirmed its belief that current employees should be rewarded for their efforts during the 2001-2003 performance cycle and that their award opportunity should not be materially affected by the need to substantially increase asbestos reserves as a result of unforeseen and recent developments in asbestos cases which continue to cause Chubb and the rest of the property and casualty industry to reassess estimates of ultimate asbestos exposure. Accordingly, with these adjustments, the Compensation Committee determined that 80.7% of the three-year performance goal was attained, resulting in the award of 61.4% of the performance shares originally granted for the 2001-2003 performance cycle.

     Stock Options

      In 2003, the Compensation Committee granted premium-priced options, having a five-year term, to Messrs. Motamed, Degnan and O’Reilly. The premium-priced options provide for an exercise price 25% over the fair market value of a share of our common stock on the date of grant with one-half of each option grant exercisable one year after the date of grant and the second half exercisable two years after the date of grant. The Compensation Committee also granted traditional stock options having a ten-year term and an exercise price equal to the fair market value of a share of our common stock on the date of grant to all of the executive officers named in the Summary Compensation Table with the exception of Mr. Finnegan who did not receive an option grant in 2003. Our performance ultimately determines compensation from stock options, since gains from stock option exercises are entirely dependent on appreciation in our stock price.

     Restricted Stock

      The Compensation Committee generally grants restricted stock awards to a limited number of executive officers in positions requiring specialized skills and knowledge that do not entail the broad management responsibilities more appropriately tied to performance-based grants. The Compensation Committee also grants the awards, if determined to be appropriate under the circumstances, to attract and retain other selected employees, including executive officers. In 2003, the Compensation Committee granted shares of restricted stock and restricted stock units to selected executive officers including officers named in the Summary Compensation Table. The restricted stock awards vest over specified time periods provided the executive remains employed by us for those time periods, except in the case of death, disability, attainment of normal retirement or otherwise as the Compensation Committee may determine. As mentioned above, in March 2003, the Compensation Committee granted restricted stock in lieu of performance shares in anticipation of the conclusion reached as a result of our executive compensation consultant’s comprehensive review which was then underway.

Benefits

      Executive officers also participate in benefit arrangements which are available to most of our employees including health and welfare benefit plans, pension plans and an employee stock ownership plan.

Share Ownership

      In March 2004, the Compensation Committee approved stock ownership requirements for executives by payband ranging from holdings equal to five times salary for the Chief Executive Officer to one times salary for executives at the senior vice president level. Executives will have a five year phase-in period in which to comply beginning on the later of becoming an officer subject to the stock ownership guidelines and May 2004. A provision included in these guidelines allows an executive to be in compliance with the guidelines if he or she fails to meet the ownership value guideline due to a decline in the price of our stock, provided that the executive has deferred receipt of all restricted stock and restricted stock unit awards granted under the proposed Long-Term Stock Incentive Plan (2004). These guidelines credit executives for shares held outright, shares allocated to their accounts in our retirement plans, unvested restricted stock and restricted stock units and any shares that have been earned but the payment of which has been deferred. Included among any shares earned but deferred will be all shares issuable upon the expiration of the restrictive period applicable to any award of restricted stock or restricted stock units made to the Chief Executive Officer who will defer receipt of all such shares until termination of his employment.

CEO Compensation

      John D. Finnegan was employed as our President and Chief Executive Officer effective December 1, 2002. We entered into an employment agreement with Mr. Finnegan effective as of that date. In December 2003, Mr. Finnegan also was named Chairman of the Board. The terms of Mr. Finnegan’s employment agreement are summarized in this proxy statement under the heading “Executive Compensation — Employment and Change in Control Agreements.” Under the terms of the employment agreement, Mr. Finnegan received a 2003 annual base salary of $1,200,000. During the term of his employment agreement, Mr. Finnegan may receive merit based increases in his base salary in the Compensation Committee’s discretion.

      The Compensation Committee granted to Mr. Finnegan on March 6, 2003, 31,270 shares of restricted stock having a fair market value as of the grant date of $1,439,984 in lieu of performance shares. The targeted monetized value of the restricted stock grant was 20% less than what the monetized value of the foregone performance shares award would have been to recognize the certainty of the payment related to the restricted shares.

      On December 1, 2003, the Compensation Committee awarded to Mr. Finnegan, a restricted stock unit grant for 30,808 shares and simultaneously canceled 30,808 shares comprising the unvested portion of his December 2, 2002 restricted stock grant. This change will enable us to obtain a tax deduction when payment of the restricted stock unit award is made to Mr. Finnegan upon his retirement or termination of employment after the vesting date of December 2, 2004. Mr. Finnegan’s employment agreement was amended by the Compensation Committee to recognize this change.

      Mr. Finnegan received an annual cash incentive award of $2,265,000 for 2003 which reflected his target award based on the pool generated under the Annual Incentive Compensation Plan (2001). The Compensation Committee noted a number of initiatives pursued at Mr. Finnegan’s direction including an increased emphasis on expense control, commitment to diversity and the refocusing on core business opportunities which contributed to our strong 2003 results.

      In February 2003, Mr. Finnegan received a one-time payment of $2,160,789 pursuant to the terms of his employment agreement to compensate him for the value of certain incentive compensation that he forfeited upon resigning from his former employer to become our President and Chief Executive Officer. The Compensation Committee did not consider this payment in evaluating Mr. Finnegan’s incentive compensation award for 2003.

      The foregoing report has been furnished by the following members of the board of directors of Chubb who comprise the Organization & Compensation Committee:

Lawrence M. Small (Chair) Karen Hastie Williams David H. Hoag	Warren B. Rudman James M. Zimmerman

      This Organization & Compensation Committee Report shall not be deemed to be “soliciting material,” to be “filed” with the Commission, subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material, nor shall it be incorporated by reference into any document filed under the Securities Act or the Exchange Act unless we specifically incorporate it by reference.

EXECUTIVE COMPENSATION

Summary Compensation Table

      The following Summary Compensation Table sets forth information on compensation earned by or paid to John D. Finnegan (our Chairman, President and Chief Executive Officer) and each of our four other most highly compensated executive officers (with Mr. Finnegan, the “named executive officers”) during each of the past three fiscal years.

				Long-Term Compensation

				Awards		Payouts

					Securities
	Annual Compensation			Restricted	Underlying		All Other
				Stock	Options/	LTIP	Compen-
Name and Principal Position	Year	Salary	Bonus(1)	Awards(2)(3)	SARs(4)	Payouts(5)	sation(6)

John D. Finnegan	2003	$1,200,000	$2,265,000	$1,439,984	—	$—	$2,272,630
Chairman, President and CEO	2002	100,000	125,000	3,599,973	620,647	—	—
Thomas F. Motamed	2003	587,501	993,800	719,992	170,404	506,040	84,531
Vice Chairman and Chief	2002	512,501	446,000	1,221,015	110,172	267,228	43,071
Operating Officer	2001	421,876	—	—	113,414	272,763	84,542
John J. Degnan	2003	516,250	852,400	560,014	152,146	458,523	73,185
Vice Chairman and Chief	2002	452,501	379,000	720,998	99,156	253,137	37,275
Administrative Officer	2001	408,752	—	—	100,702	258,469	76,885
Michael O’Reilly	2003	522,917	883,000	560,014	152,146	426,992	73,886
Vice Chairman and Chief	2002	442,501	379,000	720,998	91,810	239,046	36,458
Financial Officer	2001	398,893	—	—	94,836	229,734	75,895
Paul J. Krump	2003	374,000	535,000	199,995	11,933	110,726	57,374
Executive Vice President	2002	300,542	335,000	—	7,841	98,455	24,371
	2001	266,667	—	199,350	8,672	77,511	39,767

(1)	Amounts reported for Messrs. Finnegan, Motamed, Degnan, O’Reilly and Krump for 2003 were paid under the Annual Incentive Compensation Plan (including certain amounts that were deferred at the election of certain of those executives). Amounts reported for Messrs. Finnegan, Motamed, Degnan, O’Reilly and Krump for 2002 were paid outside of the Annual Incentive Compensation Plan (including certain amounts that were deferred at the election of certain of those executives).

(2)	The value of the restricted stock and restricted stock unit awards included in this column are based on the per share price of our common stock on the date of grant. The total number and value (based on the per share price of our common stock at December 31, 2003 of $68.10) of outstanding nonvested restricted stock and restricted stock unit award balances as of December 31, 2003 were as follows:

	No. of	12/31/03
Named Executive Officer	Shares/Units	Market Value

John D. Finnegan	62,078	$4,227,512
Thomas F. Motamed	34,752	2,366,611
John J. Degnan	22,719	1,547,164
Michael O’Reilly	22,719	1,547,164
Paul J. Krump	11,512	783,967

On December 1, 2003, we entered into an amendment to Mr. Finnegan’s employment agreement pursuant to which he forfeited 30,808 shares of restricted stock in exchange for 30,808 restricted stock units which are payable in cash or stock at the election of the Compensation Committee. The 30,808 restricted stock units, which are included in the amount stated above for Mr. Finnegan, have the same vesting date of December 2, 2004 as the forfeited shares of restricted stock. The balance of Mr. Finnegan’s restricted stock position, which consists of 31,270 shares of restricted stock, vests on March 6, 2006. The restrictions on the restricted stock balances for each of Messrs. Motamed, Degnan and O’Reilly lapsed as to 1,000 shares on March 7, 2004 and will lapse as to 1,000 shares on March 7, 2005. The restrictions on Mr. Motamed’s remaining restricted stock balance will lapse as to 15,635 shares on March 6, 2006 and as to 17,117 shares on November 29, 2007. The restrictions on Messrs. Degnan and O’Reilly’s remaining restricted stock balance will lapse as to 12,161 shares on March 6, 2006 and as to 8,558 shares on November 29, 2007. The restrictions on Mr. Krump’s remaining restricted stock balance will lapse as to 4,169 shares on March 2, 2005, as to 4,343 shares on March 6, 2006 and as to 3,000 shares on December 6, 2006. Dividends are paid on restricted stock and dividend equivalents are paid on restricted stock units.

(3)	For the purposes of the SEC’s compensation reporting rules, outstanding performance share awards are treated as restricted stock units. Performance share awards that we granted in any given year remain subject to performance-based conditions on vesting for a three-year period; accordingly, the value of such performance share awards is included in the column titled “LTIP Payouts” upon settlement of such performance shares (see Note 5), rather than in this column when granted. The performance share awards granted in 2001 related to the three-year period ended December 31, 2003, and the value of payments made in settlement of such awards are listed in the “LTIP Payouts” column for 2003. The performance share awards granted in 2002 relate to the three-year period ending December 31, 2004 and the value of such awards will be included in the “LTIP Payouts” column if and when such awards vest and payment is made in respect thereof. The total number and value (based on the per share price of our common stock at December 31, 2003 of $68.10) of performance shares outstanding for the three-year period ending December 31, 2004 are as follows:

	No. of	12/31/03
Named Executive Officer	Shares	Market Value

John D. Finnegan	—	$—
Thomas F. Motamed	10,857	739,362
John J. Degnan	9,500	646,950
Michael O’Reilly	9,161	623,864
Paul J. Krump	3,393	231,063

We did not grant performance shares to any of the named executive officers in 2003.

(4)	Amounts reported include options granted in such years (including restoration options) under The Chubb Corporation Long-Term Stock Incentive Plan (2000). See Options/ SAR Grants table below for more information on the 2003 grants.

(5)	Amounts reported represent payments made in settlement of performance share awards for Messrs. Motamed, Degnan, O’Reilly and Krump for the three-year periods ended December 31, 2001, 2002 and 2003. The Compensation Committee administers the grant and settlement of performance share awards. For the three-year performance period ended December 31, 2001, the Compensation Committee eliminated the effect of after-tax costs related to the September 11, 2001 terrorist attack in calculating whether the performance target was met, lowered the performance threshold necessary to provide such awards and proportionately lowered the values of payments made in settlement of such awards. For the three-year performance period ended December 31, 2002, the Compensation Committee eliminated the effect of after-tax costs related to the September 11, 2001 terrorist attack and excluded a pre-tax charge relating to increases in asbestos reserves in the third and fourth quarters of 2002 in calculating whether the performance target was met. For the three-year performance period ended December 31, 2003, the Compensation Committee eliminated the effect of after-tax costs related to the September 11, 2001 terrorist attack and excluded pre-tax charges relating to increases in asbestos reserves in third and fourth quarters of 2002 and the fourth quarter of 2003 in calculating whether the performance target was met. For additional information about the payments made in settlement of performance share awards for the three-year period ended December 31, 2003, see the Organization & Compensation Committee Report in this proxy statement.

(6)	Amounts reported include allocations for 2003, 2002 and 2001 under our qualified Capital Accumulation Plan and our Capital Accumulation Excess Benefit Plan of: $41,340, $20,500 and $32,875, respectively, for Mr. Motamed; $35,810, $17,467 and $30,350, respectively, for Mr. Degnan; $36,077, $17,100 and $29,956, respectively, for Mr. O’Reilly; and $28,360, $11,464, and $16,107, respectively, for Mr. Krump. Amounts reported include allocations for 2003 under our Capital Accumulation Excess Benefit Plan of $53,000 for Mr. Finnegan. Amounts reported also include allocations for 2003, 2002 and 2001 under the ESOP qualified plan and the ESOP excess plan of: $43,036, $22,451 and $50,423, respectively, for Mr. Motamed; $37,375, $19,808 and $46,535, respectively, for Mr. Degnan; $37,809, $19,358 and $45,939, respectively, for Mr. O’Reilly; and $29,014, $12,907 and $23,660, respectively, for Mr. Krump. Amounts reported for Mr. Finnegan also include allocations for 2003 under the ESOP excess plan of $58,841 and $2,160,789 paid pursuant to Mr. Finnegan’s employment agreement to reimburse him for incentive compensation that he forfeited upon leaving his prior employer. Amounts reported for Mr. Motamed in 2003, 2002 and 2001 include allocations of $155, $120 and $1,244, respectively, which represent amounts imputed as income in connection with our payment in 1999 of a premium on a life insurance policy on the lives of Mr. Motamed and his spouse in exchange for the relinquishing by Mr. Motamed of the right to receive under the Pension Program (as defined below) a lump sum amount equal to $300,000 plus interest in accordance with his participation in our Estate Enhancement Program.

Option/ SAR Grants in 2003

      The following table is a summary of all stock options and stock appreciation rights that we granted to the named executive officers during 2003. Individual grants are listed separately for each named executive officer. In addition, this table shows the potential gain that could be realized if the fair market value of our common stock were to appreciate at either a five or ten percent annual rate over the period of the option term.

	Individual Grants
					Potential Realizable Value at
	Number of	% of Total			Assumed Annual Rates of
	Securities	Options/SARs	Exercise		Stock Price Appreciation for
	Underlying	Granted to	or Base		Option Term(3)
	Options/SARs	Employees in	Price Per
Name	Granted(1)	Fiscal Year(2)	Share	Expiration Date	5%		10%

John D. Finnegan	—	—	$ N/A	N/A	$	N/A	$	N/A
Thomas F. Motamed	85,202	2.0%	46.05	March 6, 2013		2,467,501		6,253,132
	85,202 *	2.0%	57.56	March 6, 2008		103,330		1,414,693
John J. Degnan	76,073	1.8%	46.05	March 6, 2013		2,203,120		5,583,137
	76,073 *	1.8%	57.56	March 6, 2008		92,259		1,263,115
Michael O’Reilly	76,073	1.8%	46.05	March 6, 2013		2,203,120		5,583,137
	76,073 *	1.8%	57.56	March 6, 2008		92,259		1,263,115
Paul J. Krump	11,933	0.3%	46.05	March 6, 2013		345,587		875,785

*	Premium-priced options

(1)	The number of shares for each person represents a stock option granted under The Chubb Corporation Long-Term Stock Incentive Plan (2000) without a related stock appreciation right. The options that expire on March 6, 2008 and March 6, 2013 are exercisable for 50% of the number of shares shown on March 6, 2004 and 100% on March 6, 2005. The per share exercise price for each stock option expiring March 6, 2008 is 25% higher than the fair market value per share of common stock on the date of grant. The exercise price for each stock option expiring on March 6, 2013 is equal to the fair market value of our common stock on the date of grant. After they become exercisable, all options are transferable to certain members of the optionee’s immediate family. There is an option restoration feature with each option expiring on March 6, 2013 which provides that the optionee can receive a separate option grant when previously owned shares are exchanged in a stock-for-stock exercise on or before March 6, 2010 if the market price on date of exercise is at least 25% higher than the exercise price. The restoration option will be a non-statutory option, the number of option shares will equal the number of exchanged shares used to exercise the original option, the exercise price will be the fair market value on the grant date of the restoration option, the term will be for the length of time remaining in the original option and the restoration option will be immediately exercisable. The restoration feature does not apply to options transferred by the optionee.

(2)	Based on total grants in 2003 of options to purchase 4,326,225 shares.

(3)	The assumed 5% and 10% annual rates of stock price appreciation used in the table are prescribed by the SEC’s proxy rules and are not intended to forecast possible future appreciation in the price of our common stock.

Aggregated Option/ SAR Exercises in 2003 and Option/ SAR Values on December 31, 2003

      The following table shows Chubb stock options and stock appreciation rights that our named executive officers exercised during 2003 and the number of shares and the value of grants outstanding as of December 31, 2003 for each named executive officer.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
	Shares		Options/SARs at FY-End		Options/SARs at FY-End(1)
	Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

John D. Finnegan	—	$—	268,503	352,144	$1,455,594	$2,264,811
Thomas F. Motamed	35,448	565,794	421,626	225,490	2,565,950	2,776,733
John J. Degnan	4,832	97,450	467,082	201,724	3,678,279	2,479,219
Michael O’Reilly	2,392	41,056	326,494	198,052	1,469,022	2,479,219
Paul J. Krump	4	69	70,231	15,854	731,028	263,123

(1)	Based on the per share price of our common stock at December 31, 2003 of $68.10.

Pension Program

      Our eligible employees and certain eligible employees of our subsidiaries participate in the Pension Plan of The Chubb Corporation, Chubb & Son Inc. and Participating Affiliates (“Pension Plan”). As in effect during 2003, the Pension Plan provides to each eligible employee annual retirement income beginning at age 65 equal to the product of:

•	the total number of years of participation in the Pension Plan; and

•	the difference between (i) 1 3/4% of average compensation for the five years in the last ten years of participation prior to retirement during which the employee was most highly paid (“final average earnings”), and (ii) an amount related to the employee’s primary social security benefit.

      Effective January 1, 2001, a cash balance benefit was added to the Pension Plan. Participants who participated in the Pension Plan prior to January 1, 2001 (including Messrs. Motamed, Degnan, O’Reilly and Krump) will receive a benefit under the Pension Plan equal to the greater of the pension benefit described in the preceding paragraph or the amount calculated under the cash balance formula. Because the amount of the pension benefit described in the preceding paragraph will be greater than the amount calculated under the cash balance formula for Messrs. Motamed, Degnan, O’Reilly and Krump for the foreseeable future, it is likely that none of these individuals will receive a benefit under the Pension Plan based on the cash balance formula.

      The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Internal Revenue Code, impose maximum limitations on the annual amount of a pension which may be paid under a funded defined benefit plan such as the Pension Plan. The Pension Plan complies with these limitations. The board adopted, effective as of January 1, 1976, an unfunded benefit equalization plan of the type permitted by

ERISA, which will provide annual payments to persons who are participants under the Pension Plan and their beneficiaries. Such payments will be equal to the difference between:

•	the benefits which would be payable to such persons under the Pension Plan, without taking into consideration the limitations imposed by ERISA and the Internal Revenue Code; and

•	the maximum annual benefits to which those persons are entitled under the Pension Plan by reason of such limitations.

Accordingly, there are generally two sources of funds available to provide the retirement benefits listed in the table below (and to provide the retirement benefits that will be payable to Mr. Finnegan):

•	the Pension Plan, to the extent that benefits may be provided hereunder in accordance with the above referenced limitations; and

•	our general corporate assets for the portion of these benefits that may not be provided under the Pension Plan.

The operation of the limitations on the benefits that can be provided under the Pension Plan generally results in a very substantial percentage of the retirement benefits payable to our executive officers being provided from our general corporate assets. As of December 31, 2003, our named executive officers would receive approximately between 79% and 99% of their total retirement benefits from general corporate assets, instead of from the Pension Plan. Assuming for illustrative purposes that each of the named executive officers had obtained the age of 65 and was in pay status, as of December 31, 2003, we estimate that the maximum aggregate retirement benefits payable to the named executive officers out of general corporate assets would be approximately $4.5 million per year. The unfunded benefits equalization plan allows for distribution of the actuarial present value of the portion of the retirement benefits payable thereunder in a lump sum following an executive officer’s retirement, so as to allow such officer to avoid having to leave these retirement benefits at risk for the remainder of his or her lifetime. As a result, an officer who leaves our employ after a significant period of service will likely be entitled to receive a very substantial payment from us shortly following his or her separation from our service.

      The following table shows the estimated annual benefits payable upon retirement to persons in specified remuneration and years-of-service classifications under the Pension Plan and the unfunded benefit equalization plan (referred to collectively as the “Pension Program”).

Estimated Annual Retirement Benefits Payable at Age 65

Straight Life Annuity Basis

	Years of Credited Service

Final Average Earnings	5	10	20	30	35	40	45

$ 100,000	$8,750	$17,500	$35,000	$52,500	$61,250	$70,000	$78,750
200,000	17,500	35,000	70,000	105,000	122,500	140,000	157,500
400,000	35,000	70,000	140,000	210,000	245,000	280,000	315,000
600,000	52,500	105,000	210,000	315,000	367,500	420,000	472,500
800,000	70,000	140,000	280,000	420,000	490,000	560,000	630,000
1,000,000	87,500	175,000	350,000	525,000	612,500	700,000	787,500
1,300,000	113,750	227,500	455,000	682,500	796,250	910,000	1,023,750
1,600,000	140,000	280,000	560,000	840,000	980,000	1,120,000	1,260,000
1,800,000	157,500	315,000	630,000	945,000	1,102,500	1,260,000	1,417,500
2,000,000	175,000	350,000	700,000	1,050,000	1,225,000	1,400,000	1,575,000
2,200,000	192,500	385,000	770,000	1,155,000	1,347,500	1,540,000	1,732,500
2,400,000	210,000	420,000	840,000	1,260,000	1,470,000	1,680,000	1,890,000
2,600,000	227,500	455,000	910,000	1,365,000	1,592,500	1,820,000	2,047,500
2,800,000	245,000	490,000	980,000	1,470,000	1,715,000	1,960,000	2,205,000
3,000,000	262,500	525,000	1,050,000	1,575,000	1,837,500	2,100,000	2,362,500

      Remuneration covered by the Pension Program includes salary (including salary contributed to the Capital Accumulation Plan of The Chubb Corporation, Chubb & Son Inc. and Participating Affiliates), overtime and awards under The Chubb Corporation Annual Incentive Compensation Plans, the Investment Department Incentive Plan and the Profit Sharing Plan (1987) in the year paid rather than the year earned.

      The retirement benefits shown assume retirement as of December 31, 2003 at age 65 and computed on the basis of straight life annuity benefits. The benefits shown in the table are subject to an offset of an amount related to the primary social security benefits in an amount approved by the Internal Revenue Service in effect at the time of retirement.

      Messrs. Degnan, Motamed, O’Reilly and Krump have, for the purposes of the Pension Program, 12, 25.5, 33 and 20.5 years of credited service, respectively, and their 2003 remuneration for purposes of the Pension Program was $895,250, $1,033,501, $901,917 and $709,000, respectively. In 1999, Mr. Motamed relinquished the right to receive under the Pension Program a lump sum amount equal to $300,000 plus interest in accordance with his participation in our Estate Enhancement Program.

      Under the Pension Program, benefits do not begin to accrue until the participant has completed one year of service. Accordingly, Mr. Finnegan, who commenced his employment with us in December 2002, does not yet have any years of service for purposes of benefit accrual under the Pension Program. Mr. Finnegan’s estimated pension payable at age 65, reflecting his annual base salary of $1,200,000 and target awards under The Chubb Corporation Annual Incentive Compensation Plans, is $1,620,000 per year. Mr. Finnegan also is entitled to receive supplemental pension benefits under his employment agreement.

Deferred Compensation Plans

      In addition to the retirement benefits that are described above, we provide the opportunity for certain of our employees to electively defer the payment of certain components of the compensation that would otherwise be payable to them for their services. Frequently, those employees who elect to voluntarily defer compensation chose to have the amounts deferred paid following the termination of their services with us and our affiliates. To avoid current taxation for those employees who participate in these deferral opportunities, the amounts deferred (and any earnings credited thereon) may not be funded and must be payable out of our general corporate assets. The amounts deferred are credited with earnings based on the deemed returns that would have been received had such amounts been invested at a fixed rate of return specified under the arrangements, or other investment options permitted under these arrangements that are generally available for investment in the marketplace. The amounts electively deferred have previously been reported in the Summary Compensation Table to the extent that a participant in these arrangements was an executive officer required to be included in such table in the year for which the compensation was earned. Earnings have not been reported in this table in accordance with the applicable rules promulgated by the SEC for the disclosure of executive compensation because none of the investment measures provides an above-market rate of return within the meaning of such rules. At December 31, 2003, the aggregate amount recorded on our balance sheet in respect of these arrangements for our named executive officers was approximately $472,377, of which amount approximately $465,000 related to amounts deferred by such officers.

Employment and Change in Control Agreements

Mr. Finnegan

      Mr. Finnegan entered into an employment agreement with us effective December 1, 2002. The agreement has an initial term of three years. The agreement provides Mr. Finnegan with an annual base salary of $1,200,000, subject to annual increases as determined by the Compensation Committee. He also is eligible to receive annual cash bonuses of between 125% and 250% of his annual base salary based upon performance targets established by the Compensation Committee. Mr. Finnegan will receive an annual supplemental pension benefit equal to 6% of his final average compensation for each year of employment up to a maximum of 60% of his final average compensation, subject to certain offsets. He also is eligible to participate in all retirement plans and health and welfare, perquisite, fringe benefit and other arrangements generally available to other senior executives.

      Under the terms of his employment agreement, for 2002, Mr. Finnegan received a salary of $100,000 representing one-twelfth of his annual salary and cash bonus of $125,000, representing one-twelfth of his target bonus. In order to induce Mr. Finnegan to leave his previous employer, the Compensation Committee endeavored to make whole Mr. Finnegan for the value of cash and stock incentives he forfeited at his former employer to become our President and Chief Executive Officer.

      In recognition of specified incentive compensation that Mr. Finnegan forfeited upon leaving his prior employer, we agreed to pay to him a cash payment, not to exceed $3,000,000, equal to the value of those forfeited incentives as and when substantiated. In February 2003, we determined that value to be $2,160,789 and paid Mr. Finnegan that amount.

      As compensation for Mr. Finnegan having forfeited options to purchase his previous employer’s stock, the Compensation Committee agreed to grant Mr. Finnegan stock options under The Chubb Corporation Long-Term Stock Incentive Plan (2000) having a Black-Scholes value equal to the Black-Scholes value of his forfeited options. Accordingly, on December 2, 2002, the Compensation Committee granted Mr. Finnegan options to purchase 250,920 shares of our common stock at an exercise price of $58.43, the average of the high and low sales prices of our common stock on the date of grant. The options have a ten-year term and vest in three equal installments. The first installment vested on December 2, 2003 and the remaining installments vest on December 2, 2004 and December 1, 2005, respectively, provided Mr. Finnegan remains employed by us through each of the remaining vesting dates.

      On December 2, 2002, the Compensation Committee also granted to Mr. Finnegan 61,617 shares of restricted stock having a fair market value as the date of grant of $3,600,000 as compensation for his having forfeited performance awards from his previous employer. The restrictions lapsed as to 30,809 shares on December 1, 2003 and were scheduled to lapse as to 30,808 shares on December 2, 2004, provided that Mr. Finnegan remained employed by us. On December 1, 2003, Mr. Finnegan’s employment agreement was amended to provide for the forfeiture of the 30,308 unvested shares of restricted stock in exchange for a grant of a like number of restricted stock units, as described in the Organization & Compensation Committee Report in this proxy statement.

      As part of the target compensation established for our Chief Executive Officer, on December 2, 2002, the Compensation Committee granted to Mr. Finnegan a five-year option to purchase 236,109 shares of our common stock at an exercise price of $73.03, 125% of the fair market value on the date of grant, and a ten-year option to purchase 133,618 shares of common stock at an exercise price of $58.43, the fair market value on the date of grant. One-half of each of the options vested on December 2, 2003 and the second half will vest on December 2, 2004.

      Consistent with the award practice implemented for all senior executives, Mr. Finnegan’s employment agreement was amended to reflect the granting of a restricted stock award in 2003, in lieu of a performance share award for the 2003-2005 performance cycle provided for under the employment agreement, as described in the Organization & Compensation Committee Report in this proxy statement.

      If Mr. Finnegan’s employment is terminated by us, except for cause, death or disability, or if he resigns for a good reason (as defined in his agreement), or if we do not renew his employment agreement beyond its initial three-year term, he would be eligible to receive:

•	a cash payment equal to the sum of his annual base salary and any accrued vacation pay through the date of termination, outstanding reimbursable business expenses and the annual cash bonus for the previous year (if not previously paid);

•	a pro-rated annual cash bonus for the year of his termination; and

•	an additional payment equal to up to 2.5 times (that multiple being subject to reduction under certain circumstances) the sum of his annual base salary and the average of his annual cash bonuses paid in the preceding three years.

In addition, any stock options, restricted stock, restricted stock units, performance shares and any other stock-based long-term incentive compensation awards held by Mr. Finnegan would vest and his stock options would continue to be exercisable until the earlier of the fifth anniversary of the date of termination of employment or the expiration of the option term.

      If Mr. Finnegan’s employment is terminated for cause of if he resigns other than for good reason or provides us with a notice that he does not wish to renew his employment agreement, we will have no other obligations to him except to provide a cash payment equal to his annual base salary and any accrued vacation pay through the date of termination, any benefits or amounts which he is eligible to receive under our retirement and benefit plans up to the date of termination and, if termination occurs after December 1, 2005, retiree health benefits. If Mr. Finnegan’s employment terminates because of his death or disability, we will have no other obligations except to provide his beneficiaries with the same compensation as if his employment was terminated for cause, plus a cash payment consisting of the prior year’s annual cash bonus (if not previously paid) and a pro-rata annual cash bonus for the year in which his employment was terminated.

      Additionally, the employment agreement provides Mr. Finnegan with indemnification under our restated certificate of incorporation and By-Laws and coverage under our directors and officers insurance policies, and also addresses other matters such as confidentiality, non-competition and non-solicitation.

      The employment agreement provides that Mr. Finnegan will receive the change in control benefits provided to our senior executives generally and an additional payment to compensate him for any excise tax assessed against his change in control payments. However, Mr. Finnegan will not receive severance pay or benefits under his employment agreement if those payments and benefits are paid under the change in control agreement he has with us. The change in control agreement is described below.

      Mr. Finnegan’s change in control agreement provides generally that the terms and conditions of his employment (including position, location, and benefits) would not be adversely changed during the three-year period after a change in control. If a change in control occurs and we terminate Mr. Finnegan’s employment (other than for cause, death or disability) or if Mr. Finnegan resigns for good reason during the three-year period following a change in control (or upon his termination as a result of certain events in connection with or in anticipation of a change in control), Mr. Finnegan would be generally entitled to receive:

•	a cash payment equal to the sum of his annual base salary and any accrued vacation pay through the date of termination, outstanding reimbursable business expenses and the annual cash bonus for the previous year (if not previously paid);

•	a pro-rata bonus through the date of termination for the year in which the termination of employment occurs;

•	three times his annual base salary and “highest annual bonus” (as defined in the agreement); and

•	continued benefits under our welfare benefit plans and programs for three years and the value of benefits he would have accrued under our qualified and supplemental pensions plans if he had continued to be employed for an additional three years.

In addition, any stock options, restricted stock, restricted stock units, performance shares and any other stock-based long-term incentive compensation awards held by Mr. Finnegan would vest and his stock options would continue to be exercisable under the earlier of the fifth anniversary of the date of termination of his employment or the expiration of the option term.

      In general, a change in control is one or more of the following events:

•	certain changes are made to the composition of our board;

•	any person acquires 20% or more of our outstanding common stock;

•	a merger, sale of all or substantially all of our assets or similar transaction; or

•	if we are completely liquidated or dissolved.

      The change in control agreement provides for confidentiality, non-competition and non-solicitation on the part of Mr. Finnegan.

Messrs. Motamed, Degnan and O’Reilly

      We have severance agreements with Messrs. Motamed, Degnan and O’Reilly. These agreements become operative only upon a “change in control” that occurs when the executive officer is employed by us. In general, a change in control is one or more of the following events:

•	certain changes are made to the composition of our board; or

•	any person acquires more than 25% of our outstanding common stock.

These agreements have an initial term of two years and are automatically extended for successive two-year periods unless we give one year’s prior notice that we are terminating the agreement at the end of the then current two-year period.

      If a change in control occurs and the executive officer’s employment with us terminates within two years thereafter (other than by reason of death, disability, retirement at normal retirement age, discharge for cause, or voluntary termination by the executive officer except for good reason), the executive officer becomes entitled to the severance benefits described below.

      For each of Messrs. Motamed, Degnan and O’Reilly, the severance benefits would equal twice the sum of:

•	one year’s salary at the annual rate in effect at the time of the change in control; and

•	the average of his annual awards under our cash incentive compensation plans for the three years preceding such change in control.

Also, we must maintain in force the insurance and disability benefits available immediately prior to the change in control, or their equivalents, until the earlier of two years after termination or the commencement of new, full-time employment. Messrs. Motamed, Degnan and O’Reilly are not required to mitigate the amount of any payments by seeking other employment, and we must pay all legal fees and expenses incurred by such executive officer as a result of such termination, including any expenses incurred in seeking to enforce the severance agreement.

EQUITY COMPENSATION PLAN INFORMATION

      The following table shows certain information with respect to our equity compensation plans as of December 31, 2003.

			Number of Securities
	Number of Securities		Remaining Available for
	to be Issued	Weighted-Average	Future Issuance under
	Upon Exercise of	Exercise Price of	Equity Compensation Plans
	Outstanding Options,	Outstanding Options,	(excluding securities
Plan Category	Warrants and Rights	Warrants and Rights	reflected in column (a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders	24,555,006 (2)	$61.13 (4)	9,529,987	(6)(7)
Equity compensation plans not approved by security holders(1)	225,287 (3)	$57.78 (5)	164,781	(1)
Total	24,780,293	$61.13 (5)	9,694,768

(1)	These plans are The Chubb Corporation Defined Contribution Excess Benefit Plan (“Excess Benefit Plan”) and the Deferred Compensation Plan for Directors (“Deferred Compensation Plan”), under which 24,779 shares of common stock and 140,002 shares of common stock, respectively, are available for future issuance.

The Excess Benefit Plan is a non-qualified, defined contribution plan and covers those participants in the Capital Accumulation Plan of The Chubb Corporation, Chubb & Son Inc. and Participating Affiliates (our 401(k) plan) and The Chubb Corporation Employee Stock Ownership Plan whose total benefits under those plans are limited by certain provisions of the Internal Revenue Code. A participant in the Excess Benefit Plan is entitled to a benefit equaling the difference between the participant’s benefits under the Capital Accumulation Plan of The Chubb Corporation, Chubb & Son Inc. and Participating Affiliates and The Chubb Corporation Employee Stock Ownership Plan, without considering the applicable Internal Revenue Code limitations, and the participant’s actual benefits under such plans. A participant’s excess Employee Stock Ownership Plan benefit is expressed as shares of Chubb common stock. Payments under the Excess Benefit Plan are generally made: (1) for excess benefits related to the Capital Accumulation Plan of The Chubb Corporation, Chubb & Son Inc. and Participating Affiliates in cash annually as soon as practical after the amount of excess benefit can be determined; and (2) for excess benefits related to The Chubb Corporation Employee Stock Ownership Plan, in common stock as soon as practicable after the earlier of the participant’s 65th birthday or termination of employment.

The material terms of the Deferred Compensation Plan are described in this proxy statement under the heading “Corporate Governance — Directors’ Compensation.”

(2)	Includes 532,802 shares, representing 150% of the aggregate target performance share awards for the three-year performance cycle ended December 31, 2003 and the three-year performance cycle ending December 31, 2004, which is the maximum number of shares issuable under our outstanding performance share awards. At the end of each performance cycle, the Compensation Committee, using a range of 0 to 150% of the target awards, determines the actual number of shares to be received by performance share recipients. In March 2004, the Compensation Committee determined that recipients would receive 61.4% of their performance share targets for the three-year performance cycle ended December 31, 2003. For additional information about the payments made in settlement of performance share awards for the three-year period ended December 31, 2003, see the Organization & Compensation Committee Report in this proxy statement.

(3)	Includes an aggregate of 43,615 shares issuable upon exercise of the special option grants awarded to three independent directors in 2002 as individual compensation for their service on our CEO search committee.

(4)	Weighted average exercise price excludes shares issuable under outstanding performance share awards.

(5)	Weighted average exercise price consists of exercise price of special option grants described in note (3) above, and excludes shares issuable in connection with the Excess Benefit Plan and Deferred Compensation Plan.

(6)	Reflects a reduction in the aggregate number of shares available for future issuance under The Chubb Corporation Stock Option Plan for Non-Employee Directors (2001) equal to 43,615, the number of shares issuable upon exercise of the special option grants described in note (3) above.

(7)	Includes 6,453,669 shares available for issuance under the Global Employee Stock Purchase Plan (2001), 1,843,933 shares available for issuance under The Chubb Corporation Long-Term Stock Incentive Plan (2000), of which 745,588 shares remain available for restricted stock awards, and 1,000,000 shares available for issuance under The Chubb Corporation 2003 Producer Stock Incentive Plan.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information concerning the only persons or entities known to us to be beneficial owners of more than 5% of our outstanding common stock. The information below is as reported by that entity in statements filed with the SEC.

	Amount and Nature
	of Beneficial
	Ownership of	Percent of
Name and Address	Common Stock	Class(4)

AXA	16,569,333 (1)	8.8%
Capital Research and Management Company	10,924,160 (2)	5.8%
Morgan Stanley	9,919,202 (3)	5.2%

(1)	Reflects ownership as of December 31, 2003 as reported on a Schedule 13G filed with the SEC jointly by AXA, located at 25, avenue Matignon, 75008 Paris, France; its subsidiary, AXA Financial, Inc., located at 1290 Avenue of the Americas, New York, NY 10104; and the following entities which, as a group, control AXA: AXA Assurances I.A.R.D. Mutuelle and AXA Assurances Vie Mutuelle, each located at 370, rue Saint Honore, 75001 Paris, France and AXA Courtage Assurance Mutuelle, located at 26, rue Louis le Grand, 75002 Paris, France. The voting and investment power of the various holders with respect to these shares is set forth in the Schedule 13G. These holders have certified that these shares of our common stock were acquired in the ordinary course of business and were not acquired for the purpose of, and do not have the effect of, changing or influencing the control of Chubb and were not acquired in connection with or as a participant in any transaction having such purpose or effect.

(2)	Reflects ownership as of December 31, 2003 as reported on a Schedule 13G filed with the SEC by Capital Research and Management Company, located at 333 South Hope Street, Los Angeles, CA 90071. Capital Research and Management Company has certified that these shares of our common stock were acquired in the ordinary course of business and were not acquired for the purpose of, and do not have the effect of, changing or influencing the control of Chubb and were not acquired in connection with or as a participant in any transaction having such purpose or effect.

(3)	Reflects ownership as of December 31, 2003 as reported on a Schedule 13G filed with the SEC by Morgan Stanley, located at 1585 Broadway, New York, New York 10036. Morgan Stanley has certified that these shares of our common stock were acquired in the ordinary course of business and were not acquired for the purpose of, and do not have the effect of, changing or influencing the control of Chubb and were not acquired in connection with or as a participant in any transaction having such purpose or effect.

(4)	Based upon 189,190,459 shares of our common stock outstanding as of March 8, 2004.

      The following table sets forth certain information regarding the beneficial ownership of our common stock and common stock-based holdings by each of our directors and nominees for director, by each of our executive officers named in the “Summary Compensation Table” in this proxy statement and by our directors and executive officers as a group.

	Amount and Nature
	of Beneficial
	Ownership of	Deferral	Percent of
Name and Address(1)	Common Stock(2)	Plan(3)	Class(4)

Zoë Baird(5)	20,500	1,629	*
John C. Beck(6)	82,536	20,011	*
Sheila P. Burke(7)	28,265	—	*
James I. Cash, Jr.(8)	34,000	—	*
Joel J. Cohen(9)	101,247	14,872	*
James M. Cornelius(10)	40,000	2,335	*
John D. Finnegan(11)	317,195	—	*
David H. Hoag(12)	36,634	2,633	*
Klaus J. Mangold(13)	8,600	—	*
Warren B. Rudman(14)	44,200	4,466	*
Sir David G. Scholey, CBE(15)	49,000	4,241	*
Raymond G.H. Seitz(16)	36,200	1,176	*
Lawrence M. Small(17)	69,634	6,686	*
Daniel E. Somers(18)	5,024	—	*
Karen Hastie Williams(19)	12,100	—	*
James M. Zimmerman(20)	26,320	1,949	*
Alfred W. Zollar(21)	16,000	—	*
John J. Degnan(22)	486,054	—	*
Paul J. Krump(23)	96,935	—	*
Thomas F. Motamed(24)	620,841	—	*
Michael O’Reilly(25)	531,529	—	*
All directors and executive officers as a group(26)	2,950,615	59,998	1.6%

*	Less than 1%.

(1)	Unless otherwise indicated, the business address of each director and executive officer named in this table is c/o The Chubb Corporation, 15 Mountain View Road, P.O. Box 1615, Warren, New Jersey 07061-1615.

(2)	Unless otherwise indicated, share amounts are as of March 8, 2004 and each person has sole voting and investment power with respect to the shares listed.

(3)	Includes compensation allocated to the Market Value Account of the Deferred Compensation Plan for Directors (see “Corporate Governance — Directors’ Compensation” in this proxy statement). The value of units allocated to this account is based upon the per share price of our common stock at December 31, 2003 of $68.10. These units are payable in shares of common stock following termination of service or a specified date but do not have current voting or investment power.

(4)	Based upon 189,190,459 shares of our common stock outstanding as of March 8, 2004.

(5)	Includes 20,000 shares that may be purchased within 60 days pursuant to The Chubb Corporation Stock Option Plan for Non-Employee Directors (2001) and our predecessor non-employee director equity plans.

(6)	Includes 18,936 shares held in accounts managed by Beck, Mack & Oliver LLC (for which Mr. Beck disclaims beneficial ownership), 1,000 shares held in a trust for Mr. Beck’s benefit and 60,000 shares that may be purchased within 60 days pursuant to The Chubb Corporation Stock Option Plan for Non-Employee Directors (2001) and our predecessor non-employee director equity plans.

(7)	Includes 28,000 shares that may be purchased within 60 days pursuant to The Chubb Corporation Stock Option Plan for Non-Employee Directors (2001) and our predecessor non-employee director equity plans.

(8)	Includes 32,000 shares that may be purchased within 60 days pursuant to The Chubb Corporation Stock Option Plan for Non-Employee Directors (2001) and our predecessor non-employee director equity plans.

(9)	Includes 56,000 shares that may be purchased within 60 days pursuant to The Chubb Corporation Stock Option Plan for Non-Employee Directors (2001) and our predecessor non-employee director equity plans and 36,347 shares that may be purchased within 60 days pursuant to an outstanding special stock option grant.

(10)	Includes 24,000 shares that may be purchased within 60 days pursuant to The Chubb Corporation Stock Option Plan for Non-Employee Directors (2001) and our predecessor non-employee director equity plans.

(11)	Includes 268,503 shares that may be purchased within 60 days pursuant to The Chubb Corporation Long-Term Stock Incentive Plan (2000). Excludes 30,808 restricted stock units which will vest on December 2, 2004 and are payable in cash or stock at the discretion of the Organization & Compensation Committee.

(12)	Includes 32,000 shares that may be purchased within 60 days pursuant to The Chubb Corporation Stock Option Plan for Non-Employee Directors (2001) and our predecessor non-employee director equity plans and 3,634 shares that may be purchased within 60 days pursuant to an outstanding special stock option grant.

(13)	Includes 8,000 shares that may be purchased within 60 days pursuant to The Chubb Corporation Stock Option Plan for Non-Employee Directors (2001).

(14)	Includes 44,000 shares that may be purchased within 60 days pursuant to The Chubb Corporation Stock Option Plan for Non-Employee Directors (2001) and our predecessor non-employee director equity plans.

(15)	Includes 100 shares owned by a member of Sir David Scholey’s family who lives in his home (for which Sir David Scholey disclaims beneficial ownership) and 48,000 shares that may be purchased within 60 days pursuant to The Chubb Corporation Stock Option Plan for Non-Employee Directors (2001) and our predecessor non-employee director equity plans.

(16)	Includes 36,000 shares that may be purchased within 60 days pursuant to The Chubb Corporation Stock Option Plan for Non-Employee Directors (2001) and our predecessor non-employee director equity plans.

(17)	Includes 56,000 shares that may be purchased within 60 days pursuant to The Chubb Corporation Stock Option Plan for Non-Employee Directors (2001) and our predecessor non-employee director equity plans and 3,634 shares that may be purchased within 60 days pursuant to an outstanding special stock option grant.

(18)	Includes 4,000 shares that may be purchased within 60 days pursuant to The Chubb Corporation Stock Option Plan for Non-Employee Directors (2001).

(19)	Includes 12,000 shares that may be purchased within 60 days pursuant to The Chubb Corporation Stock Option Plan for Non-Employee Directors (2001) and our predecessor non-employee director equity plans.

(20)	Includes 24,000 shares that may be purchased within 60 days pursuant to The Chubb Corporation Stock Option Plan for Non-Employee Directors (2001) and our predecessor non-employee director equity plans.

(21)	Includes 12,000 shares that may be purchased within 60 days pursuant to The Chubb Corporation Stock Option Plan for Non-Employee Directors (2001) and our predecessor non-employee director equity plans.

(22)	Includes 425,242 shares which Mr. Degnan has the right to purchase within 60 days under The Chubb Corporation Long-Term Stock Incentive Plan (2000) and our predecessor employee long-term incentive plans and 2,791 shares that were allocated to Mr. Degnan pursuant to The Chubb Corporation Employee Stock Ownership Plan (“ESOP”).

(23)	Includes 74,558 shares which Mr. Krump has the right to purchase within 60 days under The Chubb Corporation Long-Term Stock Incentive Plan (2000) and our predecessor employee long-term incentive plans and 2,736 shares that were allocated to Mr. Krump pursuant to the ESOP.

(24)	Includes 561,914 shares which Mr. Motamed has the right to purchase within 60 days under The Chubb Corporation Long-Term Stock Incentive Plan (2000) and our predecessor employee long-term incentive plans, 898 shares in the Corporation Stock Fund of the Capital Accumulation Plan of The Chubb Corporation, Chubb & Son Inc. and Participating Affiliates and 3,063 shares that were allocated to Mr. Motamed pursuant to the ESOP.

(25)	Includes 448,472 shares which Mr. O’Reilly has the right to purchase within 60 days under The Chubb Corporation Long-Term Stock Incentive Plan (2000) and our predecessor employee long-term incentive plans and 3,746 shares that were allocated to Mr. O’Reilly pursuant to the ESOP.

(26)	Includes 1,330 shares which executive officers other than those listed in the table above disclaim beneficial ownership, 12,480 shares which were allocated to executive officers other than those listed in the table above pursuant to the ESOP and 255,089 shares which executive officers other than those listed in the table above have the right to purchase within 60 days under The Chubb Corporation Long-Term Stock Incentive Plan (2000) and our predecessor employee long-term incentive plans.

CERTAIN TRANSACTIONS AND OTHER MATTERS

Transactions with Certain Shareholders

      At December 31, 2003, AXA was the beneficial owner of more than 5% of our outstanding common stock. During 2003, our property and casualty insurance subsidiaries ceded reinsurance to subsidiaries of AXA of approximately $7.3 million. Our property and casualty insurance subsidiaries also assumed approximately $1.9 million of reinsurance from several AXA insurance subsidiaries during 2003 under various contracts. In addition, in 2003, AXA purchased insurance policies from certain of our property and casualty insurance subsidiaries with an aggregate net written premium of approximately $1.1 million.

      At December 31, 2003, Morgan Stanley was the beneficial owner of more than 5% of our outstanding common stock. As of December 31, 2003, an affiliate of Morgan Stanley managed approximately $180 million of assets in our pension plan. In addition, a Morgan Stanley affiliate manages one of the funds offered to participants in our Capital Accumulation Plan. In 2003, a subsidiary of Morgan Stanley purchased insurance policies from one of our property and casualty insurance subsidiaries with an aggregate net written premium of approximately $2.4 million.

      At December 31, 2003, Capital Research and Management Company was the beneficial owner of more than 5% of our outstanding common stock. In 2003, Capital Research and Management Company purchased insurance policies from certain of our property and casualty insurance subsidiaries with an aggregate net written premium of approximately $3.3 million.

Transactions with Directors, Executive Officers and their Associates

      UBS AG of Switzerland, through its affiliated companies, provides certain securities transaction services to us and to our subsidiaries. In addition, we have entered into two credit derivatives transactions with entities affiliated with UBS AG. Sir David G. Scholey, CBE is a Senior Advisor to UBS Investment Bank, the investment banking division of UBS AG of Switzerland. Lehman Brothers, through its affiliated companies, also provides certain securities transaction services to us and to our subsidiaries. We also have entered into six credit derivatives transactions with entities affiliated with Lehman Brothers. Ambassador Raymond G.H. Seitz was a Vice Chairman of Lehman Bros. International (Europe), an affiliate of Lehman Brothers until April 2003. We believe that our transactions with these firms were effected on terms as favorable to us and to our subsidiaries as could be obtained from other sources in view of the nature of the services rendered.

      In 2003, we made several donations to charitable organizations with which certain of our directors (or members of their immediate families) were affiliated. These donations are described in greater detail under “Corporate Governance — Director Independence” in this proxy statement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than ten percent of our common stock to file reports of securities ownership and changes in such ownership with the SEC.

      Based solely upon a review of copies of such reports or written representations that all such reports were timely filed, we believe that each of our directors, executive officers and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements applicable to them during 2003, with the exception of: Robert C. Cox, who, due to administrative error, filed a report on Form 3 on June 17, 2003 relating to his becoming subject to Section 16 under the Exchange Act on June 6, 2003; John D. Finnegan and Michael O’Reilly, who, due to administrative error, each filed a report on March 11, 2003 relating to respective option grants on March 6, 2003; Sir David G. Scholey, CBE, who, due to administrative error, filed a report on July 9, 2003 relating to the credit of market value units on July 1, 2003; Joel J. Cohen, James M. Cornelius, David H. Hoag, Warren B. Rudman, Sir David G. Scholey, CBE, Raymond G.H. Seitz and James M. Zimmerman, who, due to administrative error, each filed a report on April 30, 2003 relating to the credit of market value units on April 11, 2003; and Daniel E. Somers, who, due to administrative error, filed a report on February 17, 2004 which included an aggregate of 24 shares previously received by him pursuant to a dividend reinvestment plan on April 14, 2003, July 9, 2003, October 8, 2003 and January 7, 2004.

STOCK PERFORMANCE GRAPH

      The following performance graph compares the performance of our common stock during the five-year period from December 31, 1998 through December 31, 2003 with the performance of the Standard & Poor’s 500 Index and the Standard & Poor’s Property & Casualty Insurance Index. The graph plots the changes in value of an initial $100 investment over the indicated time periods, assuming all dividends are reinvested.

COMPARISON OF CUMULATIVE TOTAL RETURN

December 31, 1998 to December 31, 2003
Chubb vs. Published Indices

	Dec-98	Dec-99	Dec-00	Dec-01	Dec-02	Dec-03

Chubb	$100.00	$88.86	$139.23	$113.32	$87.63	$117.22
S&P 500 Index®	$100.00	$121.04	$110.01	$96.94	$75.51	$97.17
S&P 500 Property & Casualty Index®	$100.00	$74.51	$116.11	$106.80	$95.03	$120.13

      The information contained under the heading “Stock Performance Graph” shall not be deemed to be “soliciting material,” to be “filed” with the Commission, subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material, nor shall it be incorporated by reference into any document filed under the Securities Act or the Exchange Act unless we specifically incorporate it by reference.

PROPOSAL 1

ELECTION OF DIRECTORS

      Our board has nominated the following individuals for election to our board this year:

Zoë Baird Sheila P. Burke James I. Cash, Jr. Joel J. Cohen James M. Cornelius John D. Finnegan David H. Hoag Klaus J. Mangold	Sir David G. Scholey, CBE Raymond G.H. Seitz Lawrence M. Small Daniel E. Somers Karen Hastie Williams James M. Zimmerman Alfred W. Zollar

      Each nominee for director was previously elected by our shareholders at the 2003 annual meeting and has served continuously since then. Information regarding the business experience of each nominee is provided in this proxy statement under the heading “Our Board of Directors.” Each director is elected annually to serve until the next annual meeting and until his or her successor is elected and qualified. There are no family relationships among our executive officers and directors.

      Our board expects that all of the nominees named in this proxy statement will be available for election, and, if elected, will be willing to serve as a director. If any nominee is not available, then the proxies may vote for a substitute as may be designated by the board, unless the board reduces the number of directors. The board has, in accordance with our By-Laws, fixed the number of directors to be elected at 15. If elected, each director will serve until the next annual meeting of shareholders and until his or her successor is duly elected and qualified.

      If you sign your proxy card but do not give instructions with respect to the voting of directors, your shares will be voted for the 15 individuals recommended by the board. If you wish to give specific instructions with respect to the voting of directors, you may do so by indicating your instructions on your proxy card.

      The board of directors unanimously recommends that you vote “FOR” each of the foregoing nominees for director.

PROPOSAL 2

ADOPTION OF THE CHUBB CORPORATION

LONG-TERM STOCK INCENTIVE PLAN (2004)

Introduction

      We have long had in effect stock-based incentive plans that have allowed us to grant management and other key employees various types of awards, including stock options, performance shares and restricted stock. The use of these programs reflected our board’s belief that encouraging stock ownership by management and other key employees served to attract, retain and motivate such personnel by providing these key employees a direct, personal financial interest in our continued success.

      Our board continues to believe that the best way to encourage our management and other key employees to create and enhance value for our shareholders is through a compensation program that encourages stock ownership. To promote the interests of shareholders, we have voluntarily joined a relatively small, but growing, number of companies who are expensing options.

      Our board believes that, at the current time, it would be beneficial to change the emphasis of our equity compensation program from stock options to other equity awards — that is, total shareholder return-based performance shares and restricted stock or units — that together serve to more closely align key employees’ interests with those of our shareholders and provide a strong incentive for them to remain in our service. While there may still be times or circumstances where stock option grants are the more appropriate means of providing long-term incentives, our board believes that a different combination of awards will more effectively serve our objective of providing appropriate rewards for enhancing shareholder value. It is our current intention that stock options will only be granted in special circumstances, including, without limitation, where the grant of other kinds of awards to employees in certain foreign jurisdictions would have immediate tax consequences for the recipients of such awards.

      With this in mind, the Compensation Committee recommended, and in March 2004 our board adopted, subject to shareholder approval, The Chubb Corporation Long-Term Stock Incentive Plan (2004) (“New Employee Plan”). While the New Employee Plan generally authorizes the use of the same types of awards as were available for grant under The Chubb Corporation Long-Term Stock Incentive Plan (2000) (“2000 Plan”), the change in emphasis referred to above is reflected in a number of the terms of the New Employee Plan, including the number of shares available for grants under the New Employee Plan.

      Because fewer shares are needed to provide competitive awards when awards are primarily in the form of performance shares, restricted stock and restricted stock units, the New Employee Plan authorizes 5,800,000 new shares that can be used for any type of award under the New Employee Plan, including performance shares, restricted stock, restricted stock units, options and stock appreciation rights. The New Employee Plan also authorizes the grant of dollar, or other local currency, denominated performance units that may be paid using shares under the New Employee Plan. The 2000 Plan, which was designed to rely more heavily on the use of stock options, authorized 13,000,000 shares for issuance, of which 2,117,004 shares remained available for issuance on March 4, 2004.

      Upon approval of the New Employee Plan by our shareholders, the shares remaining available for grant under the 2000 Plan will be available to make grants of all types of awards under the New Employee Plan, and no new grants will be made under the 2000 Plan. However, to the extent outstanding stock option grants under the 2000 Plan are entitled to receive automatic restoration option grants that entitle the participant to purchase a number of shares equal to the number surrendered in payment of the exercise price of the existing option and, in the Compensation Committee’s discretion, tendered to satisfy tax withholding obligations, these restoration grants will be made under the 2000 Plan using shares so surrendered or tendered.

Summary of the New Employee Plan

      The following summary of the New Employee Plan is qualified in its entirety by reference to the complete text of the New Employee Plan, which is attached to this proxy statement as Annex B.

Shares Available for Issuance

      Subject to adjustment upon the occurrence of certain events described below, a maximum of 5,800,000 newly authorized shares, plus any shares remaining available for issuance under the 2000 Plan on the date that the New Employee Plan is approved by shareholders, may be issued under the New Employee Plan. The total number of shares available for grant reflects a reduction in the number of shares historically available under prior plans in light of our above described intention to use more performance share and restricted stock or unit awards and less stock option grants. To satisfy awards under the New Employee Plan, we may use authorized but unissued shares or shares in our treasury.

      Shares subject to awards under the New Employee Plan or any of our 1989, 1992, 1996 and 2000 Long-Term Stock Incentive Plans (“Prior Plans”) that lapse, are forfeited or cancelled or are settled without the issuance of stock, in each case, after the effective date of the New Employee Plan will be available for awards under the New Employee Plan. This includes shares that are withheld from an award to satisfy the employee’s tax obligations. Additionally, shares owned by participants that are delivered to us to pay all or a portion of the exercise price of any award or to satisfy the employee’s tax obligations in respect of awards under any of these plans will increase the number of shares available for awards under the New Employee Plan.

      Shares described in the immediately preceding paragraph that were granted from the shares initially authorized for grants under the New Employee Plan may be used for any type of award. Shares recaptured with respect to awards outstanding under the Prior Plans on the date the New Employee Plan becomes effective may only be used to make awards of a substantially similar type as the award to which they related under the Prior Plan. This means that shares subject to an option granted under a Prior Plan that is outstanding on the effective date of the New Employee Plan, but forfeited thereafter, can be used to grant stock options or stock appreciation rights, but not performance shares, restricted stock or restricted stock units under the New Employee Plan. However, to the extent that any of these forfeited or surrendered shares is used to make restoration grants under the 2000 Plan, the recaptured shares will not also be available for grant under the New Employee Plan.

      In addition to aggregate share limits, the New Employee Plan establishes individual limits that provide that no participant may receive in any calendar year:

•	stock options and stock appreciation rights on more than 1,000,000 shares;

•	restricted stock and restricted stock unit awards related to more than 150,000 shares; or

•	performance shares related to more than 300,000 shares.

In the context of performance shares, where the number of shares of our common stock issuable may be up to twice the number of performance shares granted, this limit pertains to the number of performance shares granted (regardless of the number of actual shares issued). Additionally, no participant may receive performance units with a target value of more than $12,000,000 in any calendar year.

      If the Compensation Committee determines that any stock dividend, stock split, share combination, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase shares at a price substantially below fair market value, or other similar corporate event affects the shares such that an adjustment is required in order to preserve the benefits intended under the New Employee Plan, then the Compensation Committee has discretion to make equitable adjustments in the number and kind of shares which thereafter may be awarded or optioned under the New Employee Plan (including making appropriate adjustments in the individual award limits referred to above), the number and kind of shares subject to outstanding options and awards, and the respective grant or exercise prices and/or, if appropriate, to provide for the payment of cash to a participant who has an outstanding option or award.

  Administration

      The New Employee Plan will be administered by the Compensation Committee. The Compensation Committee will have the sole and complete authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the New Employee Plan as it deems advisable, and to interpret the terms and provisions of the New Employee Plan. The Compensation Committee may delegate to one or more executive officers the power to make awards to participants who are not executive officers, provided that the Compensation Committee shall fix the maximum amount of such awards that its delegates can make in the aggregate and to any one participant.

      Subject to the express terms of the New Employee Plan, the Compensation Committee has discretion as to the specific terms and conditions of each award and any rules applicable thereto, including but not limited to the effect thereon of the death, retirement or other termination of employment of the participant. Awards may not be assigned or transferred, except by will or the laws of descent and distribution, pursuant to a qualified domestic relations order, to the participant’s immediate family and to other permitted transferees under rules established by the Compensation Committee.

      The Compensation Committee may make grants to any of our eligible employees or any of the employees of our subsidiaries, and to any natural person who provides services to us or a subsidiary as a consultant, agent or advisor who the Compensation Committee determines to have the capacity to contribute to our success. It is anticipated that the Compensation Committee will make these determinations based on each individual’s present and potential contribution to our success. It is estimated that approximately 1,900 employees may receive awards under the New Employee Plan, although it is not contemplated that every eligible employee will receive each of the different types of awards available under the New Employee Plan.

  Performance Shares or Units and Restricted Stock or Units

      As discussed above, the New Employee Plan affords the Compensation Committee discretion to grant performance shares and performance units, the payment of which is conditioned upon meeting one or more specified performance goals. Our current expectation is that performance shares will constitute a substantial majority of the long-term incentive compensation opportunity made available to most key employees. The Compensation Committee currently intends to use total shareholder returns relative to the return of a broad-based group of companies (such as those in the Standard & Poor’s 500 Index), as the performance goal in respect of performance shares and performance units. However, as different goals may be more appropriate as to specific individuals or classes of employees or under different circumstances, the New Employee Plan permits the Compensation Committee to establish performance goals based on the following criteria, whether in absolute terms or relative to performance at other companies: stock price, operating earnings, net earnings, return on equity, income, market share, combined ratio, level of expenses, growth in revenue and such other criteria as may be established by the Compensation Committee. The Compensation Committee also has the discretion to condition payment of amounts in respect of performance shares and performance units on such factors in addition to the performance goals as it shall determine on the grant date.

      The Compensation Committee will determine the value of each performance share and unit, the number of such shares and units for each performance cycle, the duration of each performance cycle and the number of performance shares and units that have been earned based on performance relative to the performance goals discussed above. Performance shares and units may also be deemed earned upon the occurrence of certain events, such as a change in control. Unless the Compensation Committee otherwise determines, performance shares and units for in-progress performance cycles will be forfeited and terminated if a participant’s employment terminates. However, unless the Compensation Committee otherwise determines, if a participant’s employment terminates due to death, disability or retirement on or after the completion of the first calendar year of a performance cycle, the participant or his representative will receive all of the performance shares and units for the performance cycle that would have been earned had the participant continued employment for the full period.

      The Compensation Committee may provide on the grant date that, depending on actual performance measured against the stated performance goals, the amount payable in respect of performance shares and units will range from 0% to 200% of the target grant for each such award. Payment of earned performance share and unit awards may, at the discretion of the Compensation Committee, be distributed in the form of cash, shares of our stock or a combination thereof. The Compensation Committee also has the authority to adjust the applicable performance goals as it deems equitable to reflect unusual or non-recurring events affecting us or changes in tax law or accounting principles or other factors that it deems appropriate.

      It is our current expectation that restricted stock and restricted stock units will be used in combination with performance shares and units, but will be secondary to such performance-based awards. Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered until the restrictions have lapsed. Subject to the forfeiture and transfer restrictions applicable to the award, a participant will have all of the rights of a shareholder in respect of any award of restricted stock, including the right to vote such shares and receive dividends thereon and other distributions. The Compensation Committee may permit a participant who receives a restricted unit award to receive currently or on a deferred basis dividends or dividend equivalents and/or other cash payments in addition to or in lieu of such award. The Compensation Committee has authority to determine the length of the restricted period, the conditions under which restricted stock and restricted stock units may be forfeited, as well as the other terms and conditions of such awards, including the establishment of performance goals for the grant of such awards based on one or more of the performance criteria described above for performance shares and units. Restricted stock units may be paid, at the discretion of the Compensation Committee, in cash or shares or a combination of both. Unless the Compensation Committee establishes a different period, the restriction period applicable to any award of restricted stock or restricted stock units will lapse on the third anniversary of the date of grant. The lapse of such period may accelerate upon the occurrence of certain events specified in the New Employee Plan, such as a change in control or the termination of a participant’s employment due to death, disability or retirement. Unless the Compensation Committee otherwise determines, in the event that a participant’s employment terminates other than due to death, disability or retirement prior to vesting in any restricted stock or restricted stock units, such stock or units will be forfeited.

      The Compensation Committee may permit or require participants who receive performance shares, performance units, restricted stock or restricted stock units to defer receipt of such awards upon the terms and conditions the Compensation Committee establishes from time to time. Receipt of all shares issuable upon the expiration of the restrictive period applicable to any award of restricted stock or restricted stock units made to the Chief Executive Officer will be deferred until termination of his employment.

  Stock Options and Stock Appreciation Rights

      While the expectation is that stock options and stock appreciation rights will be used far less than they have been under prior plans, the New Employee Plan permits the Compensation Committee to grant such awards. Options granted under the New Employee Plan may be either non-statutory options or incentive stock options. The exercise price of any stock option granted may not be less than 100% of the fair market value of the underlying shares at the time of grant, and the Compensation Committee is not permitted to subsequently reduce the exercise price or otherwise reprice granted options. Stock appreciation rights may be granted in tandem with or unrelated to options granted under the New Employee Plan and, if in tandem with an option, may be granted at the time of such option grant or thereafter. Upon the exercise of a stock appreciation right, the participant is entitled to receive the excess of the fair market value of a share over the base value applicable to such right. The Compensation Committee has the authority to determine whether the value of a stock appreciation right is paid in cash or shares or a combination of both.

      The Compensation Committee has discretion as to the terms and conditions upon which options and stock appreciation rights will be exercisable, but under no circumstances may an option or stock appreciation right have a term exceeding ten years from the date of grant. Unless the Compensation Committee establishes another exercise schedule, options and stock appreciation rights will generally become exercisable in three approximately equal installments on each of the first three anniversaries of the date of grant. Unless the Compensation Committee otherwise determines, any option or stock appreciation right that has not been exercised prior to the termination of the participant’s employment will cease to be exercisable, regardless of whether exercisable at that time. However, if a participant’s employment terminates due to death, disability or retirement on or after the first anniversary of the grant date of an option or stock appreciation right, then the participant or his or her representative may exercise such option or stock appreciation right for the remainder of its term, regardless of the extent to which such awards were exercisable at the date of such termination.

      An option holder may satisfy the exercise price in cash or, at the discretion of the Compensation Committee, by exchanging shares owned by the optionee for at least six months, or by a combination thereof. The Compensation Committee may permit or require participants to defer amounts payable upon exercise of options and stock appreciation rights upon the terms and conditions the Compensation Committee establishes from time to time.

Change in Control

      Except as provided below, if we experience a “change in control” (as defined in the New Employee Plan), each option and stock appreciation right and each award of restricted stock and each restricted stock unit grant will be treated as fully vested and will no longer be subject to forfeiture and transfer restrictions. Additionally, each option and stock appreciation right will be cancelled in exchange for an amount equal to the excess, if any, of the price paid in the change in control transaction over the exercise price or base value of such award, and each award of restricted stock and each restricted stock unit will similarly be cancelled in exchange for an amount equal to the price paid in the change in control transaction. Additionally, all outstanding performance shares and performance units will be deemed earned and be immediately payable, in an amount equal to 100% of the applicable target grant for each such award, regardless of the portion of the applicable performance period that will have elapsed prior to the date of such change in control. All payments related to a change in control will generally be made in cash, unless the Compensation Committee permits payment to be made in shares of the surviving corporation having an equivalent value. For purposes of the New Employee Plan, “change in control” includes:

•	an acquisition of 20% or more of our shares by a person other than us, our subsidiaries or our employee benefit plans;

•	a change in a majority of the members of our board due to a proxy contest or tender or exchange offer; and

•	a merger, reorganization or similar transaction (including a sale of substantially all assets), where our shareholders immediately prior to such transaction do not control more than 50% of the surviving entity immediately after the transaction.

However, (i) there will be no acceleration of the vesting, or lapsing of restrictions, of any options, stock appreciation rights, restricted stock, restricted stock units, (ii) performance shares and performance units will not be deemed earned, and (iii) there will be no payment made in respect of such awards by reason of the change in control if the Compensation Committee (as constituted before the change in control) determines that each of the following conditions are satisfied:

•	all outstanding awards will be honored or assumed by the participant’s new employer or one of its affiliated companies;

•	the honored or assumed awards will have substantially equivalent economic value, at the time of the change in control, to the awards in respect of our stock;

•	the honored or assumed awards will relate to securities that are or will shortly be publicly traded on an established United States securities market;

•	the terms and conditions (such as vesting and exercisability) of the honored or assumed awards are at least equal to or better than the terms of the awards related to our stock; and

•	the honored or assumed awards must provide that, upon the involuntary termination of the award recipient’s employment, the awards will be deemed vested or exercisable, as the case may be.

  Term of the New Employee Plan and Amendments

      No award may be granted under the New Employee Plan after December 31, 2009. The New Employee Plan may be amended or terminated at any time by the board, except that no amendment may adversely affect existing awards and no amendment may be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement, including any approval requirement which is imposed by the rules of the NYSE, that the Compensation Committee determines to be applicable.

Description of Federal Income Tax Consequences under the New Employee Plan

      The following discussion summarizes the Federal income tax consequences of the New Employee Plan based on current provisions of the Internal Revenue Code, which are subject to change. The summary does not cover any foreign, state or local tax consequences of participation in the New Employee Plan.

Performance shares

      When payment is made to a participant in respect of earned performance shares granted under the New Employee Plan, the participant will have taxable ordinary income in an amount equal to the amount of cash and the fair market value of any shares of our stock that such participant receives in payment on such award. We will receive a Federal income tax deduction in an amount equal to the amount paid to the participant, unless the amount is paid by a subsidiary or affiliate that is not part of our consolidated Federal return, in which case, the subsidiary or affiliate, as the case may be, will receive the deduction.

Restricted stock

      Unless a participant makes the election described below, a grant of restricted stock will not result in taxable income to the participant or a deduction to us (or the unconsolidated subsidiary or affiliate employing the participant) in the year of grant. The value of such restricted stock will be taxable to a participant as ordinary income in the year in which the restrictions lapse. Alternatively, a participant may elect to treat as income in the year of grant the fair market value of the restricted stock on the date of grant, provided the participant makes the election within 30 days after the date of such grant. If such an election were made, the participant would not be allowed to deduct at a later date the amount included as taxable income if the participant should forfeit the shares of restricted stock. The amount of ordinary income recognized by a participant is deductible by us (or the unconsolidated subsidiary or affiliate employing the participant) in the year such income is recognized by the participant, provided such amount constitutes reasonable compensation to the participant. If the election described above is not made, then prior to the lapse of restrictions, dividends paid on the shares subject to such restrictions will be taxable to the participant as additional compensation in the year received, and we (or the unconsolidated subsidiary or affiliate employing the participant) will be allowed a corresponding deduction.

Non-Statutory Options

      When an optionee exercises an option, the excess of the fair market value of the shares on the date of exercise over the exercise price will be ordinary income to the optionee and will be allowed as a deduction for Federal income tax purposes to us (or the unconsolidated subsidiary or affiliate employing the participant).

When an optionee disposes of shares acquired by the exercise of the option, any amount received in excess of the market value of the shares on the date of exercise will be treated as long or short-term capital gain, depending upon the holding period of the shares. If the amount received upon disposition of the shares is less than the market value of the shares on the date of exercise, the loss will be treated as long or short-term capital loss, depending upon the holding period of the shares. If pursuant to the authority of the Compensation Committee an optionee transfers an option by gift, the optionee will still have ordinary income upon the exercise of the option by the transferee equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. The transfer of an option by gift may also result in a gift tax liability to the optionee depending on the fair market value of the option at the time of such transfer. If the option is exercisable at the time of the transfer, the gift will occur at the time of transfer. The Internal Revenue Service has ruled that if the option is not exercisable at the time of transfer, the gift will be deemed to occur on the date the option becomes exercisable.

Incentive Stock Options

      When an optionee exercises an incentive stock option while employed by us or a subsidiary or within the three month (one year for disability) period after termination of employment by reason of retirement or death, no ordinary income will be recognized by the optionee at that time but the excess (if any) of the fair market value of the shares acquired upon such exercise over the exercise price will be an adjustment to taxable income for purposes of the Federal alternative minimum tax applicable to individuals. If the shares acquired upon exercise are not disposed of prior to the expiration of one year after the date of transfer and two years after the date of grant of the option, the excess (if any) of the sales proceeds over the aggregate exercise price of such shares will be long-term capital gain. We will not be entitled to any tax deduction with respect to the amount treated as long-term capital gain, and neither will any unconsolidated subsidiary or affiliate employing the participant. If the shares are disposed of prior to the expiration of such periods (a “disqualifying disposition”), the excess of the fair market value of such shares at the time of exercise over the aggregate exercise price (but not more than the gain on the disposition if the disposition is a transaction on which a loss, if realized, would be recognized) will be ordinary income at the time of such disqualifying disposition and we (or the unconsolidated subsidiary or affiliate employing the participant) will be entitled to a Federal tax deduction in a like amount. If an incentive stock option is exercised by the optionee more than three months (one year for disability) after termination of employment, the tax consequences are the same as described above for non-statutory options.

Stock Appreciation Rights, Performance Units and Restricted Stock Units

      Generally, when a participant exercises stock appreciation rights granted under the New Employee Plan or receives payment with respect to earned performance units or restricted stock units granted under the New Employee Plan, the amount of cash and the fair market value of the shares received will be ordinary income to such participant, and we (or the unconsolidated subsidiary or affiliate employing the participant) will be allowed a corresponding deduction for Federal income tax purposes.

New Plan Benefits Table

      The following table sets forth the awards that the Compensation Committee has authorized to be made in 2004 pursuant to the New Employee Plan, if our shareholders approve the adoption of the New Employee Plan. While the ultimate awards will be denominated in terms of shares or units that represent a contractual right to receive an equivalent number of shares, the table below shows the authorized dollar equivalent values for each such award. That is because our program is designed to convey a grant date award value that is measured by a specified dollar equivalent. The actual number of shares and awards with respect to these awards will be determined by dividing the dollar equivalent value by the fair market value of a share of our stock on the date of grant, which would be the date of our annual meeting if the shareholders approve the New Employee Plan.

      We expect that each of the named executive officers and each executive officer included in the group whose awards are reflected in the aggregate in this table will receive two awards: a performance share award and a restricted stock unit. These awards are intended to be complementary. The performance share awards are intended to provide a meaningful incentive for these executive officers to provide improved returns to our shareholders. The restricted stock unit awards are intended to provide an incentive for our officers to remain in our employ or service over the next three years.

      The performance share awards relate to performance over a period which begins on May 1, 2004 and ends on December 31, 2006. These performance share awards generally will become earned and payable based on the total return to our shareholders over this period in comparison to the total return provided to shareholders of the companies in the Standard & Poor’s 500 Index on the date the performance period begins who will have continued to file public reports which will allow us to perform such comparison for the entire time covering the performance period (May 1, 2004 through December 31, 2006). To assure that the starting and ending values of our stock and of each of the stocks of the comparative companies is not skewed by a single day’s spike or decline in its trading value, the value of our stock and that of each other company will be established at the beginning of the performance period based on the average of the high and low trading prices of each stock for the 15 trading days occurring immediately prior to May 1, 2004, and will be determined for comparison purposes at the end of the performance period based on the average of the high and low trading prices of each stock for the 15 trading days occurring on or immediately prior to December 31, 2006. However, for certain senior officers, including the named executive officers and each executive officer included in the group whose awards are reflected in the aggregate in this table, if the value of our stock at the end of the performance period has declined since the date of grant (in each case determined using the average values referred to above), payment of the performance share awards will be required to be deferred. Payment of performance share awards for executive officers will be deferred until the earlier of the time the stock price (also based on a 15 day average) again exceeds the grant date value and the first date after which the executive officer has both reached age 60 and has terminated employment.

      Each executive officer generally will have to be employed through the entire performance period to receive any benefit from performance shares awarded under the New Employee Plan. However, in the case of an executive officer whose employment terminates due to his or her death, disability or retirement, in each case occurring after December 31, 2004, such terminated executive will have the right to receive the same payment that he or she would have received in respect of such award had he or she remained in our employ for the entire performance period. Notwithstanding the foregoing, unless the conditions outlined above for a substitute award are satisfied, upon a change in control, all outstanding performance shares will be deemed earned and immediately payable in an amount equal to 100% of the applicable target grant for each such award, regardless of the portion of the applicable performance period that will have elapsed prior to the date of such change in control. However, the award agreements for each executive will provide that the amount payable in the context of a change in control will be reduced to the maximum amount that could be payable to the executive without any amounts being subject to the special change in control excise tax applicable under the Internal Revenue Code, if doing so would result in the executive receiving a greater net after tax benefit than would be the case if the full amount had been paid. This provision will not apply to Mr. Finnegan or our three Vice Chairmen, each of whom is a party to a change in control agreement described in this proxy statement under the heading “Executive Compensation — Employment and Change in Control Agreements.”

      The equivalent dollar value of performance shares reflected in the table indicates the value of the number of shares (as determined at the time of grant) that would be earned and payable in the event that our relative performance to the performance of the companies in the Standard & Poor’s 500 Index (the companies in the Standard & Poor’s 500 Index are determined as described above) places our total return to shareholders at least at the median level of performance among such companies. Greater or lesser numbers of performance shares may be earned and payable at different levels of comparative performance, subject to a maximum payout based on 200% of the actual number of performance shares granted (determined by dividing the dollar equivalent value listed below by the fair market value of a share of our stock on the date of grant).

      Additionally, if the New Employee Plan is approved by our shareholders, each executive officer also will receive a restricted stock unit award on the date of that approval that generally will vest on the third anniversary of the date of grant, so long as the executive officer remains employed throughout that period. As described above, generally these restricted stock unit awards may also become vested (at least in part) upon the occurrence of certain events, including a termination of the recipient’s employment due to death, retirement and disability or a change in control. The Chief Executive Officer will defer until termination of employment receipt of all shares issuable upon expiration of the restrictive period.

      The Compensation Committee has not authorized any stock option grants to any of the executive officers listed in the following table. We expect that no stock option grants will be made to executive officers during 2004, although options will be granted to employees in certain foreign jurisdictions to the extent that they would suffer an immediate tax event if they were granted performance shares and/or restricted stock or units.

	Dollar Equivalent of
Name and Position*	2004 Unit/Share Awards		Types of 2004 Awards

John D. Finnegan, Chairman, President and CEO	$5,700,000		Performance shares
	$1,900,000		Restricted stock units
Thomas F. Motamed, Vice Chairman and Chief Operating Officer	2,343,750		Performance shares
	781,250		Restricted stock units
John J. Degnan, Vice Chairman and Chief Administrative Officer	1,972,500		Performance shares
	657,500		Restricted stock units
Michael O’Reilly, Vice Chairman and Chief Financial Officer	2,066,250		Performance shares
	688,750		Restricted stock units
Paul J. Krump, Executive Vice President	300,000		Performance shares
	100,000		Restricted stock units
Executive Group (including the executives named above)	13,700,000		Performance shares
	4,600,000		Restricted stock units
Non-Executive Employee Group	16,150,000	(1)	Performance shares
	48,500,000	(1)	Restricted stock units
	2,202,000	(1)	Options(2)

*	The awards to be made to the non-executive director group, which are not made under the New Employee Plan, are listed in the table under the heading “Proposal 3, Adoption of The Chubb Corporation Long-Term Stock Incentive Plan for Non-Employee Directors (2004) — New Plan Benefits Table.”

(1)	Represents the dollar equivalent value of proposed awards for all employees in the Non-Executive Employee Group as of March 15, 2004.

(2)	Although we generally do not expect to issue options as part of our annual equity awards, employees residing in certain jurisdictions outside the United States may receive options in lieu of restricted stock or restricted stock unit awards.

Required Vote

      The affirmative vote of a majority of the shares of our common stock represented and voting at the annual meeting is required for approval of the proposal to adopt the New Employee Plan, provided that the total votes cast on the proposal represent a majority of the outstanding shares entitled to vote on the proposal.

      The board of directors unanimously recommends that you vote “FOR” the adoption of The Chubb Corporation Long-Term Stock Incentive Plan (2004).

PROPOSAL 3

ADOPTION OF THE CHUBB CORPORATION

LONG-TERM STOCK INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS (2004)

Introduction

      In addition to maintaining equity-based compensation programs for our officers and other key employees, we also have long had in effect plans that have provided for the grant to our non-employee directors of stock options in amounts and at the times specified in such plans. These programs reflected our board’s belief that encouraging stock ownership by our non-employee directors served to attract, retain and motivate these directors.

      As noted above under the heading “Proposal 2, Adoption of The Chubb Corporation Long-Term Stock Incentive Plan (2004)” (“New Employee Plan Proposal”), our board believes that, at the current time, it would be beneficial to change the emphasis of our equity program from stock options to other equity awards. With this in mind, the Corporate Governance & Nominating Committee of our board (“Governance Committee”) recommended, and in March 2004 our board adopted, subject to shareholder approval, The Chubb Corporation Long-Term Stock Incentive Plan for Non-Employee Directors (2004) (“New Director Plan”).

      Upon approval of the New Director Plan by our shareholders, no new grants will be made under The Chubb Corporation Stock Option Plan for Non-Employee Directors (2001), except to the extent necessary to meet our contractual obligations to grant restoration options to participants who exercise options using previously-owned stock.

Summary of the New Director Plan

      The following summary of the New Director Plan is qualified in its entirety by reference to the complete text of the New Director Plan, which is attached to this proxy statement as Annex C.

Shares Available for Issuance

      Subject to adjustment upon the occurrence of certain events described below, a maximum of 250,000 shares may be issued under the New Director Plan in respect of annual and discretionary stock-based awards. To satisfy awards under the New Director Plan, we may use authorized but unissued shares or shares in our treasury.

      Shares subject to awards under the New Director Plan that have lapsed, been forfeited, been cancelled or settled without the issuance of stock will be available for awards under the New Director Plan. Additionally, shares owned by participants that are delivered to us to pay all or a portion of the exercise price of any award will increase the number of shares available for awards under the New Director Plan.

      If the Governance Committee determines that any stock dividend, stock split, share combination, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase shares at a price substantially below fair market value, or other similar corporate event affects the shares such that an adjustment is required in order to preserve the benefits intended under the New Director Plan, then the Governance Committee has discretion to make equitable adjustments in the number and kind of shares which may thereafter be awarded or optioned under the New Director Plan (including making appropriate adjustments in the number of shares specified in the annual grant described below), the number and kind of shares subject to outstanding options and awards, and the respective grant or exercise prices and/or, if appropriate, to provide for the payment of cash to a participant who has an outstanding option or award.

Annual Grants and Discretionary Grants

      The New Director Plan provides for a specific level of annual grants to be made to each non-employee director in the form of performance shares and stock units. The New Director Plan also authorizes the Governance Committee to make additional grants in its discretion which may be in the form of performance shares, performance units, stock awards, stock units, stock options and stock appreciation rights. Each of the 14 non-employee directors who we expect will continue serving on our board after the annual meeting will be eligible to receive awards under the New Director Plan.

      Annual Grants. Effective immediately following each annual meeting of our shareholders occurring in each calendar year during which the New Director Plan is in effect, each non-employee director then in office will receive an annual grant comprised of performance shares and stock units, where the ratio of performance shares to stock units is three to one. The number of performance shares and stock units in each annual grant will be established so that the aggregate value of the annual grant will be approximately $90,000 (or such higher amount not greater than the value of 1,500 shares of our common stock, as the Governance Committee may determine). For purposes of the immediately preceding sentence, the Governance Committee will determine the aggregate value of each award using valuation methodologies that are commonly used in U.S. compensation practices to value awards of a similar type and nature and the value of a share of our stock will be determined based on the average of the high and low prices of our stock reported on the NYSE consolidated tape on the date of the annual meeting. As indicated in the aggregate below under the heading “New Plan Benefits Table,” if the New Director Plan is approved by our shareholders, each non-employee director in office following our 2004 annual meeting will receive an annual grant consisting of a performance share award with a dollar equivalent value of $67,500 and a stock award or stock unit award with a dollar equivalent value of $22,500.

      Discretionary Grants. The New Director Plan also authorizes the Governance Committee the discretion to make grants to non-employee directors in addition to the annual grants described in the preceding paragraph. These discretionary grants may be made in the form of any type of award authorized for grant under the New Director Plan. A discretionary grant may relate to such number of shares of our stock as the Governance Committee shall determine. It is currently anticipated that discretionary grants will be made to address special circumstances, such as when one or more non-employee directors are called upon to provide services to us above and beyond that required of non-employee directors generally. The Governance Committee will also exercise this discretionary authority to make awards to any non-employee director who is first elected to the board other than at the time of an annual shareholders meeting.

Administration

      The New Director Plan will be administered by the Governance Committee. The Governance Committee shall have the sole and complete authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the New Director Plan as it shall deem advisable, and to interpret the terms and provisions of the New Director Plan. The Governance Committee may request that the committee of our board responsible for the administration of the New Employee Plan provide it with such assistance in the administration of the New Director Plan that it deems necessary or appropriate.

      Subject to the express terms of the New Director Plan (including the limitations applicable with respect to the terms of annual grants), the Governance Committee has broad discretion as to the specific terms and conditions of each award and any rules applicable thereto. Except for stock awards, awards may not be assigned or transferred, except by will or the laws of descent and distribution, pursuant to a qualified domestic relations order, to the participant’s immediate family and to other permitted transferees under rules established by the Governance Committee.

Performance Shares or Units

      The New Director Plan authorizes the grant of performance shares and performance units, the payment of which is conditioned upon meeting one or more specified performance goals. Performance shares will comprise 75% of each annual grant (described above) to non-employee directors. The performance goal with respect to any such annual grant will be the total return to our shareholders, inclusive of dividends paid, during the applicable performance period, determined relative to the total shareholder return of the companies included in the Standard & Poor’s 500 Index on the date that the annual grant is made, who will have continued to file public reports which will allow us to perform such comparison for the entire time covering the performance period. However, the Governance Committee may use total shareholder return or any of the following performance criteria, whether in absolute terms or relative to performance at other companies, with respect to discretionary awards that include performance shares or performance units: stock price, operating earnings, net earnings, return on equity, income, market share, combined ratio, level of expenses, and growth in revenue. The Governance Committee also has the discretion to condition payment of amounts in respect of performance shares and performance units on such factors in addition to the performance goals as it shall determine on the grant date.

      Similar to the New Employee Plan, the Governance Committee may provide at grant that, depending on actual performance measured against the stated performance goals, the amount payable in respect of performance shares and units will range from 0% to 200% of the target grant for each such award. Payment of earned performance share and unit awards may, at the discretion of the Governance Committee, be distributed in the form of cash, shares of our stock or a combination thereof. The Governance Committee shall also have the authority to adjust the applicable performance goals as it deems equitable to reflect unusual or non-recurring events affecting us or changes in tax law or accounting principles or other factors that it deems appropriate.

      A non-employee director whose service as a member of the board terminates during a performance cycle will be entitled to receive the same payment in respect of performance shares (including those made as part of the annual grant) and performance units, without proration, that would have been payable had his or her service continued until the end of the applicable performance cycle. Any amount payable to a departed non-employee director will generally be paid at the same time as amounts in respect of similar awards are paid to other participants in the New Director Plan (or at such earlier time as the Governance Committee may permit). However, if a non-employee director is removed from the board for cause (or resigns in anticipation of such removal) the director will forfeit all rights to receive any payment in respect of his or her outstanding performance shares or performance units.

Stock Awards or Stock Units

      Under the New Director Plan, the Governance Committee may also grant fully vested shares of stock or fully vested stock units. Stock units will comprise 25% of each annual grant (described above) made to non-employee directors. The Governance Committee may determine the number of shares of stock or the number of stock units that would be made as part of any discretionary award. The Governance Committee has the power to determine the other terms and conditions of stock awards and stock units, including, without limitation, determining the form (that is, shares of our stock, cash or a combination of cash and stock) and the timing of payment in respect of stock units. If the Governance Committee does not permit an earlier distribution date, subject to any deferral election made in accordance with such conditions as the Governance Committee shall impose, payment shall be made in respect of all of a non-employee director’s stock units as soon as practicable after the cessation of the director’s service on the board. However, if a non-employee director is removed from the board for cause (or resigns in anticipation of such removal), the director will forfeit all rights to receive any payment in respect of his or her outstanding stock units.

Stock Options and Stock Appreciation Rights

      While the expectation is that stock options and stock appreciation rights will be used sparingly, if at all, in respect of non-employee directors, the New Director Plan permits the Governance Committee to grant such awards under its authority to grant discretionary awards. Options will not constitute part of any non-employee director’s annual grants described above. The options granted under the New Director Plan may only be non-statutory options (as opposed to the New Employee Plan, where the options may also be incentive stock options). The exercise price of any stock option granted may not be less than 100% of the fair market value of the underlying shares at the time of grant, and the Governance Committee is not permitted to subsequently reduce the exercise price or otherwise reprice granted options. The Governance Committee has discretion to set the other terms and conditions of any options and stock appreciation rights, but under no circumstances may an option or stock appreciation right have a term exceeding ten years from the date of grant. An option holder may satisfy the exercise price in cash or, at the discretion of the Governance Committee, by exchanging shares owned by the optionee for at least six months, or by a combination of cash and shares. The Governance Committee may permit or require non-employee directors to defer amounts payable upon exercise of options and stock appreciation rights upon the terms and conditions it may establish from time to time.

      Stock appreciation rights may be granted in tandem with or unrelated to options granted under the New Director Plan and, if in tandem with an option, may be granted at the time of such option grant or thereafter. Upon the exercise of a stock appreciation right, the non-employee director is entitled to receive the excess of the fair market value of a share over the base value applicable to such right.

      All options and stock appreciation rights granted under the New Director Plan will be immediately vested and exercisable. Unless the Governance Committee otherwise determines, any option or stock appreciation right that has not been exercised prior to the termination of the non-employee director’s service will cease to be exercisable, regardless of whether exercisable at that time. However, if a non-employee director’s service terminates due to death, retirement or because the non-employee director becomes our full-time employee, then such option or stock appreciation right may be exercised for the remainder of its term. Notwithstanding anything else contained in the New Director Plan to the contrary, if a non-employee director is removed from the board for cause (or resigns in anticipation of such removal), any option or stock appreciation right held by such director shall be forfeited and cancelled as of the date of such termination of service, and we will have the right to rescind any exercise of any option or stock appreciation right by such director effected within 90 days of the date of his or her termination of service as a member of the board.

Change in Control

      Upon the occurrence of a change in control (as defined in the New Director Plan), all outstanding performance shares and performance units will be deemed earned and be immediately payable, in an amount equal to 100% of the applicable target grant for each such award, regardless of the portion of the applicable performance period that will have elapsed prior to the date of such change in control. For purposes of the New Director Plan, “change in control” includes:

•	an acquisition of 20% or more of our shares by a person other than us, our subsidiaries or our employee benefit plans;

•	a change in a majority of the members of our board due to a proxy contest or tender or exchange offer; and

•	a merger, reorganization or similar transaction (including a sale of substantially all assets), where our shareholders immediately prior to such transaction do not control more than 50% of the surviving entity immediately after the transaction.

Term of the New Director Plan and Amendments

      No award may be granted under the New Director Plan after December 31, 2009. As with the New Employee Plan, the New Director Plan may be amended or terminated at any time by the board, except that no amendment may adversely affect existing awards and no amendment may be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement, including any approval requirement which is imposed by the rules of the NYSE, that the Governance Committee determines to be applicable.

Description of Federal Income Tax Consequences under the New Director Plan

      The Federal income tax consequences of grants made under the New Director Plan are substantially similar for each of the corresponding grant types described under “Proposal 2, Adoption of The Chubb Corporation Long-Term Incentive Plan (2004) — Description of Federal Income Tax Consequences under the New Employee Plan,” except that non-employee directors may not receive options that qualify as incentive stock options.

New Plan Benefits Table

      The following table sets forth the awards that will be made in 2004 pursuant to the annual grant provisions of the New Director Plan, if our shareholders approve the adoption of the New Director Plan. While the ultimate awards will be denominated in terms of shares or units that represent a contractual right to receive an equivalent number of shares, the table below shows the authorized dollar equivalent values for each such award. That is because our program is designed to convey a grant date award value that is measured by a specified dollar equivalent. The actual number of shares and awards with respect to these awards will be determined by dividing the dollar equivalent value by the fair market value of a share of our stock on the date of grant, which would be the date of our annual meeting if the shareholders approve the New Director Plan.

      Each director in the non-executive director group will receive two awards: a performance share award and a stock unit award. These awards are intended to be complementary. The performance share award is intended to provide a meaningful incentive for these non-employee directors to provide improved returns to our shareholders. The stock units awards are intended to assure that our non-employee directors receive total compensation that is consistent with competitive practices for companies of our size, and have an economic interest in our performance on a par with our shareholders.

      The performance share awards relate to performance over a period which begins on May 1, 2004 and ends on December 31, 2006. These performance share awards generally will become earned and payable based on the total return to our shareholders over this period in comparison to the total return provided to shareholders of the companies in the Standard & Poor’s 500 Index on the date the performance period begins who will have continued to file public reports which will allow us to perform such comparison for the entire time covering the performance period (May 1, 2004 through December 31, 2006). To assure that the starting and ending values of our stock and of each of the stocks of the comparative companies is not skewed by a single day’s spike or decline in its trading value, the value of our stock and that of each other company will be established at the beginning of the performance period based on the average of the high and low trading prices of each stock for the 15 trading days occurring immediately prior to May 1, 2004, and will be determined for comparison purposes at the end of the performance period based on the average of the high and low trading prices of each stock for the 15 trading days occurring on or immediately prior to December 31, 2006. However, if the value of our stock at the end of the performance period has declined since the date of grant (in each case determined using the average values referred to above), payment of the performance share awards will be required to be deferred. Payment of performance share awards for directors in the non-executive director group will be deferred until the earlier of the time the stock price again exceeds the grant date value and the date on which the director ceases service on our board.

      With respect to performance shares awarded under the New Director Plan, each director whose services on our board terminates for any reason except for cause (or resignation in anticipation of such termination) during the applicable performance period will have the right to receive the same payment that he or she would have received in respect of such award had he or she remained in our service for the entire performance period.

      Notwithstanding the foregoing, upon a change in control, all outstanding performance shares will be deemed earned and immediately payable in an amount equal to 100% of the applicable target grant for each such award, regardless of the portion of the applicable performance period that will have elapsed prior to the date of such change in control.

      The equivalent dollar value of performance shares reflected in the table indicates the value of the number of shares (as determined at the time of grant) that would be earned and payable in the event that our relative performance to the performance of the companies in the Standard & Poor’s 500 Index (the companies in the Standard & Poor’s 500 Index are determined as described above) places our total return to shareholders at least at the median level of performance among such companies. Greater or lesser numbers of performance shares may be earned and payable at different levels of comparative performance, subject to a maximum payout based on 200% of the actual number of performance shares granted (determined by dividing the dollar equivalent value listed below by the fair market value of a share of our stock on the date of grant).

      Additionally, if the New Director Plan is approved by our shareholders, each director in the non-executive director group will also receive a grant of fully vested stock units, which will become payable to such directors at such time as shall be permitted by the Governance Committee, but in no event later than the time at which the director ceases to provide services as a member of the board (unless the director has made an effective deferral election that would further defer such distribution).

	Dollar Equivalent of
Name and Position*	2004 Unit/Share Awards	Types of 2004 Awards

Non-Executive Director Group	$67,500	Performance shares
	$22,500	Stock units

*	The awards to be made to our executive officers, and to our non-executive employee group, which are not made under the New Director Plan, are listed in the table under the heading “Proposal 2, Approval of the Adoption of The Chubb Corporation Long-Term Incentive Plan (2004) — New Plan Benefits Table.”

Required Vote

      The affirmative vote of a majority of the shares of our common stock represented and voting at the annual meeting is required for approval of the proposal to adopt the New Director Plan, provided that the total votes cast on the proposal represent a majority of the outstanding shares entitled to vote on the proposal.

      The board of directors unanimously recommends that you vote “FOR” the adoption of The Chubb Corporation Long-Term Stock Incentive Plan for Non-Employee Directors (2004).

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

      The Audit Committee, acting pursuant to the authority granted to it in its charter, has retained Ernst & Young LLP as our independent auditor for 2004. The appointment of Ernst & Young is being submitted to our shareholders for ratification. Ernst & Young has acted as our independent auditor for many years. The following summarizes the fees billed to us by Ernst & Young for professional services rendered in 2003 and 2002:

	2003	2002
	Fees	Fees

Audit Services(1)	$3,520,000	$2,920,000
Audit-Related Services(2)	$640,000	$250,000
Tax Services(3)	$450,000	$1,225,000
All Other Services(4)	$210,000	$550,000

(1)	Audit Services consist primarily of the audit of our annual financial statements, review of our financial statements included in our quarterly reports on Form 10-Q, statutory audits for our insurance subsidiaries and review of SEC registration statements.

(2)	Audit-Related Services consist primarily of employee benefit plan audits and certain non-insurance related statutory audits.

(3)	Tax Services consist primarily of tax compliance, tax advice and tax planning.

(4)	All Other Services consist of other services not described in notes (1), (2), and (3) above, including fees of $267,300 in 2002 for forensic accounting review work related to a lawsuit brought by one of our insurance subsidiaries in 2000. This lawsuit was settled in February 2003.

      The Audit Committee has considered whether the provision of these services is compatible with maintaining Ernst & Young’s independence.

      From and after August 2002, the Audit Committee has approved all services performed for us by Ernst & Young. Our policy on pre-approval of independent auditor services is attached to this proxy statement as Annex D.

      Representatives of Ernst & Young are expected to be present at the annual meeting and to have the opportunity to make a statement should they desire to do so and to be available to respond to appropriate questions.

      The affirmative vote of a majority of the shares of our common stock represented and voting at the annual meeting is required to ratify the appointment of Ernst & Young LLP as our independent auditor. If our shareholders do not ratify the appointment of Ernst & Young, the Audit Committee will reconsider the appointment.

      The board of directors unanimously recommends that you vote “FOR” the ratification of the appointment of Ernst & Young LLP as independent auditor.

PROPOSAL 5

SHAREHOLDER PROPOSAL RELATING TO POLITICAL CONTRIBUTIONS

      We received a request from the SEIU Master Trust, 1313 L Street, N.W., Washington, DC 20005, the beneficial owner of 12,900 shares of our common stock, par value $1 per share (“Common Stock”) (“Proponent”), to include the following shareholder proposal in this proxy statement.

Proposal

      Resolved, that the shareholders of Chubb Corp. (the “Company”) hereby request that the Company prepare and submit to the shareholders of the Company a separate report, updated annually, containing the following information:

a. Policies for political contributions made with corporate funds, political action committees sponsored by the Company, and employee political contributions solicited by senior executives of the Company. This shall include, but not be limited to, policies on contributions and donations to federal, state and local political candidates, political parties, political committees and other political entities organized and operating under 26 USC Sec. 527;

b. An accounting of the Company’s resources, including property and personnel, contributed or donated to any of the persons and organizations described above;

c. A business rationale for each of the Company’s political contributions or donations; and

d. Identification of the person or persons in the Company who participated in making the decisions to contribute or donate.

Statement of Support

      As shareholders, we support policies that apply transparency and accountability to corporate political giving.

      There is currently no single source of information providing comprehensive disclosure to the Company’s shareholders on political contributions made with corporate funds. Without full transparency, we believe Company executives may be able to inappropriately direct corporate resources for political purposes and make decisions unilaterally without a stated business rationale for such donations.

      The result is that shareholders are unaware of how and why the Company chooses to make corporate contributions and the political ends being furthered by the gift of corporate funds. Company officials may, in fact, be funding groups and candidates whose agendas are not in the best interest of the Company and its shareholders.

      According to the Center for Responsive Politics, a leading campaign finance watchdog organization, our Company contributed $280,000 to major party committees and political dinners in the 2002 election cycle. However, shareholders do not know whether that is the full extent of the utilization of our Company’s resources for political purposes.

      In our view absent a system of accountability, corporate executives will be free to use the Company’s assets in ways that could pose reputational and legal risks for the Company.

      For these reasons, we urge a vote FOR this resolution.

Recommendation of the Board of Directors to Vote “Against” this Proposal and Reasons Therefor

      Our board believes that it is in the best interests of Chubb and our shareholders for Chubb to be an effective participant in the political process. We achieve this goal by engaging in a government relations program to educate and inform public officials about our position on issues significant to our business. While political contributions represent a valuable component of that program, it is important to note that the vast majority of Chubb-related political contributions, including all contributions to federal officials, come from funds voluntarily contributed to the political action committee that we sponsor (“ChubbPAC”), by employees, shareholders and other eligible supporters, rather than from corporate funds.

      The activities of ChubbPAC are subject to comprehensive regulation by the federal government, including detailed disclosure requirements. For example, pursuant to federal law, ChubbPAC files reports with the Federal Election Commission reporting all of the political contributions it makes. At the state level, our political contributions also are subject to regulation. Recipients of political contributions generally are required to disclose the identity of donors and the amount of their contributions. Therefore, our board has concluded that ample disclosure exists regarding our political contributions and should alleviate any concerns pertaining to the transparency of activities cited in this proposal. Accordingly, the preparation of the report requested in this proposal would result in an unnecessary and unproductive use of our resources.

      Our board also believes that disclosure of the business rationale behind every contribution, as requested in this proposal, could permit opponents of our government relations program to frustrate efforts to advance our interests and those of our shareholders. As discussed in our 2003 Annual Report, the insurance industry is subject to extensive regulation at the state level. For example, in many states, before our subsidiaries can offer new or change existing products, they must obtain approval from state regulators. Regulatory measures affecting our operations include redefinitions of risk exposure in areas such as water damage; products liability and commercial general liability; extension and protection of employee benefits such as workers’ compensation and disability benefits; and credit scoring. On the federal level, we are involved in a number of legislative initiatives. Legislation and regulations in this broad spectrum of policy areas can have an immediate and dramatic effect on our operations. Because parties with interests adverse to ours also participate in the political process to their business advantage, any unilateral expanded disclosure requirements imposed on us could benefit these parties while harming our own interests.

      The board of directors unanimously recommends that you vote “AGAINST” the proposal. Proxies solicited by the board will be voted “AGAINST” the proposal unless a shareholder has indicated otherwise on the proxy card.

SOLICITATION OF PROXIES

      We will pay the cost of this solicitation of proxies. In addition to the solicitation of proxies by use of the mails, we may use the services of one or more of our directors, officers or other regular employees (who will receive no additional compensation for their services in such solicitation) to solicit proxies personally, by telephone or by other electronic means. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of shares held on the record date by such persons and we will reimburse them for reasonable expenses actually incurred by them in so doing. In addition, we have retained Georgeson Shareholder Communications Inc., New York, New York, to aid in the solicitation of proxies by mail, in person and by telephone for a fee, which is estimated not to exceed $12,500 plus out-of-pocket expenses.

2005 SHAREHOLDER PROPOSALS AND NOMINATIONS

      Any proposal that a shareholder intends to be included in our proxy statement and form of proxy card for presentation at our annual meeting of shareholders in the year 2005 must be in writing and be received by our Corporate Secretary at The Chubb Corporation, 15 Mountain View Road, P.O. Box 1615, Warren, New Jersey 07061-1615 no later than November 25, 2004, and must otherwise comply with the rules promulgated by the SEC in order to be eligible for inclusion in our proxy materials for the 2005 annual meeting.

      Under our By-Laws, if a shareholder desires to bring a matter before the annual meeting or if a shareholder wants to nominate a person for election to our board, the shareholder must follow the procedures outlined in our By-Laws. A copy of Article I, Section 10, of our By-Laws, which covers those matters, is available without charge to shareholders of record upon written request to our Corporate Secretary. Our By-Laws also are available on our Internet website at www.chubb.com/investors by clicking on “Corporate Governance.” Our By-Law procedures are separate from the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in our proxy statement.

      One of the procedural requirements in our By-Laws is timely notice in writing of the business the shareholder proposes to bring before the meeting and/ or the nomination the shareholder proposes to make at the meeting. Notice of business proposed to be brought before the 2005 annual meeting and/ or director nominations proposed to be made at the 2005 annual meeting must be received by our Corporate Secretary no earlier than December 28, 2004 and no later than January 27, 2005.

      The notice for business that the shareholder proposes to bring before the meeting must be a proper matter for shareholder action and must describe:

•	the business proposed to be brought before the meeting;

•	the reasons for conducting the business at the meeting;

•	any material interest of the shareholder in the business;

•	the beneficial owner, if any, on whose behalf the proposal is made;

•	the name and address of the shareholder giving the notice, as they appear on our books, and of the beneficial owner of those shares; and

•	the class and number of shares which are owned beneficially and of record by the shareholder and the beneficial owner.

      The notice for a nomination the shareholder proposes to make at the meeting must describe:

•	all information relating to each person whom the shareholder proposes to nominate for election as a director as would be required to be disclosed in a solicitation of proxies for the election of such person as a director pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if so elected;

•	the name and address of the shareholder giving the notice, as they appear on our books, and of the beneficial owner of those shares; and

•	the class and number of shares which are owned beneficially and of record by the shareholder and the beneficial owner.

By Order of the Board of Directors

HENRY G. GULICK
Vice President and Secretary

March 25, 2004

ANNEX A

THE CHUBB CORPORATION

AUDIT COMMITTEE CHARTER

Purpose

      The Audit Committee is appointed by the Board to assist the Board in monitoring (a) the integrity of the financial statements of the Corporation, (b) the compliance by the Corporation with legal and regulatory requirements, (c) the independence and qualifications of the Corporation’s independent auditors, and (d) the performance of the Corporation’s internal auditors and independent auditors.

      The Audit Committee shall prepare the report required by applicable rules of the Securities and Exchange Commission (“SEC”) to be included in the Corporation’s annual proxy statement.

Committee Membership

      The Audit Committee shall consist of at least three directors who shall be appointed by the Board on recommendation of the Corporate Governance & Nominating Committee. Audit Committee members shall serve at the pleasure of the Board for such term or terms as the Board may determine and may be replaced by the Board.

      Each of the members of the Audit Committee shall be a member of the Board and shall otherwise be independent from the Corporation under applicable standards for director independence of the New York Stock Exchange. In addition, in order to be considered independent for purposes of service on the Audit Committee, each member of the Audit Committee shall also satisfy any requirements of the SEC and any standards of the New York Stock Exchange applicable to members of an audit committee and may not, other than in his or her capacity as a member of the Audit Committee, the Board or any other Board committee (a) accept any consulting, advisory or other compensatory fee from the Corporation, or (b) be an affiliated person of the Corporation or any subsidiary thereof, except as otherwise permitted by applicable requirements of the New York Stock Exchange and the SEC. Without limiting the generality of the foregoing, a member of the Audit Committee who is otherwise independent may serve as a member of an audit committee of Federal Insurance Company, the Corporation’s wholly owned subsidiary, without impairing his or her independence.

      No member of the Audit Committee may be an employee, director, partner, member or other affiliate of any firm to which the Corporation pays fees for services as a consultant or a legal or financial advisor, regardless of the amount and regardless of whether the member of the Audit Committee is the actual service provider, except as otherwise permitted by applicable requirements of the New York Stock Exchange and the SEC. Without impairing his or her independence, however, a member of the Audit Committee may receive compensation paid in an ordinary course commercial business relationship, as permitted by applicable requirements of the New York Stock Exchange and the SEC, or paid in connection with any other relationship that the Board has determined to be immaterial for purposes of its basic director independence analysis, to the extent permitted by applicable requirements of the New York Stock Exchange and the SEC.

      Without impairing his or her independence, a member of the Audit Committee may receive his or her fee for service on the Audit Committee, the Board or any other Board committee in cash and/ or stock or options of the Corporation or other in-kind consideration ordinarily available to Directors as well as all of the regular benefits that other Directors receive. Because of the significantly greater time commitment of members of the Audit Committee, they may receive reasonable compensation greater than that paid to other Directors for service on other committees of the Board.

      All members of the Audit Committee shall be financially literate, as determined by the Board, at least one member of the Audit Committee shall be an “audit committee financial expert” (as defined by the SEC), and at least one member (who also may be the audit committee financial expert) shall have accounting or related financial management expertise.

      No member of the Audit Committee may serve on the audit committees of more than two other public companies.

      Without the approval of the Audit Committee, no member of the Audit Committee may use the services of the Corporation’s independent auditors to provide to such member or his or her spouse any tax shelter advice.

Committee Structure and Operations

      The Board shall designate one member as the Chairman of the Audit Committee. Such person shall also serve as a member of the Executive Committee of the Board. The Audit Committee shall meet in person or telephonically as often as it determines, but not less frequently than eight times per year at such times and places as may be determined by the Chairman of the Audit Committee, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Chairman of the Audit Committee. The Audit Committee may, in its discretion, form and delegate authority to one or more subcommittees consisting of one or more members of the Audit Committee, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of any such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

Duties and Responsibilities

      The Audit Committee shall be responsible for all matters for which the New York Stock Exchange or the SEC requires an audit committee to assume responsibility and shall have the powers necessary to fulfill such responsibilities. Without limiting the generality of the foregoing statement, the Audit Committee shall be directly responsible for the appointment (subject, if applicable, to shareholder ratification), compensation, retention (or termination) and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Corporation, and the independent auditors shall report directly to the Audit Committee. If the Corporation submits for ratification to its shareholders the appointment of the independent auditors, the Audit Committee shall be responsible for making the recommendation of the Corporation with respect to such proposed ratification. The Audit Committee may consult with management but may not delegate these responsibilities.

      The Audit Committee shall meet separately in executive session, periodically, with management, with internal auditors and with the Corporation’s independent auditors. The Audit Committee may request any officer or employee of the Corporation, the Corporation’s outside counsel, the Corporation’s outside reserve advisors and/ or the Corporation’s independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

      The Audit Committee shall make regular reports of its proceedings to the Board, reviewing any issues that arise with respect to the quality or integrity of the Corporation’s financial statements, the Corporation’s compliance with legal or regulatory requirements, the performance and independence of the Corporation’s independent auditors or the performance of the internal auditors. Such reports may take the form of oral reports given by the Chairman of the Audit Committee or by any other member of the Audit Committee designated from time to time by the Chairman of the Audit Committee or by the Audit Committee to make such reports.

      While the fundamental responsibility for the Corporation’s financial statements and disclosures rests with management and the independent auditors, the Audit Committee must review (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Corpora-

tion’s selection or application of accounting principles and financial statement presentations, and major issues as to the adequacy of the Corporation’s internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management and/ or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Corporation; and (d) earnings press releases (paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP, information), as well as financial information and earnings guidance provided to analysts and rating agencies.

      In performing the foregoing, the following shall be the regular duties of the Audit Committee:

Financial Statement and Disclosure Matters

      1. To review and discuss with management and the independent auditors the annual audited financial statements and quarterly financial statements, including disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its filings with the SEC and the results of the independent auditors’ reviews of the Corporation’s quarterly financial statements.

      2. To recommend to the Board whether the audited financial statements should be included in the Corporation’s Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of the Form 10-K).

      3. To discuss with management prior to their issuance the Corporation’s earnings press releases, including the use of any “pro forma” or “adjusted” non-GAAP information, as well as to discuss with management the approach to be taken regarding financial information and earnings guidance provided to analysts and rating agencies.

      4. To discuss with management and the independent auditors the effect of regulatory and accounting initiatives as well as off-balance sheet structures, if any, on the Corporation’s financial statements.

      5. To discuss with management the Corporation’s major risk exposures and the steps management has taken to monitor and control such exposures, including the Corporation’s risk assessment and risk management guidelines and policies.

      6. To discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. In particular, to discuss:

(a) The adoption of, or changes to, the Corporation’s significant auditing and accounting principles and practices as suggested by the independent auditors, internal auditors or management;

(b) The management letter provided by the independent auditors and the Corporation’s response to that letter;

(c) Any audit problems or difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, any significant disagreements with management and management’s response to the foregoing matters.

      7. In addition to discussing the matters required to be discussed by Statement on Auditing Standards No. 61, to the extent deemed desirable or appropriate by the Audit Committee, to review with the independent auditors any accounting adjustments that were noted or proposed by the independent auditors but were “passed” (as immaterial or otherwise) and any communications between the audit team and the independent auditors’ national office respecting auditing or accounting issues presented by the engagement.

      8. To discuss with management at least quarterly any significant deficiencies in the design or operation of the Corporation’s internal controls, which could adversely affect the Corporation’s ability to record, process, summarize and report financial data, any special audit steps adopted in light of material control deficiencies and any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation’s internal controls.

      9. To review with the Chief Executive Officer, the Chief Financial Officer and the General Counsel the Corporation’s disclosure controls and procedures and review periodically, but in no event less frequently than quarterly, management’s conclusions about the efficacy of such disclosure controls and procedures, including any significant deficiencies in, or material non-compliance with, such controls and procedures.

      10. With respect to each audit of the Corporation, to receive and discuss with the independent auditors and, to the extent the Audit Committee deems desirable or appropriate, management and the internal auditors a report from the independent auditors setting forth (a) all critical accounting policies and practices to be used in the audit; (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and (c) any other material written communications between the independent auditors and management, such as any management letter not otherwise provided to the Audit Committee or schedule of unadjusted differences.

      11. Annually or as otherwise required pursuant to applicable rules of the SEC (a) to review and discuss with management an internal control report, which shall (1) state the responsibility of management for establishing and maintaining an adequate internal control structure and procedures for financial reporting; and (2) contain an assessment, as of the end of the most recent fiscal year, of the effectiveness of the internal control structure and procedures of the Corporation for financial reporting, and (b) if applicable, to review and discuss with the independent auditors their attestation to, and report on, such assessment made by management.

      12. To discuss with the internal auditors the overall scope and plans for their audits, including the adequacy of staffing.

      13. To discuss with the independent auditors the responsibilities, budget and staffing of the Corporation’s internal audit function.

      14. To review at least annually the report of the Corporation’s loss reserves and to meet with management and the Corporation’s outside reserve advisors to discuss the adequacy of the Corporation’s loss reserves.

Oversight of the Corporation’s Relationship with the Independent Auditors

      15. To discuss with the independent auditors the overall scope and plans for their audit, including the adequacy of staffing.

      16. At least annually, to obtain and review a report by the independent auditors describing:

(a) The firm’s internal quality-control procedures;

(b) Any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues;

(c) All relationships between the independent auditors and the Corporation, including confirmation that during the audit and professional engagement period, no audit partner (as defined by the SEC) has earned or received compensation based on that partner procuring engagements with the Corporation to provide any services other than audit, review or attest services.

      17. To review and evaluate the lead partner of the independent auditors, taking into account the opinions of management and the Corporation’s internal auditors.

      18. In addition to assuring the rotation of the lead audit partner and the concurring partner as required by law, to consider, to the extent the Audit Committee deems it desirable or appropriate, whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm itself.

      19. To the extent it deems it desirable or appropriate, to present its conclusions with respect to the independent auditors to the Board.

      20. To set clear hiring policies for employees or former employees of the independent auditors, which shall include, at a minimum, a prohibition on hiring as a member of management involved in overseeing financial reporting matters (including the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer and any person serving in the capacity equivalent to a controller), any person who was the lead partner, the concurring partner, or any other member of the audit engagement team who provided more than ten hours of audit, review or attest services for the Corporation within the one year period preceding the commencement of the audit of the current year’s financial statements.

      21. To pre-approve, pursuant to policies and procedures deemed by the Audit Committee to be desirable or appropriate, all auditing services (which may entail providing comfort letters in connection with securities underwritings or statutory audits required for insurance companies for purposes of State laws) and, subject to de minimis exceptions permitted by SEC regulation, any non-audit services, including tax services, that are not otherwise prohibited by law or regulation, that are provided to the Corporation by the independent auditors.

Compliance Oversight Responsibilities

      22. To establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

      23. To review and reassess the adequacy of the Corporation’s Code of Business Conduct and a Code of Ethics for Senior Financial Officers (as defined by SEC regulation) and to recommend any proposed changes thereto to the Board for approval.

      24. To discuss with management any correspondence with regulators or governmental agencies and any employee complaints or published reports and any litigation or other legal matters which raise material issues regarding the Corporation’s financial statements or accounting policies.

      25. To approve the retention of the independent auditors to provide services involving tax shelter advice for or on behalf of any of the following persons in their individual capacities: any member of the Audit Committee, any Executive Officer of the Corporation or any Senior Financial Officer of the Corporation or any spouse of any of the foregoing.

Annual Performance Evaluation and Charter Review

      The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

      The Audit Committee shall produce and provide to the Corporate Governance & Nominating Committee an annual performance evaluation of the Audit Committee, which evaluation shall compare the Committee’s performance with the requirements of this Charter. The performance evaluation shall be conducted in such manner as the Audit Committee deems desirable or appropriate. The report to the Corporate Governance & Nominating Committee may take the form of an oral report by the Chairman of the Audit Committee or by any other member of the Audit Committee designated from time to time by the Audit Committee or by the Chairman of the Audit Committee to make such report.

Resources and Authority

      The Audit Committee shall have the authority, without seeking Board approval, to engage outside legal, accounting or other advisors, as it determines desirable or appropriate to carry out its duties. Any accounting, legal or other advisor retained by the Audit Committee may, but need not, be in the case of an outside accountant, the same accounting firm employed by the Corporation for the purpose of rendering or issuing an audit report on the Corporation’s annual financial statements, or in the case of an outside legal or other advisor, otherwise engaged by the Corporation for any other purpose. The Audit Committee shall determine the appropriate funding, which shall be provided by the Corporation for the payment of (a) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation, (b) compensation to any advisors employed by the Audit Committee, and (c) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

Limitation of Audit Committee’s Role

      While the Audit Committee has the duties and responsibilities set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate or prepared in accordance with generally accepted accounting principles. Management is responsible for preparing the Corporation’s financial statements and the independent auditors are responsible for auditing those financial statements.

ANNEX B

THE CHUBB CORPORATION LONG-TERM STOCK

INCENTIVE PLAN (2004)

SECTION 1.     Purpose

      The purposes of The Chubb Corporation Long Term Stock Incentive Plan (2004) (the “Plan”) are to promote the interests of The Chubb Corporation and its shareholders by (i) attracting and retaining executive personnel and other key employees of outstanding ability; (ii) motivating executive personnel and other key employees, by means of performance-related incentives, to achieve longer-range performance goals; and (iii) enabling such employees to participate in the long-term growth and financial success of The Chubb Corporation.

SECTION 2.     Definitions

      (a) Certain Definitions. Capitalized terms used herein without definition shall have the respective meanings set forth below:

“Act” means the Securities Exchange Act of 1934, as amended.

“Affiliate” means, with respect to any person, any other person controlled by, controlling or under common control with such person.

“Award” means any grant or award made pursuant to Sections 5 through 8, inclusive.

“Board of Directors” means the Board of Directors of the Corporation.

“Cause” means (i) the willful failure of a Participant to perform substantially his or her employment-related duties; (ii) a Participant’s willful or serious misconduct that has caused or could reasonably be expected to result in material injury to the business or reputation of an Employer; (iii) a Participant’s conviction of, or entering a plea of guilty or nolo contendere to, a crime constituting a felony; or (iv) the breach by a Participant of any written covenant or agreement with an Employer or of any material written policy of any Employer, provided that if a Participant is a party to an employment or individual severance agreement with an Employer that defines the term “Cause” then, with respect to any Award made to such Participant, “Cause” shall have the meaning set forth in such agreement.

“Change in Control” means the first occurrence of any of the following events after the effective date of the Plan:

(i) the acquisition by any person, entity or “group” (as defined in Section 13(d) of the Act), other than the Corporation, the Subsidiaries, and any employee benefit plan of the Corporation or the Subsidiaries, of 20% or more of the combined voting power of the Corporation’s then outstanding voting securities;

(ii) the persons who were serving as the members of the Board of Directors immediately prior to the commencement of a proxy contest relating to the election of directors or a tender or exchange offer for voting securities of the Corporation (the “Incumbent Directors”) shall cease to constitute at least a majority of the Board of Directors (or the board of directors of any successor to the Corporation) at any time within one year of the election of directors as a result of such contest or the purchase or exchange of voting securities of the Corporation pursuant to such offer, provided that any director elected to the Board of Directors, or nominated for election, by a majority of the Incumbent Directors then still in office and whose nomination or election was not made at the request or direction of the person(s) initiating such contest or making such offer shall be deemed to be an Incumbent Director for purposes of this clause (ii);

(iii) the shareholders of the Corporation approve a merger, reorganization or consolidation of the Corporation, which is consummated and as a result of which persons who were shareholders of the Corporation immediately prior to such merger, reorganization or consolidation, do not, immediately thereafter, own, directly or indirectly and in substantially the same proportions as their ownership of the stock of the Corporation immediately prior to the merger, reorganization or consolidation, more than 50% of the combined voting power entitled to vote generally in the election of directors of (x) the merged, reorganized or consolidated company or (y) an entity that, directly or indirectly, owns more than 50% of the combined voting power entitled to vote generally in the election of directors of the company described in subclause (x); and

(iv) the shareholders of the Corporation approve a sale, transfer or other disposition of all or substantially all of the assets of the Corporation, which is consummated and immediately following which the persons who were shareholders of the Corporation immediately prior to such sale, transfer or disposition, do not own, directly or indirectly and in substantially the same proportions as their ownership of the stock of the Corporation immediately prior to the sale, transfer or disposition, more than 50% of the combined voting power entitled to vote generally in the election of directors of (x) the entity or entities to which such assets are sold or transferred or (y) an entity that, directly or indirectly, owns more than 50% of the combined voting power entitled to vote generally in the election of directors of the entities described in subclause (x).

“Change in Control Price” means the price per share offered in respect of Stock in conjunction with any transaction resulting in a Change in Control on a fully-diluted basis (as determined in good faith by the Committee as constituted before the Change in Control, if any part of the offered price is payable other than in cash) or, in the case of a Change in Control occurring solely by reason of a change in the composition of the Board of Directors, the highest Fair Market Value of a share of Stock on any of the 30 trading days immediately preceding the date on which a Change in Control occurs.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Organization & Compensation Committee of the Board of Directors or such other committee of the Board as the Board shall from time to time designate to administer the Plan.

“Consultant” means any natural person serving as an advisor, agent or consultant to any Employer. Except as otherwise determined by the Committee or provided for in an individual consulting agreement, for purposes of this Plan, the terms employment and termination of employment, as applied to any person described in the immediately preceding sentence, shall mean the maintenance of, or termination of, as the case may be, such person’s relationship as an advisor, agent or consultant to all of the Employers to whom such person rendered services.

“Corporation” means The Chubb Corporation.

“Designated Beneficiary” means the beneficiary designated by the Participant, in a manner determined by the Committee, to receive amounts due the Participant in the event of the Participant’s death. In the absence of an effective designation by the Participant, Designated Beneficiary shall mean the Participant’s estate.

“Disability” means, unless another definition is incorporated into the applicable award agreement, Disability as specified under the Corporation’s Pension Plan and any other termination of a Participant’s employment under such circumstances that the Committee determines to qualify as a Disability for purposes of this Plan, provided that if a Participant is a party to an employment or individual severance agreement with an Employer that defines the term “Disability” then, with respect to any Award made to such Participant, “Disability” shall have the meaning set forth in such agreement.

“Effective Date” means the date, following adoption of this Plan by the Board of Directors, on which this Plan is approved by a majority of the votes cast at a duly constituted meeting of the shareholders of the Corporation.

“Employee” means any officer or employee of any Employer.

“Employer” means the Corporation and any Subsidiary, and, in the discretion of the Committee, may also mean any business organization that is an Affiliate (i.e., an Affiliate corporation 40% of whose outstanding voting securities are owned by a Subsidiary).

“Fair Market Value” means the average of the highest and lowest sales prices of the Stock reported for consolidated trading of issues listed on the New York Stock Exchange on the date in question, or, if the Stock shall not have been traded on such date, the average of such highest and lowest sales prices on the first day prior thereto on which the Stock was so traded. Notwithstanding the foregoing, the Committee may elect at the time of grant of any Award to determine the Fair Market Value as of any date for purposes of such Award based on the average of the averages of the highest and lowest sales prices of the Stock reported for consolidated trading of issues listed on the New York Stock Exchange on each trading day in a period (of not more than 30 trading days) specified by the Committee.

“Incentive Stock Option” means a stock option granted under Section 7 which is intended to meet the requirements of Section 422 of the Code.

“New Employer” means, after a Change in Control, a Participant’s employer, or any direct or indirect parent or any direct or indirect majority-owned subsidiary of such employer.

“Non-statutory Stock Option” means a stock option granted under Section 7 which is not intended to be an Incentive Stock Option.

“Option” means an Incentive Stock Option or a Non-statutory Stock Option.

“Participant” means an Employee or Consultant who is selected by the Committee to receive an Award under the Plan.

“Payment Value” means the dollar amount assigned to a Performance Share which shall be equal to the Fair Market Value of the Stock on the day of the Committee’s certification under Section 5(e) with respect to the applicable Performance Cycle (or, in the case of any payment made pursuant to Section 9(a)(ii), the date on which the Change in Control occurs).

“Performance Cycle” means the period of years selected by the Committee during which performance is measured for the purpose of determining the extent to which an award of Performance Shares has been earned.

“Performance Goals” means the objectives established by the Committee for a Performance Cycle pursuant to Section 5(c) for the purpose of determining the extent to which an award of Performance Shares has been earned.

“Performance Share” means an award granted pursuant to Section 5 of the Plan of a contractual right to receive a payment in respect of the Payment Value of such award upon the achievement, in whole or in part, of the applicable Performance Goals.

“Performance Unit” means a fixed or variable dollar denominated unit (or a unit denominated in the Participant’s local currency) granted pursuant to Section 5 of the Plan, payable upon the achievement, in whole or in part, of the applicable Performance Goals.

“Prior Plans” means The Chubb Corporation Long-Term Stock Incentive Plan (2000), The Chubb Corporation Long-Term Stock Incentive Plan (1996), The Chubb Corporation Long-Term Stock Incentive Plan (1992) and the Long-Term Stock Incentive Plan (1989).

“Qualifying Termination of Employment” means a termination of a Participant’s employment with the Corporation or any of its Subsidiaries by reason of the Participant’s death, Disability or Retirement.

“Restriction Period” means the period of time selected by the Committee during which a grant of Restricted Stock and Restricted Stock Units, as the case may be, is subject to forfeiture and/or restrictions on transfer pursuant to the terms of the Plan.

“Restricted Stock” means shares of Stock contingently granted to a Participant under Section 6 of the Plan.

“Restricted Stock Unit” means a fixed or variable stock denominated unit contingently awarded under Section 6 of the Plan.

“Retirement” means, unless another definition is incorporated into the applicable award agreement, a termination of the Participant’s employment at or after the Participant’s normal retirement age or earliest retirement date, in each case as specified in the Corporation’s Pension Plan, or any other termination of a Participant’s employment under such circumstances that the Committee determines as qualifying as Retirement for purposes of this Plan.

“Stock” means the common stock, $1.00 par value, of the Corporation.

“Stock Appreciation Right” means a right to receive payment from the Corporation, in cash or Stock, granted under Section 8.

“Subsidiary” means any business entity in which the Corporation possesses directly or indirectly fifty percent (50%) or more of the total combined voting power.

      (b) Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

SECTION 3.     Powers of the Committee

      (a) Eligibility. Each Employee and Consultant who, in the opinion of the Committee, has the capacity to contribute to the successful performance of the Corporation is eligible to be a Participant in the Plan.

      (b) Power to Grant and Establish Terms of Awards. The Committee shall have the discretionary authority, subject to the terms of the Plan, to determine which Employees and Consultants, if any, to whom Awards shall be granted, the type or types of Awards to be granted, and the terms and conditions of any and all Awards including, without limitation, the number of shares of Stock subject to an Award, the time or times at which Awards shall be granted, and the terms and conditions of applicable award agreements. The Committee may establish different terms and conditions for different types of Awards, for different Participants receiving the same type of Award, and for the same Participant for each type of Award such Participant may receive, whether or not granted at the same or different times.

      (c) Administration. The Plan shall be administered by the Committee. The Committee shall have sole and complete authority and discretion to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time deem advisable, and to interpret the terms and provisions of the Plan. The Committee’s decisions (including any failure to make decisions) shall be binding upon all persons, including the Corporation, shareholders, Employers, each Employee, each Consultant, each Participant and each Designated Beneficiary, and shall be given deference in any proceeding with respect thereto.

      (d) Delegation by the Committee. The Committee may delegate to one or more executive officers of the Corporation the power to make Awards to Participants other than any of the Corporation’s executive officers (including the chief executive officer), provided that when so delegating, the Committee shall fix the aggregate maximum amount of such Awards and the maximum Award for any one Participant that may be awarded by such delegate(s).

      (e) Participants Based Outside the United States. To conform with the provisions of local laws and regulations, or with local compensation practices and policies, in foreign countries in which the Corporation or any of its Subsidiaries or Affiliates operate, but subject to the limitations set forth herein regarding the maximum number of shares issuable hereunder and the maximum award to any single Participant, the Committee may (i) modify the terms and conditions of Awards granted to Participants employed outside the United States (“Non-US Awards”), (ii) establish subplans with modified exercise procedures and such other modifications as may be necessary or advisable under the circumstances (“Subplans”), and (iii) take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan. The Committee’s decision to grant Non-US Awards or to establish Subplans is entirely voluntary, and at the complete discretion of the Committee. The Committee may amend, modify or terminate any Subplans at any time, and such amendment, modification or termination may be made without prior notice to the Participants. The Corporation, Subsidiaries, Affiliates and members of the Committee shall not incur any liability of any kind to any Participant as a result of any change, amendment or termination of any Subplan at any time. The benefits and rights provided under any Subplan or by any Non-US Award (i) are wholly discretionary and, although provided by either the Corporation, a Subsidiary or Affiliate, do not constitute regular or periodic payments and (ii) are not to be considered part of the Participant’s salary or compensation under the Participant’s employment with the Participant’s local employer for purposes of calculating any severance, resignation, redundancy or other end of service payments, vacation, bonuses, long-term service awards, indemnification, pension or retirement benefits, or any other payments, benefits or rights of any kind. If a Subplan is terminated, the Committee may direct the payment of Non-US Awards (or direct the deferral of payments whose amount shall be determined) prior to the dates on which payments would otherwise have been made, and, in the Committee’s discretion, such payments may be made in a lump sum or in installments.

SECTION 4.     Maximum Amount Available for Awards

      (a) Number. Subject in all cases to the provisions of this Section 4, the maximum number of shares of Stock that are available for Awards shall be 5,800,000 shares of Stock, plus that number of shares of Stock authorized for issuance under Prior Plans but not subject to an outstanding award under any such Prior Plan on the Effective Date. Notwithstanding the provisions of Section 4(b), the maximum number of shares of Stock that may be issued in respect of Incentive Stock Options shall not exceed 1,000,000 shares. Shares of Stock may be made available from Stock held in treasury or authorized but unissued shares of the Corporation not reserved for any other purpose.

      (b) Canceled, Terminated, or Forfeited Awards, etc. If, after the Effective Date, (i) any Award granted hereunder or any award granted under the Prior Plans expires or is terminated unexercised, or is settled for cash or otherwise settled without the issuance of Stock (including where any such shares are withheld to satisfy a Participant’s tax withholding obligations), or (ii) any shares of Stock are tendered by a Participant to pay the exercise price of, or are delivered to satisfy tax obligations in respect of, any Award under this Plan or any award under any Prior Plan, then any shares of Stock covered by such lapsed, cancelled, expired or settled portion of such Award or Prior Plan award and any such tendered shares of Stock shall be available for grant under this Plan, provided that, in each case, such Stock is not used for Prior Plan awards. Any shares that become available for grant under this Section 4(b) with respect to an Award made under this Plan from the shares authorized for issuance under this Plan in Section 4(a) may be used for any type of Award, but shares related to any award outstanding under a Prior Plan on the Effective Date may only be used in respect of Awards of a type corresponding to or substantially similar to the type of award made under such Prior Plan (i.e., shares related to forfeited stock option grants under a Prior Plan may be used to grant Stock Options and Stock Appreciation Rights hereunder, forfeited restricted stock grants under a Prior Plan may be used to make grants of Restricted Stock or Restricted Stock Units hereunder).

      (c) Individual Award Limitations. No Participant may be granted under the Plan in any calendar year more than 300,000 Performance Shares. No Participant may be granted under the Plan in any calendar year more than 150,000 Restricted Stock and Restricted Stock Units. No Participant may be granted Options or Stock Appreciation Rights on more than 1,000,000 shares of Stock under the Plan in any calendar year. No Participant may be granted Performance Units under the Plan in any calendar year with a value of more than $12,000,000 (or the equivalent of such amount denominated in the Participant’s local currency).

      (d) Adjustment in Capitalization. In the event that the Committee shall determine that any stock dividend, stock split, share combination, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Stock at a price substantially below fair market value, or other similar corporate event affects the Stock such that an adjustment is required in order to preserve, or to prevent the enlargement of, the benefits or potential benefits intended to be made available under this Plan, then the Committee shall, in its sole discretion, and in such manner as the Committee may deem equitable, adjust any or all of (i) the number and kind of shares which thereafter may be awarded or optioned and sold or made the subject of Stock Appreciation Rights under the Plan, including, without limitation, the individual limitations described in Section 4(c) above and any limits on the types of Awards that may be made under the Plan, (ii) the number and kind of shares subject to outstanding Options and other Awards, and (iii) the grant, exercise or conversion price with respect to any Award. In addition, the Committee may, if deemed appropriate, make provision for cash payment to a Participant or a person who has an outstanding Option or other Award. Unless the Committee shall otherwise determine, following any such adjustment, the number of shares subject to any Option or other Award shall always be a whole number.

SECTION 5.     Performance Shares and Performance Units

      (a) Generally. The Committee shall have the authority to determine the Participants who shall receive Performance Shares and Performance Units, the number of Performance Shares and the number and value of Performance Units each Participant receives for each or any Performance Cycle, and the Performance Goals applicable in respect of such Performance Shares and Performance Units for each Performance Cycle. The Committee shall determine the duration of each Performance Cycle (the duration of Performance Cycles may differ from each other), and there may be more than one Performance Cycle in existence at any one time. Performance Shares and Performance Units shall be evidenced by an award agreement that shall specify the number of Performance Shares and the number and value of Performance Units awarded to the Participant, the Performance Goals applicable thereto, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine. No shares of Stock will be issued at the time an Award of Performance Shares is made, and the Corporation shall not be required to set aside a fund for the payment of Performance Shares or Performance Units.

      (b) Earned Performance Shares and Performance Units. Performance Shares and Performance Units shall become earned, in whole or in part, based upon the attainment of specified Performance Goals or the occurrence of any event or events, including a Change in Control, as the Committee shall determine, either at or after the grant date. In addition to the achievement of the specified Performance Goals, the Committee may, at the grant date, condition payment of Performance Shares and Performance Units on the Participant attaining a certain age, or on such other conditions as the Committee shall specify. The Committee may provide, at the time of any grant of Performance Shares or Performance Units, that if performance relative to the Performance Goals exceeds targeted levels, then the Payment Value of each affected Performance Share or the value payable in respect of each Performance Unit shall be adjusted by such multiple not in excess of 200% as the Committee shall specify at the time of grant. Notwithstanding the foregoing, the Committee may also require the completion of a minimum period of service (in addition to the achievement of any applicable Performance Goals) or the satisfactory completion of specified work assignments (in the case of Consultants) as a condition to the vesting of any Performance Share or Performance Unit Award.

      (c) Performance Goals. At the discretion of the Committee, Performance Goals may be based on the total return to the Corporation’s shareholders, inclusive of dividends paid, during the applicable Performance Cycle (determined either in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies), or upon the relative or comparative attainment of one or more of the following criteria, whether in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies: stock price, operating earnings, net earnings, return on equity, income, market share, combined ratio, level of expenses, growth in revenue, and such other criteria as may be determined by the Committee. Performance Goals may be established on a Corporation-wide basis or with respect to one or more business units or divisions or Subsidiaries. When establishing Performance Goals for a Performance Cycle, the Committee may exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principles including, without limitation, the charges or costs associated with restructurings of the Corporation or any Employer, discontinued operations, other unusual or non-recurring items, and the cumulative effects of accounting changes. The Committee may also adjust the Performance Goals for any Performance Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Corporation, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine (including, without limitation, any adjustments that would result in the Corporation paying non-deductible compensation to a Participant).

      (d) Special Rule for Performance Goals. If, at the time of grant, the Committee intends a Performance Share Award or Performance Unit to qualify as “other performance based compensation” within the meaning of Section 162(m)(4) of the Code, the Committee must establish Performance Goals for the applicable Performance Cycle no later than the 90th day after the Performance Cycle begins (or by such other date as may be required under Section 162(m) of the Code).

      (e) Certification of Attainment of Performance Goals. As soon as practicable after the end of a Performance Cycle and prior to any payment in respect of such Performance Cycle, the Committee shall certify in writing the number of Performance Shares and the number and value of Performance Units which have been earned on the basis of performance in relation to the established Performance Goals.

      (f) Payment of Awards. Payment Values of earned Performance Shares and the value of earned Performance Units shall be distributed to the Participant or, if the Participant has died, to the Participant’s Designated Beneficiary, as soon as practicable after the expiration of the Performance Cycle and the Committee’s certification under paragraph 5(e) above, provided that (i) Payment Values of earned Performance Shares and the value of earned Performance Units shall not be distributed to a Participant until any other conditions on payment of such Awards established by the Committee have been satisfied, and (ii) any amounts payable in respect of Performance Shares or Performance Units pursuant to Section 9(a)(ii) shall be distributed in accordance with Section 9(a)(iii). The Committee shall determine whether Payment Values of Performance Shares and the value of earned Performance Units are to be distributed in the form of cash, shares of Stock or in a combination thereof, with the value or number of shares payable to be determined based on the Fair Market Value of Stock on the date of the Committee’s certification under paragraph 5(e) above.

      (g) Newly Eligible Participants. Notwithstanding anything in this Section 5 to the contrary, the Committee shall be entitled to make such rules, determinations and adjustments as it deems appropriate with respect to any Participant who becomes eligible to receive Performance Shares or Performance Units after the commencement of a Performance Cycle.

      (h) Termination of Employment.

(i) Qualifying Termination of Employment. Unless otherwise determined by the Committee at or after the grant date, a Participant whose employment terminates by reason of a Qualifying Termination of Employment on or after the first anniversary of the commencement of the relevant Performance Cycle (or such other period as the Committee shall specify at the time of the award of the Performance Shares or Performance Units) shall be entitled to the same Payment Values of Performance Shares and the value of Performance Units (without pro-ration) that would have been payable for the Performance Cycle had his or her employment continued until the end of the applicable Performance Cycle. Any

Payment Values of Performance Shares or value of Performance Units becoming payable in accordance with the preceding sentence shall be paid at the same time as Payment Values of Performance Shares and the value of Performance Units are paid to other Participants (or at such earlier time as the Committee may permit). Any rights that a Participant or Designated Beneficiary may have in respect of any Performance Shares or Performance Units outstanding at the date of the Qualifying Termination of Employment that are not available to be earned or that are not earned in accordance with this section 5(h)(i) shall be forfeited and canceled, effective as of the date of the Participant’s termination of employment.

(ii) Termination for any Other Reason. Unless otherwise determined by the Committee at or after the grant date, if a Participant’s employment is terminated for any reason other than a Qualifying Termination of Employment during a Performance Cycle, all of the Participant’s rights to Performance Shares and Performance Units related to such Performance Cycle shall be immediately forfeited and canceled as of the date of such termination of employment. Notwithstanding the immediately preceding sentence, a Participant’s rights in respect of unearned Performance Shares and Performance Units shall in all events be immediately forfeited and canceled as of the date of the Participant’s termination of employment for Cause.

(iii) Termination in Connection with a Change in Control. Notwithstanding anything to the contrary in this Section 5(h), Section 9 shall determine the treatment of Performance Shares and Performance Units upon a Change in Control, including the treatment of such Awards granted to any Participant who is involuntarily terminated by an Employer other than for Cause or who is terminated due to death or Disability, in either case, on or after the date on which the shareholders of the Corporation approve the transaction giving rise to the Change in Control, but prior to the consummation thereof.

SECTION 6.     Restricted Stock and Restricted Stock Units

      (a) Grant. Restricted Stock and Restricted Stock Units may be granted to Participants at such time or times as shall be determined by the Committee. The grant date of any Restricted Stock or Restricted Stock Units under the Plan will be the date on which such Restricted Stock or Restricted Stock Units are awarded by the Committee, or on such other date as the Committee shall determine. Restricted Stock and Restricted Stock Units shall be evidenced by an award agreement that shall specify (i) the number of shares of Restricted Stock and the number of Restricted Stock Units to be granted to each Participant, (ii) the Restriction Period(s) and (iii) such other terms and conditions not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters. Grants of Restricted Stock shall be evidenced by a bookkeeping entry in the Corporation’s records (or by such other reasonable method as the Corporation shall determine from time to time). No shares of Stock will be issued at the time an Award of Restricted Stock Units is made and the Corporation shall not be required to set aside a fund for the payment of any such Awards.

      (b) Vesting. Restricted Stock and Restricted Stock Units granted to Participants under the Plan shall be subject to a Restriction Period. Except as otherwise determined by the Committee at or after grant, and subject to the Participant’s continued employment with his or her Employer on such date, the Restriction Period shall lapse upon the third anniversary of the grant date. The Restriction Period shall also lapse, in whole or in part, upon the occurrence of any event or events, including a Change in Control, specified in the Plan, or specified by the Committee, in its discretion, either at or after the grant date of the applicable Award. In its discretion, the Committee may also establish performance conditions with respect to awards of Restricted Stock and Restricted Stock Units based on one or more of the Performance Goals listed in Section 5(c), during a performance period selected by the Committee.

      (c) Dividend Equivalents. The Committee shall determine whether and to what extent dividends payable on Stock will be credited to the account of, or paid currently, to a Participant in respect of an Award of Restricted Stock Units. Unless otherwise determined by the Committee at or after the grant date, a Participant holding Restricted Stock Units shall not be entitled to exercise any voting rights and any other rights as a shareholder with respect to shares of Stock underlying such Award.

      (d) Settlement of Restricted Stock and Restricted Stock Units. At the expiration of the Restriction Period for any Restricted Stock Awards, the Corporation shall remove the restrictions applicable to the bookkeeping entry evidencing the Restricted Stock Awards, and shall, upon request, deliver the stock certificates evidencing such Restricted Stock Awards to the Participant or the Participant’s legal representative (or otherwise evidence the issuance of such shares free of any restrictions imposed under the Plan). At the expiration of the Restriction Period for any Restricted Stock Units, for each such Restricted Stock Unit, the Participant shall receive, in the Committee’s discretion, (i) the Fair Market Value of one share of Stock as of such payment date, (ii) one share of Stock or (iii) any combination of cash and shares of Stock.

      (e) Restrictions on Transfer. Except as provided herein or in an award agreement, shares of Restricted Stock and Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restriction Period. Any such attempt by the Participant to sell, assign, transfer, pledge or encumber shares of Restricted Stock and Restricted Stock Units without complying with the provisions of the Plan shall be void and of no effect.

      (f) Termination of Employment.

(i) Qualifying Termination of Employment. Unless otherwise determined by the Committee at or after the date of grant, if a Participant’s employment terminates by reason of a Qualifying Termination of Employment during the Restriction Period, a pro rata portion of any Stock related to Restricted Stock or a Restricted Stock Unit held by such Participant shall become nonforfeitable at the date of such termination, based on the number of full calendar months of such Participant’s employment relative to the number of full calendar months in the relevant Restriction Period.

(ii) Termination for any Other Reason. Unless otherwise determined by the Committee at or after the date of grant, if a Participant’s employment terminates for any reason other than a Qualifying Termination of Employment during the Restriction Period, any Restricted Stock or Restricted Stock Units held by such Participant shall be forfeited and cancelled as of the date of such termination of employment. Notwithstanding the immediately preceding sentence, a Participant’s rights in respect of unvested Restricted Stock or Restricted Stock Units shall in all events be immediately forfeited and canceled as of the date of the Participant’s termination of employment for Cause.

(iii) Termination in Connection with a Change in Control. Notwithstanding anything to the contrary in this Section 6(f), Section 9 shall determine the treatment of Restricted Stock and Restricted Stock Units upon a Change in Control, including the treatment of such Awards granted to any Participant who is involuntarily terminated by an Employer other than for Cause or who is terminated due to death or Disability, in either case, on or after the date on which the shareholders of the Corporation approve the transaction giving rise to the Change in Control, but prior to the consummation thereof.

SECTION 7.     Stock Options

      (a) Grant. Options may be granted to Participants at such time or times as shall be determined by the Committee. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-statutory Stock Options, or to grant both types of Options. The grant date of an Option under the Plan will be the date on which the Option is awarded by the Committee, or such other date as the Committee shall determine in its sole discretion. Each Option shall be evidenced by an award agreement that shall specify the type of Option granted, the exercise price, the duration of the Option, the number of shares of Stock to which the Option pertains, the conditions upon which the Option or any portion thereof shall become vested or exercisable and such other terms and conditions not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters. For the avoidance of doubt, Incentive Stock Options may only be granted to Participants who are treated as common law employees of the Corporation or any Subsidiary Corporation (as defined in Section 424(f) of the Code).

      (b) Exercise Price. The Committee shall establish the exercise price at the time each Option is granted, which price shall not be less than 100% of the Fair Market Value of the Stock on the date of grant.

      (c) Vesting and Exercisability. Except as otherwise determined by the Committee at or after grant, and subject to the Participant’s continued employment with his or her Employer on such date, each Option awarded to a Participant under the Plan shall become vested and exercisable in three approximately equal installments on each of the first three anniversaries of the grant date. Options may also become exercisable, in whole or in part, upon the occurrence of any event or events, including a Change in Control, specified in the Plan, or specified by the Committee, in its discretion, either at or after the grant date of the applicable Option. In its discretion, the Committee may also establish performance conditions with respect to the exercisability of any Option based on one or more of the Performance Goals listed in Section 5(c), during a performance period selected by the Committee. No Option shall be exercisable on or after the tenth anniversary of its grant date. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable.

      (d) Payment. No Stock shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefore is received by the Corporation. Such payment may be made in cash or its equivalent or, if permitted by the Committee, (i) by exchanging shares of Stock owned by the optionee for at least six months (or for such greater or lesser period as the Committee may determine from time to time) and which are not the subject of any pledge or other security interest, (ii) through an arrangement with a broker approved by the Corporation whereby payment of the exercise price is accomplished with the proceeds of the sale of Stock or (iii) by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Stock so tendered to the Corporation, valued as of the date of such tender, is at least equal to such exercise price. The Corporation may not make a loan to a Participant to facilitate such Participant’s exercise of any of his or her Options or payment of taxes.

      (e) Incentive Stock Option Status. Notwithstanding anything in this Plan to the contrary, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code.

      (f) Termination of Employment.

(i) Qualifying Termination of Employment. Unless otherwise determined by the Committee at or after the date of grant, if a Participant’s employment terminates by reason of a Qualifying Termination of Employment on or after the first anniversary of the grant date of an Option, then the Participant (or the Participant’s beneficiary or legal representative) may exercise the Option (regardless of whether then exercisable) until the date the Option would otherwise expire. Any rights that a Participant or Designated Beneficiary may have in respect of any Options not remaining exercisable in accordance with the preceding sentence shall be forfeited and cancelled as of the date of the Qualifying Termination of Employment.

(ii) Termination for any Other Reason. Unless otherwise determined by the Committee at or after the date of grant, if a Participant’s employment terminates for any reason other than a Qualifying Termination of Employment, any Option that is not exercised on or prior to the date of termination (including, without limitation, any portion of such Option that is not exercisable as of the date of such termination) shall be forfeited and cancelled as of the date of such termination of employment. Notwithstanding the preceding sentence, if a Participant’s employment is terminated for Cause (or, following the date the Participant’s employment terminates, the Committee determines that circum-

stances exist such that the Participant’s employment could have been terminated for Cause), any Options granted to such Participant, whether or not then vested or exercisable, shall be forfeited and cancelled as of the date of such termination of employment and shall not be exercisable on such date.

(iii) Termination in Connection with a Change in Control. Notwithstanding anything to the contrary in this Section 7(f), Section 9 shall determine the treatment of Options upon a Change in Control, including the treatment of Options granted to any Participant who is involuntarily terminated by an Employer other than for Cause or who is terminated due to death or Disability, in either case, on or after the date on which the shareholders of the Corporation approve the transaction giving rise to the Change in Control, but prior to the consummation thereof.

SECTION 8.     Stock Appreciation Rights

      (a) Grant. Stock Appreciation Rights may be granted to Participants at such time or times as shall be determined by the Committee. Stock Appreciation Rights may be granted in tandem with Options, in addition to Options, or freestanding and unrelated to Options. Stock Appreciation Rights granted in tandem with or in addition to an Option may be granted either at the same time as the Option or at a later time. The grant date of any Stock Appreciation Right under the Plan will be the date on which the Stock Appreciation Right is awarded by the Committee, or such other date as the Committee shall determine in its sole discretion. No Stock Appreciation Right shall be exercisable on or after the tenth anniversary of its grant date. Stock Appreciation Rights shall be evidenced in writing, whether as part of the award agreement governing the terms of the Options, if any, to which such Stock Appreciation Right relates, or pursuant to a separate award agreement with respect to freestanding Stock Appreciation Rights, in each case, containing such provisions not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters.

      (b) Vesting and Exercisability; Termination of Employment. The rules governing the vesting and exercisability of Options shall equally apply to the vesting and exercisability of Stock Appreciation Rights, regardless of whether granted in tandem with any Option. Unless otherwise determined by the Committee at or after the date of grant, upon a Participant’s termination of employment, Stock Appreciation Rights shall be treated in substantially the same manner as provided for Options in Section 7(f).

      (c) Settlement. Subject to Section 11(a), upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive a payment determined by multiplying:

(i) the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise (or such lesser amount that the Committee shall specify at the time of grant) over the Fair Market Value of a share of Stock on the date of grant (or such greater amount that the Committee shall specify at the time of grant), by

(ii) the number of shares of Stock with respect to which the Stock Appreciation Right is exercised.

The Committee shall determine whether payment in respect of Stock Appreciation Rights is made in cash, shares of Stock, or a combination thereof.

SECTION 9.	Change in Control

      (a) Accelerated Vesting and Payment.

(i) In General. Unless the provisions of Section 9(b) apply, upon a Change in Control (i) all outstanding Options and Stock Appreciation Rights shall become vested and exercisable immediately prior to the Change in Control and (ii) the Restriction Period on all outstanding Restricted Stock and Restricted Stock Units shall lapse immediately prior to the Change in Control. Additionally, unless the provisions of Section 9(b) apply, the Committee (as constituted prior to the Change in Control) shall provide that in connection with the Change in Control (i) each Option and Stock Appreciation Right shall be cancelled in exchange for an amount (payable in accordance with Section 9(a)(iii)) equal to the excess, if any, of the Change in Control Price over the exercise price for such Option or the base value applicable to such Stock Appreciation Right and (ii) each share of Restricted Stock and each Restricted Stock Unit shall be cancelled in exchange for an amount (payable in accordance with Section 9(a)(iii)) equal to the Change in Control Price multiplied by the number of shares of Stock covered by such Award.

(ii) Performance Shares and Performance Units. In the event of a Change in Control, (i) each outstanding Performance Share shall be cancelled in exchange for a payment equal to the product of the Payment Value that would have been payable had each such Performance Share been deemed equal to 100% (or such greater or lesser percentage as the Committee shall specify at grant or such greater percentage as the Committee shall specify after grant) of its Payment Value and (ii) each outstanding Performance Unit shall be cancelled in exchange for a payment equal to the product of the value that would have payable had each such Performance Unit been deemed equal to 100% (or such greater or lesser percentage as the Committee shall specify at grant or such greater percentage as the Committee shall specify after grant) of its initially established dollar or local currency denominated value.

(iii) Payments. Payment of any amounts calculated in accordance with Sections 9(a)(i) and (ii) shall be made in cash or, if determined by the Committee (as constituted prior to the Change in Control), in shares of the stock of the New Employer having an aggregate fair market value equal to such amount or in a combination of such shares of stock and cash. All amounts payable hereunder shall be payable in full, as soon as reasonably practicable, but in no event later than 10 business days, following the Change in Control. For purposes hereof, the fair market value of one share of stock of the New Employer shall be determined by the Committee (as constituted prior to the consummation of the transaction constituting the Change in Control), in good faith.

      (b) Alternative Awards. Notwithstanding Section 9(a), no cancellation, acceleration of exercisability or vesting, lapse of any Restriction Period or settlement or other payment shall occur with respect to any outstanding Award (including, without limitation Performance Shares and Performance Units) if the Committee reasonably determines, in good faith, prior to the Change in Control that such outstanding Awards shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Award being hereinafter referred to as an “Alternative Award”) by the New Employer, provided that any Alternative Award must:

(i) be based on securities which are traded on an established United States securities market, or which will be so traded within 60 days of the Change in Control;

(ii) provide the Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

(iii) have substantially equivalent economic value to such Award (determined at the time of the Change in Control); and

(iv) have terms and conditions which provide that if the Participant’s employment is involuntarily terminated or constructively terminated (for Participant’s with an employment or individual severance agreement with a constructive termination, “Good Reason” or similar definition, constructive termination shall have the meaning set forth therein, and for all other Participants, the occurrence of a constructive termination shall be determined by the Committee in good faith), any conditions on a Participant’s rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Award shall be waived or shall lapse, as the case may be.

      (c) Termination of Employment Prior to Change in Control. In the event that any Change in Control occurs as a result of any transaction described in clause (iii) or (iv) of the definition of such term, any

Participant whose employment is involuntarily terminated by an Employer other than for Cause or is terminated due to death or Disability, in either case, on or after the date on which the shareholders of the Corporation approve the transaction giving rise to the Change in Control, but prior to the consummation thereof, shall be treated, solely for purposes of this Plan (including, without limitation, this Section 9), as continuing in the Corporation’s employment until the occurrence of such Change in Control, and to have been terminated immediately thereafter.

SECTION 10.	Effective Date, Amendment, Modification, and Termination of the Plan

      The Plan shall be effective on the Effective Date, and shall continue in effect, unless sooner terminated pursuant to this Section 10, until December 31, 2009. The Board of Directors or the Committee may at any time in its sole discretion, for any reason whatsoever, terminate or suspend the Plan, and from time to time may amend or modify the Plan; provided that without the approval by a majority of the votes cast at a duly constituted meeting of shareholders of the Corporation, no amendment or modification to the Plan may (i) materially increase the benefits accruing to Participants under the Plan, (ii) except as otherwise expressly provided in Section 4(d), materially increase the number of shares of Stock subject to the Plan or the individual Award limitations specified in Section 4(c), (iii) materially modify the requirements for participation in the Plan or (iv) materially modify the Plan in any other way that would require shareholder approval under any regulatory requirement that the Committee determines to be applicable, including, without limitation, the rules of the New York Stock Exchange. No amendment, modification, or termination of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the consent of the Participant.

SECTION 11.	General Provisions

      (a) Withholding. The Employer shall have the right to deduct from all amounts paid to a Participant in cash (whether under this Plan or otherwise) any amount of taxes required by law to be withheld in respect of Awards under this Plan as may be necessary in the opinion of the Employer to satisfy tax withholding required under the laws of any country, state, province, city or other jurisdiction, including but not limited to income taxes, capital gains taxes, transfer taxes, and social security contributions that are required by law to be withheld. In the case of payments of Awards in the form of Stock, at the Committee’s discretion, the Participant shall be required to either pay to the Employer the amount of any taxes required to be withheld with respect to such Stock or, in lieu thereof, the Employer shall have the right to retain (or the Participant may be offered the opportunity to elect to tender) the number of shares of Stock whose Fair Market Value equals such amount required to be withheld.

      (b) Nontransferability of Awards. No Award shall be assignable or transferable except by will or the laws of descent and distribution; provided that the Committee may permit (on such terms and conditions as it shall establish) a Participant to transfer an Award for no consideration to the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests (“Permitted Transferees”). Except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant or, if applicable, his or her Permitted Transferee(s). The rights of a Permitted Transferee shall be limited to the rights conveyed to such Permitted Transferee, who shall be subject to and bound by the terms of the agreement or agreements between the Participant and the Corporation.

      (c) No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Corporation to establish other plans or to pay compensation to its Employees or Consultants, in cash or property, in a manner which is not expressly authorized under the Plan.

      (d) No Right to Employment. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Employer. The grant of an Award hereunder, and any future grant of Awards under the Plan is entirely voluntary, and at the complete discretion of the Corporation. Neither the grant of an Award nor any future grant of Awards by the Corporation shall be deemed to create any obligation to grant any further Awards, whether or not such a reservation is explicitly stated at the time of such a grant. The Plan shall not be deemed to constitute, and shall not be construed by the Participant to constitute, part of the terms and conditions of employment and participation in the Plan shall not be deemed to constitute, and shall not be deemed by the Participant to constitute, an employment or labor relationship of any kind with the Corporation. The Employer expressly reserves the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein and in any agreement entered into with respect to an Award. The Corporation expressly reserves the right to require, as a condition of participation in the Plan, that Award recipients agree and acknowledge the above in writing. Further, the Corporation expressly reserves the right to require Award recipients, as a condition of participation, to consent in writing to the collection, transfer from the Employer to the Corporation and third parties, storage and use of personal data for purposes of administering the Plan.

      (e) No Rights as Shareholder. Subject to the provisions of the applicable Award contained in the Plan and in the award agreement, no Participant, Permitted Transferee or Designated Beneficiary shall have any rights as a shareholder with respect to any shares of Stock to be distributed under the Plan until he or she has become the holder thereof.

      (f) Construction of the Plan. The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of New Jersey (without reference to the principles of conflicts of law).

      (g) Compliance with Legal and Exchange Requirements. The Plan, the granting and exercising of Awards thereunder, and any obligations of the Corporation under the Plan, shall be subject to all applicable federal, state, and foreign country laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required, and to any rules or regulations of any exchange on which the Stock is listed. The Corporation, in its discretion, may postpone the granting and exercising of Awards, the issuance or delivery of Stock under any Award or any other action permitted under the Plan to permit the Corporation, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such Stock or other required action under any federal, state or foreign country law, rule, or regulation and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules, and regulations. The Corporation shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue Stock in violation of any such laws, rules, or regulations, and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards. Neither the Corporation nor its directors or officers shall have any obligation or liability to a Participant with respect to any Award (or Stock issuable thereunder) that shall lapse because of such postponement.

      (h) Indemnification. Each person who is or shall have been a member of the Committee and each delegate of such Committee shall be indemnified and held harmless by the Corporation against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be made a party or in which he or she may be involved in by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Corporation’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided that the Corporation is given an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it personally. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Corporation’s Articles of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

      (i) Amendment of Award. In the event that the Committee shall determine that such action would, taking into account such factors as it deems relevant, be beneficial to the Corporation, the Committee may affirmatively act to amend, modify or terminate any outstanding Award at any time prior to payment or exercise in any manner not inconsistent with the terms of the Plan, including without limitation, to change the date or dates as of which (A) an Option or Stock Appreciation Right becomes exercisable, (B) a Performance Share or Performance Unit is deemed earned, or (C) Restricted Stock and Restricted Stock Units becomes nonforfeitable, except that no outstanding Option may be amended or otherwise modified or exchanged (other than in connection with a transaction described in Section 4(d)) in a manner that would have the effect of reducing its original exercise price or otherwise constitute repricing. Any such action by the Committee shall be subject to the Participant’s consent if the Committee determines that such action would adversely affect the Participant’s rights under such Award, whether in whole or it part.

      (j) Deferrals. The Committee may postpone the exercising of Awards, the issuance or delivery of Stock under, or the payment of cash in respect of, any Award or any action permitted under the Plan, upon such terms and conditions as the Committee may establish from time to time. A Participant may electively defer receipt of the shares of Stock or cash otherwise payable in respect of any Award (including, without limitation, any shares of Stock issuable upon the exercise of an Option other than an Incentive Stock Option) upon such terms and conditions as the Committee may establish from time to time.

      (k) No Impact On Benefits. Except as may otherwise be specifically stated under any employee benefit plan, policy or program, no amount payable in respect of any Award shall be treated as compensation for purposes of calculating a Participant’s right under any such plan, policy or program.

      (l) No Constraint on Corporate Action. Nothing in this Plan shall be construed (a) to limit, impair or otherwise affect the Corporation’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets or (b) to limit the right or power of the Corporation, or any Subsidiary, to take any action which such entity deems to be necessary or appropriate.

      (m) Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

ANNEX C

THE CHUBB CORPORATION LONG-TERM STOCK INCENTIVE PLAN

FOR NON-EMPLOYEE DIRECTORS (2004)

SECTION 1.     Purpose

      The purpose of The Chubb Corporation Long-Term Stock Incentive Plan for Non-Employee Directors (2004) (the “Plan”) is to provide the non-employee directors of The Chubb Corporation a direct proprietary interest by granting such directors equity and equity-based awards enabling them to participate in the long-term growth, performance and financial success of The Chubb Corporation.

SECTION 2.     Definitions

      (a) Certain Definitions. Capitalized terms used herein without definition shall have the respective meanings set forth below:

“Act” means the Securities Exchange Act of 1934, as amended.

“Annual Grant” means any annual grant made to Eligible Directors pursuant to Section 3(b).

“Award” means any grant or award made pursuant to Sections 5 through 8, inclusive.

“Board of Directors” means the Board of Directors of the Corporation.

“Change in Control” means the first occurrence of any of the following events after the effective date of the Plan:

(i) the acquisition by any person, entity or “group” (as defined in Section 13(d) of the Act), other than the Corporation, the Subsidiaries, and any employee benefit plan of the Corporation or the Subsidiaries, of 20% or more of the combined voting power of the Corporation’s then outstanding voting securities;

(ii) the persons who were serving as the members of the Board of Directors immediately prior to the commencement of a proxy contest relating to the election of directors or a tender or exchange offer for voting securities of the Corporation (the “Incumbent Directors”) shall cease to constitute at least a majority of the Board of Directors (or the board of directors of any successor to the Corporation) at any time within one year of the election of directors as a result of such contest or the purchase or exchange of voting securities of the Corporation pursuant to such offer, provided that any director elected to the Board of Directors, or nominated for election, by a majority of the Incumbent Directors then still in office and whose nomination or election was not made at the request or direction of the person(s) initiating such contest or making such offer shall be deemed to be an Incumbent Director for purposes of this clause (ii);

(iii) the shareholders of the Corporation approve a merger, reorganization or consolidation of the Corporation, which is consummated and as a result of which persons who were shareholders of the Corporation immediately prior to such merger, reorganization or consolidation, do not, immediately thereafter, own, directly or indirectly and in substantially the same proportions as their ownership of the stock of the Corporation immediately prior to the merger, reorganization or consolidation, more than 50% of the combined voting power entitled to vote generally in the election of directors of (x) the merged, reorganized or consolidated company or (y) an entity that, directly or indirectly, owns more than 50% of the combined voting power entitled to vote generally in the election of directors of the company described in subclause (x); and

(iv) the shareholders of the Corporation approve a sale, transfer or other disposition of all or substantially all of the assets of the Corporation, which is consummated and immediately following which the persons who were shareholders of the Corporation immediately prior to such sale, transfer or disposition, do not own, directly or indirectly and in substantially the same proportions as their ownership of the stock of the Corporation immediately prior to the sale, transfer or disposition, more than 50% of the combined voting power entitled to vote generally in the election of directors of (x) the entity or entities to which such assets are sold or transferred or (y) an entity that, directly or indirectly, owns more than 50% of the combined voting power entitled to vote generally in the election of directors of the entities described in subclause (x).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Corporate Governance & Nominating Committee of the Board of Directors or such other committee of the Board of Directors as the Board of Directors shall from time to time designate to administer the Plan.

“Corporation” means The Chubb Corporation.

“Designated Beneficiary” means the beneficiary designated by the Participant, in a manner determined by the Committee, to receive amounts due the Participant in the event of the Participant’s death. In the absence of an effective designation by the Participant, Designated Beneficiary shall mean the Participant’s estate.

“Discretionary Grant” means any grant made by the Committee pursuant to Section 3 (c) from among the kinds of Awards permitted to be authorized pursuant to Sections 5 through 8, inclusive.

“Effective Date” means the date, following adoption of this Plan by the Board of Directors, on which this Plan is approved by a majority of the votes cast at a duly constituted meeting of the shareholders of the Corporation.

“Eligible Director” means a director of the Corporation who is not an employee of the Corporation or a Subsidiary, and who has not, within one year immediately preceding the determination of such director’s eligibility, received any award under any plan of the Corporation or a Subsidiary with respect to services for the Corporation or a Subsidiary as an employee.

“Fair Market Value” means the average of the highest and lowest sales prices of the Stock reported for consolidated trading of issues listed on the New York Stock Exchange on the date in question, or, if the Stock shall not have been traded on such date, the average of such highest and lowest sales prices on the first day prior thereto on which the Stock was so traded. Notwithstanding the foregoing, the Committee may elect at the time of grant of any Award to determine the Fair Market Value as of any date for purposes of such Award based on the average of the averages of the highest and lowest sales prices of the Stock reported for consolidated trading of issues listed on the New York Stock Exchange on each trading day in a period (of not more than 30 trading days) specified by the Committee.

“Option” means a non-statutory stock option granted under Section 7.

“Participant” means an Eligible Director who receives an Award under the Plan.

“Payment Value” means the dollar amount assigned to a Performance Share which shall be equal to the Fair Market Value of the Stock on the day of the Committee’s certification under Section 5(d) with respect to the applicable Performance Cycle (or, in the case of any payment made pursuant to Section 9, the date on which the Change in Control occurs).

“Performance Cycle” means the period of years selected by the Committee during which performance is measured for the purpose of determining the extent to which an award of Performance Shares has been earned.

“Performance Goals” mean the objectives established by the Committee for a Performance Cycle pursuant to Section 5(c) for the purpose of determining the extent to which an award of Performance Shares or Performance Units has been earned.

“Performance Share” means an award granted pursuant to Section 5 of the Plan of a contractual right to receive a payment in respect of the Payment Value of such award upon the achievement, in whole or in part, of the applicable Performance Goals.

“Performance Unit” means a fixed or variable dollar denominated unit granted pursuant to Section 5 of the Plan, payable upon the achievement, in whole or in part, of the applicable Performance Goals.

“Qualifying Termination” means a termination of an Eligible Director’s service by reason of death or Retirement.

“Retirement” means, unless another definition is incorporated into the applicable award agreement, a termination of the Eligible Director’s service at or after the age specified under the Board of Directors’ practices and policies for mandatory retirement from the Board of Directors and any termination of service at or after age 67 with the consent of the Committee.

“Stock” means the common stock, $1.00 par value, of the Corporation.

“Stock Appreciation Right” means a right to receive payment from the Corporation, in cash or Stock, granted under Section 8.

“Stock Award” means shares of Stock granted to a Participant under Section 6 of the Plan. For the avoidance of doubt, each Stock Award granted shall be fully vested when granted and shall not be subject to forfeiture or other restrictions on transfer pursuant to the terms of the Plan, and shall entitle the recipient thereof to all rights as a shareholder immediately upon grant thereof.

“Stock Unit” means a fixed or variable stock denominated unit awarded under Section 6 of the Plan. For the avoidance of doubt, unless the Eligible Director is removed from the Board of Directors for cause or resigns in anticipation of his or her removal from the Board of Directors for cause each Stock Unit granted shall be fully vested when granted and shall not be subject to forfeiture pursuant to the terms of the Plan.

“Subsidiary” means any business entity in which the Corporation possesses directly or indirectly fifty percent (50%) or more of the total combined voting power.

“Surviving Corporation” means the surviving corporation after a Change in Control, or any direct or indirect parent or any direct or indirect majority-owned subsidiary of such entity.

      (b) Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

SECTION 3.     Eligibility, Grant & Administration

      (a) Eligibility. Each Eligible Director is eligible to be a Participant in the Plan.

      (b) Annual Grants. Effective immediately following each annual meeting of the Corporation’s shareholders occurring in each calendar year during which the Plan is in effect, each Eligible Director then in office shall receive an Annual Grant of whole Performance Shares and whole Stock Units, where the ratio of Performance Shares to Stock Units is three to one. The number of Performance Shares and Stock Units comprising any such Annual Grant shall be that number with respect to each such Award that produces an aggregate value of the Annual Grant of at least $90,000 (or, at the discretion of the Committee, such higher amount not in excess of the Fair Market Value of 1,500 shares of Stock). For purposes of the immediately preceding sentence, the Committee shall determine the aggregate value of each Award using valuation methodologies that are commonly used in U.S. compensation practices to value awards of a similar type and nature and the Fair Market Value of a share of Stock shall be determined on the date of such annual meeting of shareholders and without regard to the second sentence of the definition of Fair Market Value.

      (c) Discretionary Grants. In addition to Annual Awards, the Committee shall have the authority, subject to the terms of the Plan, to grant Discretionary Awards to each or any Eligible Director. With respect to each Discretionary Award, the Committee shall determine the type or types of Awards to be granted, the number of shares of Stock subject to an Award, the time or times at which Awards shall be granted, and the other terms and conditions of such Awards, including, without limitation, the terms of the applicable award agreements. With respect to Discretionary Awards, the Committee may establish different terms and conditions for different types of Awards, for different Participants receiving the same type of Award, and for the same Participant for each type of Award such Participant may receive, whether or not granted at the same or different times.

      (d) Administration. The Plan shall be administered by the Committee. The Committee shall have sole and complete authority and discretion to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time deem advisable, and to interpret the terms and provisions of the Plan. In administering this Plan, the Committee may request such assistance as it deems necessary or appropriate from the committee of the Board of Directors that is responsible for the administration of the principal equity compensation plan maintained primarily for the benefit of employees of the Corporation and its subsidiaries. The Committee’s decisions (including any failure to make decisions) shall be binding upon all persons, including the Corporation, shareholders, each Participant and each Designated Beneficiary, and shall be given deference in any proceeding with respect thereto.

SECTION 4.     Maximum Amount Available for Awards

      (a) Number. Subject in all cases to the provisions of this Section 4, the maximum number of shares of Stock that are available for Awards shall be 250,000 shares of Stock. Shares of Stock may be made available from Stock held in treasury or authorized but unissued shares of the Corporation not reserved for any other purpose.

      (b) Canceled, Terminated, or Forfeited Awards, etc. If, after the Effective Date, (i) any Award granted hereunder expires or is terminated unexercised, or is settled for cash or otherwise settled without the issuance of Stock, or (ii) any shares of Stock are tendered by a Participant to pay the exercise price of any Award under this Plan, then any shares of Stock covered by such lapsed, cancelled, expired or settled portion of such Award and any such tendered shares of Stock shall be available for grant under this Plan. Any shares that become available for grant under this Section 4(b) may be used for any type of Award.

      (c) Adjustment in Capitalization. In the event that the Committee shall determine that any stock dividend, stock split, share combination, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Stock at a price substantially below fair market value, or other similar corporate event affects the Stock such that an adjustment is required in order to preserve, or to prevent the enlargement of, the benefits or potential benefits intended to be made available under this Plan, then the Committee shall, in its sole discretion, and in such manner as the Committee may deem equitable, adjust any or all of (i) the number and kind of shares which thereafter may be awarded or optioned and sold or made the subject of Stock Appreciation Rights under the Plan, (ii) the number and kind of shares subject to outstanding Options and other Awards, and (iii) the grant, exercise or conversion price with respect to any Award. In addition, the Committee may, if deemed appropriate, make provision for cash payment to a Participant or a person who has an outstanding Option or other Award. Unless the Committee shall otherwise determine, following any such adjustment, the number of shares subject to any Option or other Award shall always be a whole number.

SECTION 5.     Performance Shares and Performance Units

      (a) Generally. On the date of each annual meeting of the Corporation’s shareholders occurring during the term of the Plan, each Eligible Director shall be granted the number of Performance Shares determined in accordance with Section 3(b). The Committee shall determine whether and to what extent any Discretionary

Award shall include Performance Shares or Performance Units. The Committee shall determine the duration of each Performance Cycle with respect to each grant of Performance Shares or Performance Units and the duration of each Performance Cycle may differ from each other Performance Cycle, and there may be more than one Performance Cycle in existence at any one time. Performance Shares and Performance Units shall be evidenced by an award agreement that shall specify the number of Performance Shares and the number and value of Performance Units awarded to the Participant, the Performance Goals applicable thereto, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine. No shares of Stock will be issued at the time an Award of Performance Shares is made, and the Corporation shall not be required to set aside a fund for the payment of Performance Shares or Performance Units.

      (b) Earned Performance Shares and Performance Units. Performance Shares and Performance Units shall become earned, in whole or in part, based upon the attainment of the Performance Goals or the occurrence of any event or events, including a Change in Control, as the Committee shall determine, either at or after the grant date. In addition to the achievement of the specified Performance Goals, the Committee may, at the grant date, condition payment of Performance Shares and Performance Units on such other conditions as the Committee shall specify. With respect to the portion of each Annual Grant made in Performance Shares and, to the extent so specified by the Committee, with respect to any Performance Shares or Performance Units forming any portion of a Discretionary Grant, if performance relative to the Performance Goals exceeds targeted levels, then the Payment Value of each affected Performance Share or the value payable in respect of each Performance Unit shall be adjusted by such multiple not in excess of 200% as the Committee shall specify at the time of grant.

      (c) Performance Goals. With respect to each Annual Grant, the Performance Goals shall be based on the total return to the Corporation’s shareholders, inclusive of dividends paid, during the applicable Performance Cycle, determined relative to the total shareholder return of the companies included in the Standard & Poors 500 Index on the date that the Annual Grant is made. At the discretion of the Committee, Performance Goals with respect to any Discretionary Grant may be based on the total return to the Corporation’s shareholders, inclusive of dividends paid, during the applicable Performance Cycle (determined either in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies), or upon the relative or comparative attainment of one or more of the following criteria, whether in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies: stock price, operating earnings, net earnings, return on equity, income, market share, combined ratio, level of expenses, and growth in revenue. When establishing Performance Goals for a Performance Cycle, the Committee may exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principles including, without limitation, the charges or costs associated with restructurings of the Corporation or any Subsidiary, discontinued operations, other unusual or non-recurring items, and the cumulative effects of accounting changes. The Committee may also adjust the Performance Goals for any Performance Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Corporation, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

      (d) Certification of Attainment of Performance Goals. As soon as practicable after the end of a Performance Cycle and prior to any payment in respect of such Performance Cycle, the Committee shall certify in writing the number of Performance Shares and the number and value of Performance Units which have been earned on the basis of performance in relation to the established Performance Goals.

      (e) Payment of Awards. Payment Values of earned Performance Shares and the value of earned Performance Units shall be distributed to the Participant or, if the Participant has died, to the Participant’s Designated Beneficiary, as soon as practicable after the expiration of the Performance Cycle and the Committee’s certification under paragraph 5(d) above, provided that (i) Payment Values of earned Performance Shares and the value of earned Performance Units shall not be distributed to a Participant until any other conditions on payment of such Awards established by the Committee have been satisfied, and

(ii) any amounts payable in respect of Performance Shares or Performance Units pursuant to Section 9(a) shall be distributed in accordance with Section 9(b). The Committee shall determine whether Payment Values of Performance Shares and the value of earned Performance Units are to be distributed in the form of cash, shares of Stock or in a combination thereof, with the value or number of shares payable to be determined based on the Fair Market Value of Stock on the date of the Committee’s certification under paragraph 5(d) above.

      (f) New Eligible Directors. Notwithstanding anything in Section 3(b) or this Section 5 to the contrary, the Committee shall be entitled to make such rules, determinations and adjustments as it deems appropriate with respect to any person who becomes an Eligible Director, and thus eligible to receive Performance Shares or Performance Units, after the commencement of a Performance Cycle.

      (g) Termination of Service as Eligible Director. Unless an Eligible Director is removed from the Board of Directors for cause or resigns in anticipation of his or her removal from the Board of Directors for cause, an Eligible Director whose service terminates during a Performance Cycle shall be entitled to the same Payment Values of Performance Shares and the value of Performance Units (without pro-ration) that would have been payable for the Performance Cycle had his or her service continued until the end of the applicable Performance Cycle. Any Payment Values of Performance Shares or value of Performance Units becoming payable in accordance with the preceding sentence shall be paid at the same time as Payment Values of Performance Shares and the value of Performance Units are paid to other Participants (or at such earlier time as the Committee may permit).

SECTION 6.     Stock Awards and Stock Units

      (a) Grant. On the date of each annual meeting of the Corporation’s shareholders occurring during the term of the Plan, each Eligible Director shall be granted the number of Stock Units determined in accordance with Section 3(b). The Committee shall determine whether and to what extent any Discretionary Award shall include Stock Awards or Stock Units. Stock Awards and Stock Units shall be evidenced by an award agreement that shall specify the number of Stock Awards and the number of Stock Units to be granted to each Participant and such other terms and conditions not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters. Grants of Stock Awards and Stock Units shall be evidenced by a bookkeeping entry in the Corporation’s records (or by such other reasonable method as the Corporation shall determine from time to time). No shares of Stock will be issued at the time any Stock Unit is granted and the Corporation shall not be required to set aside a fund for the payment of any such Stock Units.

      (b) Dividend Equivalents. Dividends payable on Stock shall be credited to the account of, or paid currently, to a Participant in respect of a Stock Unit. A Participant holding Stock Units shall not be entitled to exercise any voting rights and any other rights as a shareholder with respect to shares of Stock underlying such Award.

      (c) Settlement of Stock Units. The Committee shall determine when the value of Stock Units shall be payable to Eligible Directors; provided that, unless the Eligible Director shall have otherwise elected pursuant to a deferral election made in accordance with such terms and conditions as the Committee shall establish, the value of all of an Eligible Director’s Stock Units shall be distributed to such Eligible Director (or his or her Designated Beneficiary) as soon as practicable following the cessation of the Eligible Director’s membership on the Board of Directors. When an Eligible Director is entitled to receive payment in respect of a Stock Units, he or she shall receive, in the Committee’s discretion, (i) the Fair Market Value of one share of Stock as of such payment date, (ii) one share of Stock or (iii) any combination of cash and shares of Stock. Notwithstanding anything else contained in the Plan to the contrary, if an Eligible Director is removed from the Board of Directors for cause or resigns in anticipation of his or her removal from the Board of Directors for cause, all of the Eligible Director’s Stock Units will be forfeited, and the Eligible Director shall not be entitled to receive any payment or distribution in respect thereof.

SECTION 7.	Stock Options

      (a) Grant. Options may be granted to Eligible Directors as part of a Discretionary Award at such time or times as shall be determined by the Committee. The grant date of an Option under the Plan will be the date on which the Option is awarded by the Committee, or such other date as the Committee shall determine in its sole discretion. Each Option shall be evidenced by an award agreement that shall specify the exercise price, the duration of the Option, the number of shares of Stock to which the Option pertains and such other terms and conditions not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters.

      (b) Exercise Price. The Committee shall establish the exercise price at the time each Option is granted, which price shall not be less than 100% of the Fair Market Value of the Stock on the date of grant.

      (c) Vesting and Exercisability. Each Option awarded to a Participant under the Plan shall be immediately vested and exercisable. No Option shall be exercisable on or after the tenth anniversary of its grant date. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable.

      (d) Payment. No Stock shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefore is received by the Corporation. Such payment may be made in cash or its equivalent or, if permitted by the Committee, (i) by exchanging shares of Stock owned by the optionee for at least six months (or for such greater or lesser period as the Committee may determine from time to time) and which are not the subject of any pledge or other security interest, (ii) through an arrangement with a broker whereby payment of the exercise price is accomplished with the proceeds of the sale of Stock or (iii) by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Stock so tendered to the Corporation, valued as of the date of such tender, is at least equal to such exercise price. The Corporation may not make a loan to a Participant to facilitate such Participant’s exercise of any of his or her Options or payment of taxes.

      (e) Termination of Service as an Eligible Director.

(i) Qualifying Termination. Unless otherwise determined by the Committee at or after the date of grant, if an Eligible Director’s service terminates by reason of a Qualifying Termination or because the Eligible Director becomes an employee of the Corporation or a Subsidiary, then the Eligible Director (or such Director’s beneficiary or legal representative) may exercise the Option until the date the Option would otherwise expire.

(ii) Termination for any Other Reason Except Cause. Unless otherwise determined by the Committee at or after the date of grant, if an Eligible Director’s service terminates for any reason other than a Qualifying Termination, any Option that is not exercised on or prior to the date of termination shall be forfeited and cancelled as of the date of such termination of service.

(iii) Removal for Cause. Notwithstanding anything else contained in the Plan to the contrary, if an Eligible Director is removed from the Board of Directors for cause or resigns in anticipation of his or her removal from the Board of Directors for cause, any Option held by such Eligible Director shall be forfeited and cancelled as of the date of such termination of service, and the Corporation shall have the right to rescind any exercise of any Option by such Eligible Director effected within 90 days of the date of his or her termination of service as a member of the Board of Directors.

SECTION 8.	Stock Appreciation Rights

      (a) Grant. Stock Appreciation Rights may be granted to Eligible Directors as part of a Discretionary Award at such time or times as shall be determined by the Committee. Stock Appreciation Rights may be granted in tandem with Options, in addition to Options, or freestanding and unrelated to Options. Stock

Appreciation Rights granted in tandem with or in addition to an Option may be granted either at the same time as the Option or at a later time. The grant date of any Stock Appreciation Right under the Plan will be the date on which the Stock Appreciation Right is awarded by the Committee, or such other date as the Committee shall determine in its sole discretion. No Stock Appreciation Right shall be exercisable on or after the tenth anniversary of its grant date. Stock Appreciation Rights shall be evidenced in writing, whether as part of the award agreement governing the terms of the Options, if any, to which such Stock Appreciation Right relates, or pursuant to a separate award agreement with respect to freestanding Stock Appreciation Rights, in each case, containing such provisions not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters.

      (b) Vesting and Exercisability; Termination of Service. The rules governing the vesting and exercisability of Options shall equally apply to the vesting and exercisability of Stock Appreciation Rights, regardless of whether granted in tandem with any Option. Unless otherwise determined by the Committee at or after the date of grant, upon an Eligible Director’s termination of service, Stock Appreciation Rights shall be treated in substantially the same manner as provided for Options in Section 7(e).

      (c) Settlement. Upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive a payment determined by multiplying:

(i) the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise (or such lesser amount that the Committee shall specify at the time of grant) over the Fair Market Value of a share of Stock on the date of grant (or such greater amount that the Committee shall specify at the time of grant), by

(ii) the number of shares of Stock with respect to which the Stock Appreciation Right is exercised.

      The Committee shall determine whether payment in respect of Stock Appreciation Rights is made in cash, shares of Stock, or a combination thereof.

SECTION 9.	Change in Control

      (a) Performance Shares and Performance Units. In the event of a Change in Control, (i) each outstanding Performance Share shall be cancelled in exchange for a payment equal to the product of the Payment Value that would have been payable had each such Performance Share been deemed equal to 100% of its Payment Value and (ii) each outstanding Performance Unit shall be cancelled in exchange for a payment equal to the product of the value that would have been payable had each such Performance Unit been deemed equal to 100% of its initially established dollar value.

      (b) Payments. Payment of any amounts calculated in accordance with Section 9(a) shall be made in cash or, if determined by the Committee (as constituted prior to the Change in Control), in shares of the stock of the Surviving Corporation having an aggregate fair market value equal to such amount or in a combination of such shares of stock and cash. All amounts payable hereunder shall be payable in full, as soon as reasonably practicable, but in no event later than 10 business days, following the Change in Control. For purposes hereof, the fair market value of one share of stock of the Surviving Corporation shall be determined by the Committee (as constituted prior to the consummation of the transaction constituting the Change in Control), in good faith.

SECTION 10.	Effective Date, Amendment, Modification, and Termination of the Plan

      The Plan shall be effective on the Effective Date, and shall continue in effect, unless sooner terminated pursuant to this Section 10, until December 31, 2009. The Board of Directors or the Committee may at any time in its sole discretion, for any reason whatsoever, terminate or suspend the Plan, and from time to time may amend or modify the Plan; provided that without the approval by a majority of the votes cast at a duly constituted meeting of shareholders of the Corporation, no amendment or modification to the Plan may

(i) materially increase the benefits accruing to Participants under the Plan, (ii) except as otherwise expressly provided in Section 4(c), materially increase the number of shares of Stock subject to the Plan, (iii) materially modify the requirements for participation in the Plan or (iv) materially modify the Plan in any other way that would require shareholder approval under any regulatory requirement that the Committee determines to be applicable, including, without limitation, the rules of the New York Stock Exchange. No amendment, modification, or termination of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the consent of the Participant.

SECTION 11.     General Provisions

      (a) Nontransferability of Awards. Except for Stock Awards, no Award shall be assignable or transferable except by will or the laws of descent and distribution; provided that the Committee may permit (on such terms and conditions as it shall establish) a Participant to transfer an Award for no consideration to the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests (“Permitted Transferees”). Except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant or, if applicable, his or her Permitted Transferee(s). The rights of a Permitted Transferee shall be limited to the rights conveyed to such Permitted Transferee, who shall be subject to and bound by the terms of the agreement or agreements between the Participant and the Corporation.

      (b) No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Corporation to establish other plans or to pay compensation to Participants, in cash or property, in a manner which is not expressly authorized under the Plan.

      (c) No Rights as Shareholder. Subject to the provisions of the applicable Award contained in the Plan and in the award agreement, no Participant, Permitted Transferee or Designated Beneficiary shall have any rights as a shareholder with respect to any shares of Stock to be distributed under the Plan until he or she has become the holder thereof.

      (d) Construction of the Plan. The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of New Jersey (without reference to the principles of conflicts of law).

      (e) Compliance with Legal and Exchange Requirements. The Plan, the granting and exercising of Awards thereunder, and any obligations of the Corporation under the Plan, shall be subject to all applicable federal, state, and foreign country laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required, and to any rules or regulations of any exchange on which the Stock is listed. The Corporation, in its discretion, may postpone the granting and exercising of Awards, the issuance or delivery of Stock under any Award or any other action permitted under the Plan to permit the Corporation, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such Stock or other required action under any federal, state or foreign country law, rule, or regulation and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules, and regulations. The Corporation shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue Stock in violation of any such laws, rules, or regulations, and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards. Neither the Corporation nor its directors or officers shall have any obligation or liability to a

Participant with respect to any Award (or Stock issuable thereunder) that shall lapse because of such postponement.

      (f) Indemnification. Each person who is or shall have been a member of the Committee and each delegate of such Committee shall be indemnified and held harmless by the Corporation against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be made a party or in which he or she may be involved in by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Corporation’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided that the Corporation is given an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it personally. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Corporation’s Articles of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

      (g) Amendment of Award. In the event that the Committee shall determine that such action would, taking into account such factors as it deems relevant, be beneficial to the Corporation, the Committee may affirmatively act to amend, modify or terminate any outstanding Award at any time prior to payment or exercise in any manner not inconsistent with the terms of the Plan, including without limitation, to change the date or dates as of which (A) an Option or Stock Appreciation Right becomes exercisable or (B) a Performance Share or Performance Unit is deemed earned, except that no outstanding Option may be amended or otherwise modified or exchanged (other than in connection with a transaction described in Section 4(c)) in a manner that would have the effect of reducing its original exercise price or otherwise constitute repricing. Any such action by the Committee shall be subject to the Participant’s consent if the Committee determines that such action would adversely affect the Participant’s rights under such Award, whether in whole or in part.

      (h) Deferrals. The Committee may postpone the exercising of Awards, the issuance or delivery of Stock under, or the payment of cash in respect of, any Award or any action permitted under the Plan, upon such terms and conditions as the Committee may establish from time to time. A Participant may electively defer receipt of the shares of Stock or cash otherwise payable in respect of any Award (including, without limitation, any shares of Stock issuable upon the exercise of an Option) upon such terms and conditions as the Committee may establish from time to time.

      (i) No Constraint on Corporate Action. Nothing in this Plan shall be construed (a) to limit, impair or otherwise affect the Corporation’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets or (b) to limit the right or power of the Corporation, or any Subsidiary, to take any action which such entity deems to be necessary or appropriate.

      (j) Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

ANNEX D

THE CHUBB CORPORATION

POLICY ON PRE-APPROVAL OF INDEPENDENT AUDITOR SERVICES

I.     Statement of Principles

      The Audit Committee of the Board of Directors is responsible for the appointment, compensation, retention, and oversight of the work of the independent auditor. The Chubb Corporation and the Audit Committee are committed to ensuring the independence of the auditor, both in appearance and in fact. Accordingly, significant attention is directed toward ensuring that services provided by the auditor are consistent with the SEC’s rules on auditor independence.

      The Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditor or its affiliates on behalf of The Chubb Corporation or any of its subsidiaries (collectively, the “Corporation”) in order to assure that the provision of such services does not impair the auditor’s independence from the Corporation. In the case of audit services, pre-approval by the Audit Committee is required for such services provided to all consolidated subsidiaries of the Corporation, whether provided by the principal independent auditor or other firms.

II.     Delegation

      The Audit Committee has delegated to the Chairman of the Audit Committee authority to pre-approve specific services not to exceed $25,000 per engagement. Any services pre-approved by the Chairman shall be reported to the Audit Committee at its next scheduled meeting.

      The Audit Committee may consult with management but does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

III.     Audit Services

      Audit services include all services to be performed to comply with generally accepted auditing standards and those services that generally only the Corporation’s independent auditor can provide, such as comfort letters, statutory audits, attest services, consents and assistance with and review of documents filed with the SEC.

IV.     Audit-Related Services

      Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Corporation’s financial statements and that are traditionally performed by the independent auditor. The Audit Committee believes that the provision of audit-related services does not impair the independence of the auditor and is consistent with the SEC’s rules on auditor independence. Audit-related services include, among other services, audits of employee benefit plans; due diligence related to mergers and acquisitions; internal control reviews; attest services that are not required by statute or regulation and consultations related to financial accounting or reporting standards.

V.     Tax Services

      The Audit Committee believes that the provision of tax services to the Corporation including tax planning, compliance, and advice does not impair the independence of the auditor and is consistent with the SEC’s rules on auditor independence. Tax services include tax planning, compliance, and advice; preparation and review of original and amended tax returns; assistance with claims for refund and tax payment-planning services, tax audits and appeals before the IRS and similar state, local and foreign agencies; and advice related to mergers and acquisitions, employee benefit plans and requests for rulings or technical advice for taxing authorities. The Corporation shall not record a transaction or transactions, the primary business purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations; the rendering of services to the Corporation, its executive officers and its directors by the independent auditor in connection with the auditor’s recommendation of such transaction or transactions is prohibited.

VI.     All Other Services

      The Audit Committee believes that certain specific non-audit services do not impair the auditor’s independence. Accordingly, the Audit Committee may grant pre-approval to specific, permissible non-audit services classified as “All Other Services” that it believes are routine and recurring services that would not impair the independence of the auditor. “All Other Services” may include preparation of actuarial reports in accordance with regulatory requirements provided that the Audit Committee reasonably concludes that the results of these services will not be subject to audit procedures during an audit of the Corporation’s financial statements.

VII.     Procedures

      Requests for services to be rendered by the independent auditor will be provided annually to the Audit Committee for specific pre-approval. The requests will include a description of the particular services to be rendered and the expected fee range. On a periodic basis at subsequent Audit Committee meetings, an update on independent auditor services and all other audit services will be provided to the Audit Committee and any proposed new services, increases in engagement scope, and increases in engagement fees will be provided for specific pre-approval by the Audit Committee. Requests for pre-approval will be submitted to the Audit Committee by both the independent auditor and management and must include a written statement by the independent auditor as to whether, in its view, the request is consistent with the SEC’s rules on auditor independence.

      The Audit Committee will consider whether such service requests are consistent with the SEC rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Corporation’s business, people, culture, accounting systems, risk profile and other factors.

      The term of any pre-approval is the period beginning on the date of pre-approval and ending on the last day of the first full calendar year after the date of pre-approval, unless the Corporation specifically provides for a different period.

      The Audit Committee is also mindful of the overall relationship of fees for audit and non-audit services in determining whether to pre-approve any such services. For each fiscal year, the Audit Committee may determine the appropriate ratio between the total amount of fees for Audit, Audit-related, Tax, and All Other services.

VIII.     Prohibited Non-Audit Services

      Provision of the following non-audit services by the independent auditor is prohibited in accordance with the SEC’s rules. The SEC’s rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

•	Bookkeeping or other services related to the accounting records or financial statements of the Corporation

•	Financial information systems design and implementation

•	Appraisal or valuation services, fairness opinions or contribution-in-kind reports

•	Actuarial services

•	Internal audit outsourcing services

•	Management functions or human resources

•	Broker-dealer, investment adviser, or investment banking services

•	Legal services and expert services unrelated to the audit

•	Any other service that the Public Company Accounting Oversight Board determines, by regulation, is impermissible

THE CHUBB CORPORATION
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8666
EDISON, NJ 08818-8666

Your vote is important. Please vote immediately.

Vote-by-Internet

Log on to the Internet and go to http://www.eproxyvote.com/cb

OR

Vote-by-Telephone

Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your proxy card.

FOLD AND DETACH HERE

☒	Please mark your votes as in this example.	1816

     The Board of Directors recommends a vote “FOR” proposals 1, 2, 3 and 4 and “AGAINST” proposal 5.

1.	Election of Directors (see reverse)

FOR	WITHHELD

☐	☐

To withhold authority to vote for any nominee, specify name below:
☐

2.	Adoption of The Chubb Corporation Long-Term Stock Incentive Plan (2004)	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	Adoption of The Chubb Corporation Long-Term Stock Incentive Plan for Non-Employee Directors (2004)	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	Ratification of the Appointment of Ernst & Young LLP as Independent Auditor for 2004	FOR ☐	AGAINST ☐	ABSTAIN ☐

5.	Shareholder Proposal	FOR ☐	AGAINST ☐	ABSTAIN ☐

When properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. If the undersigned has voting rights with respect to shares of Common Stock under The Chubb Corporation Employee Stock Ownership Plan and/or The Chubb Corporation Capital Accumulation Plan (the “Plans”), the trustees of the Plans will vote those shares as directed. If this proxy is validly executed and dated, but no direction is made, this proxy will be voted FOR proposals 1, 2, 3 and 4 and AGAINST proposal 5.

In their discretion the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation, sign the full corporate name by duly authorized officer.

Signature:	Date:	Signature:	Date:

FOLD AND DETACH HERE

PROXY

PROXY

THE CHUBB CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE
CHUBB CORPORATION FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
APRIL 27, 2004

The undersigned shareholder of THE CHUBB CORPORATION (the “Corporation”) acknowledges receipt of the Notice of the Annual Meeting of Shareholders and Proxy Statement each dated March 25, 2004, and the undersigned revokes all prior proxies and appoints JOHN D. FINNEGAN, HENRY G. GULICK and DOUGLAS A. NORDSTROM, and each of them, with full power of substitution, as proxies for the undersigned to vote all shares of Common Stock of the Corporation, which the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held at 15 Mountain View Road, Warren, New Jersey at 10:00 a.m., local time, on April 27, 2004 and any adjournment or postponement thereof, on all matters coming properly before said meeting.

This card also provides voting instructions for any shares of Common Stock of the Corporation allocated to and held on the undersigned’s behalf in The Chubb Corporation Employee Stock Ownership Plan and The Chubb Corporation Capital Accumulation Plan.

Nominees for the Election of Directors are:

01.	Zoë Baird	09.	Sir David G. Scholey, CBE
02.	Sheila P. Burke	10.	Raymond G. H. Seitz
03.	James I. Cash, Jr.	11.	Lawrence M. Small
04.	Joel J. Cohen	12.	Daniel E. Somers
05.	James M. Cornelius	13.	Karen Hastie Williams
06.	John D. Finnegan	14.	James M. Zimmerman
07.	David H. Hoag	15.	Alfred W. Zollar
08.	Klaus J. Mangold